Filed Pursuant to Rule 424(b)(3)
Registration No. 333-265556-01

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 13, 2022)

THE DOW CHEMICAL COMPANY

Medium-Term Notes

Due Nine Months or More From Date of Issue

The Dow Chemical Company (“TDCC”) may offer to sell its medium-term notes from time to time. The specific terms of the notes will be set prior to the time of sale and described in a pricing supplement. Unless the applicable pricing supplement provides otherwise, the notes offered will have the following terms:

•	The notes will mature nine months or more from the date of issue.

•	The notes will be unsecured unsubordinated obligations of TDCC.

•

The notes may bear interest at fixed or floating rates or may not bear any interest. Floating rate interest may be based on one or more of the following rates plus or minus one or more fixed amounts or multiplied by one or more leverage factors:

○	CMS Rate

○	CMT Rate

○	Commercial Paper Rate

○	Compounded SOFR

○	Eleventh District Cost of Funds Rate

○	Federal Funds Rate

○	Federal Funds OIS Compound Rate

○	Prime Rate

○	SOFR

○	Treasury Rate

○	Any other rate specified in the applicable pricing supplement or any combination of rates specified in the applicable pricing supplement.

•	The applicable pricing supplement will specify the interest payment dates.

•	Payments on notes issued as indexed notes will be determined by reference to the index specified in the applicable pricing supplement.

•

The applicable pricing supplement will specify if the notes can be redeemed before their maturity and if they are subject to mandatory redemption, redemption at TDCC’s option or repayment at the option of the holder of the notes.

•	The notes will be denominated in U.S. dollars or any other currency specified in the applicable pricing supplement.

•	The notes will be in certificated or book-entry form.

•

The notes will be in minimum denominations of $1,000, increased in multiples of $1,000, unless specified otherwise in the applicable pricing supplement. TDCC will specify the minimum denominations for notes denominated in a foreign currency in the applicable pricing supplement.

Investing in the notes involves certain risks, including those described in the “Risk Factors” section beginning on page S-3 of this prospectus supplement and page 6 of the accompanying prospectus and, if applicable, any risk factors described in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed on the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

	Price to Public	Agents’ Discounts and Commissions	Proceeds to The Dow Chemical Company
Per note	100.000%(1)	0.050% – 0.875%(2)	99.125% – 99.950%(2)

(1)	Unless the pricing supplement provides otherwise, TDCC will issue the notes at 100.000% of their principal amount.
(2)

Unless the pricing supplement provides otherwise, TDCC will pay any agent acting on its behalf in connection with the sale of a note offered hereby a discount or commission ranging from 0.050% to 0.875% of the price to the public of such note and, accordingly, the proceeds to TDCC will range from 99.125% to 99.950%.

TDCC is offering the notes on a continuing basis through the agents listed below. TDCC may appoint additional agents from time to time. These agents will use their reasonable efforts to sell the notes offered. TDCC may also sell notes to the agents listed below or others, as principal, for resale to investors and other purchasers. In this prospectus supplement, persons who solicit offers to purchase the notes from TDCC as agents or who purchase the notes from TDCC as principal for resale are referred to as “agents.” TDCC may also sell notes without the assistance of an agent.

Arrangers

Citigroup	Barclays

Prospectus Supplement dated July 22, 2022

Prospectus

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In this prospectus supplement, unless otherwise indicated by the context, “TDCC” refers specifically to The Dow Chemical Company (excluding its subsidiaries). TDCC is the issuer of all of the notes offered under this prospectus supplement. References to “Dow” are to TDCC’s parent, Dow Inc., which has its common stock listed on the New York Stock Exchange under the symbol “DOW,” and its consolidated subsidiaries. TDCC’s website is https://www.dow.com/en-us. The information on the website is not part of, or incorporated by reference into, this prospectus supplement or any applicable pricing supplement.

This prospectus supplement does not contain complete information about the offering of the notes. No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the prospectus. If the terms of particular notes described in the applicable pricing supplement are different from those described in this prospectus supplement or the accompanying prospectus, you should rely on the information in the applicable pricing supplement.

Neither TDCC nor the agents have authorized any person to provide you with any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement or any free writing prospectus prepared by or on behalf of TDCC or to which TDCC has referred you. Neither TDCC nor the agents take responsibility for, and can provide no assurance as to, any other information. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement or any free writing prospectus is accurate as of any date other than their respective dates. TDCC’s business, financial condition, results of operations and other information may have changed since those dates. Neither TDCC nor the agents are making an offer to sell the notes in any jurisdiction where the offer, solicitation or sale is not permitted.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – Unless the pricing supplement in respect of any notes specifies the “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, the notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE / TARGET MARKET – The relevant pricing Supplement in respect of any notes may include a legend entitled “MiFID II Product Governance” which will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to Directive 2014/65/EU (as amended, “MiFID II”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue of notes about whether, for the purpose of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “MiFID

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Product Governance Rules”), any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the agents nor any of their respective affiliates will be a manufacturer for the purposes of the MiFID Product Governance Rules.

PROHIBITION OF SALES TO UK RETAIL INVESTORS – Unless the pricing supplement in respect of any notes specifies the “Prohibition of Sales to UK Retail Investors” as “Not Applicable”, the notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the PRIIPs Regulation.

UK MiFIR product governance / target market – The relevant pricing supplement in respect of any notes may include a legend entitled “UK MiFIR Product Governance” which will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue of notes about whether, for the purpose of the UK MiFIR Product Governance Rules, any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the agents nor any of their respective affiliates will be a manufacturer for the purposes of the UK MiFIR Product Governance Rules.

This prospectus supplement, the accompanying prospectus and any pricing supplement are for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and any pricing supplement are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In this context, forward-looking statements often address expected future business and financial performance, financial condition, and other matters, and often contain words such or phrases as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases.

Forward-looking statements are based on current assumptions and expectations of future events that are subject to risks, uncertainties and other factors that are beyond Dow’s control, which may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements and speak only as of the date the statements were made. These factors include, but are not limited to: sales of Dow’s products; Dow’s expenses, future revenues and profitability; the continuing global and regional economic impacts of the coronavirus disease 2019 pandemic and other public health-related risks and events on Dow’s business; any sanction, export restrictions, supply chain disruptions or increased economic uncertainty related to the ongoing conflict between Russia and Ukraine; capital requirements and need for and availability of financing; unexpected barriers in the development of technology, including with respect to Dow’s contemplated capital and operating projects; Dow’s ability to realize its commitment to carbon neutrality on the contemplated timeframe; size of the markets for Dow’s products and services and ability to compete in such markets; failure to develop and market new products and optimally manage product life cycles; the rate and degree of market acceptance of Dow’s products; significant litigation and environmental matters and related contingencies and unexpected expenses; the success of competing technologies that are or may become available; the ability to protect Dow’s intellectual property in the United States and abroad; developments related to contemplated restructuring activities and proposed divestitures or acquisitions such as workforce reduction, manufacturing facility and/or asset closure and related exit and disposal activities, and the benefits and costs associated with each of the foregoing; fluctuations in energy and raw material prices; management of process safety and product stewardship; changes in relationships with Dow’s significant customers and suppliers; changes in consumer preferences and demand; changes in laws and regulations, political conditions or industry development; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war including the ongoing conflict between Russia and Ukraine; weather events and natural disasters; disruptions in Dow’s information technology networks and systems; and risks related to Dow’s separation from DowDuPont Inc. such as Dow’s obligation to indemnify DuPont de Nemours, Inc. and/or Corteva, Inc. for certain liabilities.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included under the heading “Risk Factors” in Part I, Item 1A. of the 2021 Form 10-K and under the heading “Risk Factors” in Part II, Item 1A of Dow’s and TDCC’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022. There may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business. If any of those risks or uncertainties develops into an actual event, it could have a material adverse effect on Dow’s business. Dow and

TDCC assume no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

RISK FACTORS

Your investment in the notes will involve certain risks. This prospectus supplement and the accompanying prospectus do not describe all of those risks.

You should, in consultation with your own financial and legal advisors, carefully consider the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these investment risks.

Notes denominated or payable in a foreign currency are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions. Indexed notes are not an appropriate investment for investors who are unsophisticated with respect to the type of index or formula used to determine the amount payable. Floating rate notes are not an appropriate investment for investors who are unsophisticated with respect to the specific procedures used to determine the interest rate of such notes. You should carefully consider the risk factors discussed below and the risks described under “Risk Factors” in the accompanying prospectus or the documents incorporated by reference into the accompanying prospectus, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes. The pricing supplement for a particular issuance of notes may describe additional information and risks applicable to those notes.

RISKS RELATED TO THE STRUCTURE OF AND MARKET FOR THE NOTES

The Notes Are Unsecured and Will Be Effectively Subordinated to TDCC’s Secured Creditors and Will Be Structurally Subordinated to the Existing and Future Liabilities of TDCC’s Subsidiaries.

The notes are senior unsecured obligations of TDCC and will rank equally in right of payment to TDCC’s other senior unsecured debt from time to time outstanding. The notes are not secured by any of TDCC’s assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of notes with respect to those assets.

The notes are not obligations of Dow Inc., are not secured by any of Dow Inc’s assets and will not be guaranteed by Dow Inc. unless Dow Inc. issues a guarantee in respect of outstanding or committed indebtedness under TDCC’s revolving credit facility agreement or any replacement facility. See “Description of Guarantees of Debt Securities of The Dow Chemical Company” in the accompanying prospectus. The notes are not obligations of, are not secured by any of the assets of, and will not be guaranteed by, any of TDCC’s subsidiaries and are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of TDCC’s subsidiaries. TDCC’s subsidiaries are separate and distinct legal entities from TDCC. TDCC’s subsidiaries have no obligation to pay any amounts due on notes or to provide TDCC with funds to meet its payment obligations on notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by TDCC’s subsidiaries could be subject to statutory or contractual restrictions. Payments to TDCC by its subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. TDCC’s right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if TDCC is a creditor of any of its subsidiaries, its right as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by TDCC.

An Investment in Notes Indexed to Interest Rate, Currency or Other Indices or Formulas Entails Special Risks

An investment in notes where the principal, premium or interest is determined by reference to interest rate, currency or other indices or formulas will entail significant risks not associated with an investment in conventional fixed or floating rate notes. Examples of this type of note are notes where any or all of the principal, premium and interest is indexed to one or more:

•	interest rates;

•	currencies, including exchange rates and swap indices between currencies;

•	commodities or stocks; or

•	other indices or formulas specified in a particular pricing supplement.

The risks from this type of investment include the possibility that the index or indices may fluctuate significantly and therefore (1) you will receive a lower amount of, or no, principal, premium or interest and at different times than you expected and (2) the secondary market for indexed notes will be negatively affected by a number of factors, independent of TDCC’s creditworthiness. Such factors include the volatility of the index selected, the time remaining to the maturity of the notes, the amount outstanding of the notes and market interest rates. TDCC has no control over a number of factors affecting this type of note, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine the amount of principal, premium, or interest payable in respect of a note contains a multiple or leverage factor, the effect of any change in the index or formula will be magnified. In recent years, particular interest rates and indices have been highly volatile and this volatility may be expected to continue in the future. However, past experience is not necessarily indicative of what may happen in the future and the historical experience of an index should not be taken as an indication of its future performance. Accordingly, you should consult your own financial and legal advisors as to the risk entailed by an investment in indexed notes.

The Secondary Market Price of Notes Indexed to Interest Rates, Currencies, Indices or Formulas Are Likely to Be Adversely Affected Since TDCC’s Cost of Distributing the Notes and Cost of Hedging Its Payment Obligations Under the Notes Will Be Included in the Original Offering Price of These Notes

For notes that are linked to interest rates, currencies, indices or formulas, assuming no change in the level of the applicable linked interest rate, currencies or other index or formula, the price, if any, at which buyers are willing to purchase those notes in secondary market transactions will likely be less than the original offering price of the notes since the original offering price included, and the secondary market price, if any, offered to you will likely exclude, the cost of original distribution and the cost of any hedge of TDCC’s payment obligations under the notes. In addition, any such prices may be lower than the value of the notes determined by pricing models used by an agent, as a result of dealer discounts, mark-ups or other transaction costs. See also, “—Many Factors Affect the Trading Market and Market Value of Your Notes” for other factors that may affect the trading market and market value of your notes.

Redemption May Adversely Affect Your Return on the Notes

If your notes are redeemable at TDCC’s option or are otherwise subject to mandatory redemption, TDCC may redeem your notes at a time when prevailing interest rates are relatively low. If this happens, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the redeemed notes. For this reason, an optional or mandatory redemption feature can affect the market value of your notes. TDCC’s redemption right also may adversely affect your ability to sell your notes as the redemption date approaches.

Your Notes May Not Have an Established Trading Market, and There May Not Be a Secondary Market for Your Notes

TDCC does not anticipate any note will have an established trading market when issued. Agents may from time to time purchase and sell notes in the secondary market, but no agent is obligated to do so. From time to time, agents may make a market in the notes, but any market making may be discontinued at any time. For these reasons, you should not assume that there will be any secondary market for your notes or, if there is a market, that it will be liquid. In addition, even if a secondary market develops for any notes, the spread between bid and asked prices for the notes may be substantial. The notes will not be listed on any securities exchange unless otherwise provided in the applicable pricing supplement, although listing may not enhance the trading market for the notes.

In addition, the risks relating to a lack of an established trading market and/or a limited secondary market are heightened for notes that use any new market rate or method for determining an interest rate (such as an interest rate based upon the Secured Overnight Financing Rate) because market terms for such notes, such as the Spread, may evolve over time and, as a result, trading prices of such notes may be lower than those of later-issued notes that are linked to such market rate. Similarly, if such market rate does not prove to be widely used in similar debt securities, the trading price of such notes may be lower than that of debt securities that are linked to rates that are more widely used. Investors in such notes may not be able to sell their notes at all or may not be able to sell their notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, investors wishing to sell such notes in the secondary market will have to make assumptions as to the future performance of such market rate during the applicable period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk.

Many Factors Affect the Trading Market and Market Value of Your Notes

TDCC cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors may affect the trading market or market value of your notes. Some of these factors, which are mentioned below, are interrelated. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. These factors include, without limitation:

•	the credit ratings assigned to TDCC or the notes;

•	TDCC’s perceived creditworthiness, which may be impacted by TDCC’s financial condition, cash flow or results of operations;

•	the complexity and volatility of any index or formula applicable to the notes;

•	the method of calculating any principal, premium or interest to be paid on the notes;

•	the time remaining to the maturity of the notes;

•	the outstanding amount of the notes;

•	any redemption or repayment features of the notes;

•	the amount of other securities linked to any index or formula applicable to the notes; and

•	the level, direction and volatility of market interest rates generally and other conditions in the credit markets, including the degree of liquidity in the credit markets generally.

In addition, because some notes may be designed for specific investment objectives or strategies, those notes may (1) have a more limited trading market and (2) experience more price volatility than conventional debt securities.

Because of these limitations, you may not be able to sell notes readily or at prices that enable you to realize the yield you expect. In this regard, notes issued at a substantial discount from their principal amount payable at maturity trade at prices that tend to fluctuate more in relation to general changes in interest rates than the prices for conventional interest-bearing notes with comparable maturities. You should not purchase notes unless you understand and are able to bear the risk that particular notes may not be easy to sell and that the value of the notes will fluctuate over time, perhaps significantly.

In addition, if your investment activities are subject to legal investment laws and regulations, you may not be able to invest in certain types of notes or your investment in them may be limited. You should review and consider any applicable restrictions before making a decision to invest in the notes.

TDCC’s Credit Ratings Do Not Reflect the Full Risks of an Investment in the Notes

The credit ratings assigned to TDCC represent the rating agencies’ opinion regarding its credit quality and are not a guarantee of quality. Credit ratings are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the assigning rating agency. The credit ratings on this medium-term note program are an assessment by the rating agencies of TDCC’s ability to make payments on the notes when such payments are due. Consequently, real or anticipated changes in the program’s credit ratings will generally affect the market value of your notes. The credit ratings on the program, however, do not take into account fluctuations in the structure or market value of the notes or the possibility that payments on indexed notes may be less than anticipated because of changes in the specified index or indices. Therefore, the ratings assigned by the rating agencies to TDCC may not fully reflect the risks of an investment in the notes.

Hedging and Trading Activities by TDCC, the Agents and Their Affiliates May Adversely Affect Your Return on the Notes and the Value of the Notes

TDCC, the agents, and their affiliates may carry out activities to mitigate their risks related to notes that are linked to an interest rate, currency, index or formula. In particular, on or prior to the date of the applicable pricing supplement, TDCC, the agents, and/or any of their affiliates may have hedged their anticipated exposure in connection with some of the notes by taking positions in assets (or options or futures contracts on such assets) that relate to a linked interest rate, currency, index or formula or in other instruments that they deem appropriate in connection with such hedging. These trading activities, however, could potentially alter the level of a linked interest rate, linked currency, linked index or linked formula and/or the underlying asset(s) that relate to such linked interest rate, linked currency, linked index or linked formula and, therefore, the value of the notes.

The agents and their affiliates are likely to modify any hedge position they may enter into in respect of the notes throughout the term of the notes by purchasing and selling underlying asset(s) (or options or futures contracts on the underlying asset(s)) that relate to a linked interest rate, linked currency, linked index or linked formula or other instruments that they deem appropriate. Neither TDCC, the agents nor any of their affiliates can give any assurance that their hedging or trading activities will not affect the level of a linked interest rate, linked currency, linked index or linked formula or the underlying asset(s)

that relate to such linked interest rate, linked currency, linked index or linked formula. It is also possible that TDCC, the agents and any of their affiliates could receive substantial returns from these hedging activities while the value of the notes may decline.

TDCC, the agents and/or any of their affiliates may also engage in trading the underlying asset(s) (or options or futures contracts on the underlying asset(s)) that relate to a linked interest rate, linked currency, linked index or linked formula or options or futures on such linked interest rate, linked currency, linked index or linked formula on a regular basis as part of their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions. Any of these activities could adversely affect the level of a linked interest rate, linked currency, linked index or linked formula, the underlying asset(s) that relate to such linked interest rate, linked currency, linked index or linked formula and, therefore, the value of the notes linked to such interest rate, currency, index or formula.

TDCC, the agents and/or any of their affiliates may also issue or underwrite other notes or financial or derivative instruments with returns linked or related to changes in the value of a linked interest rate, linked currency, linked index or linked formula or the underlying asset(s) that relate to such linked interest rate, linked currency, linked index or linked formula. By introducing competing products into the marketplace in this manner, TDCC, the agents and any of their affiliates could adversely affect the value of the notes.

The Indenture does not restrict the amount of additional debt that TDCC and its subsidiaries may incur.

The notes and Indenture under which notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by TDCC’s or its subsidiaries in the future. TDCC’s or their incurrence of additional debt may have important consequences for you as a holder of notes, including making it more difficult for TDCC to satisfy its obligations with respect to notes, a loss in the trading value of your notes, if any, and a risk that the credit rating of notes is lowered or withdrawn.

The Agents and Their Affiliates May Publish Reports, Express Opinions or Provide Recommendations That Are Inconsistent with Investing in or Holding the Notes. Any Such Reports, Opinions or Recommendations Could Directly Affect the Value of the Notes and Could Affect the Level of a Linked Interest Rate, Linked Currency, Linked Index or Linked Formula and, Therefore, the Value of the Notes

The agents and their affiliates may publish reports from time to time on financial markets and other matters that may influence the value of the notes or express opinions or provide recommendations that are inconsistent with investing in or holding the notes. The agents and their affiliates may have published or may publish reports or other opinions that call into question the investment view implicit in an investment in the notes. Any reports, opinions or recommendations expressed by the agents and/or any of their affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the rate or market measure to which the notes may be linked.

Tax Consequences of Holding the Notes

The tax consequences to you of owning and disposing of the notes may vary depending on the terms of the notes and your particular status and circumstances. You should consult with your own tax advisor about the U.S. federal, state, local and foreign tax consequences to you of owning and disposing of the notes.

Floating Rate Notes Have Risks That Conventional Fixed Rate Notes Do Not

Because the interest rate of floating rate notes may be based upon the CMS Rate, the CMT Rate, the Commercial Paper Rate, Compounded SOFR, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, the Federal Funds OIS Compound Rate, the Prime Rate, SOFR or the Treasury Rate or other such interest rate basis or interest rate formula or combination of rates as specified in the applicable pricing supplement, there will be significant risks not associated with conventional fixed rate notes. These risks include fluctuations of the interest rates and the possibility that you will receive a lower amount of interest in the future as a result of such fluctuations, as well as risks associated with replacement interest rates should the interest rate of the applicable floating rate notes be discontinued. TDCC has no control over various matters that are important in determining the existence, magnitude and longevity of these risks, including economic, financial and political events. For additional risks relating to certain interest rate bases, see “Risk Factors—Additional Risks Related to Notes Indexed to Certain Interest Rates.”

ADDITIONAL RISKS RELATED TO NOTES INDEXED TO CERTAIN INTEREST RATES

Uncertainty About the Future of Benchmarks May Adversely Affect the Return on Your Notes with a Floating Interest Rate and the Price at Which You Can Sell Your Notes in the Secondary Market, if One Exists

Interest rates or other types of rates and indices which are deemed “benchmarks” are the subject of national, international and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others may still yet be implemented. These reforms may cause such benchmarks to perform differently than in the past, to disappear entirely or have other consequences which cannot be predicted. Any such consequence could have an adverse effect on any notes linked to such a benchmark.

Any of the international, national or other proposals for reform, or the general increased regulatory scrutiny of benchmarks, could increase the costs and risks of administering or otherwise participating in the setting of a benchmark and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain benchmarks, trigger changes in the rules or methodologies used in certain benchmarks, or lead to the disappearance of certain benchmarks. Uncertainty about the future of benchmarks generally, any of the above changes or any other consequential changes as a result of international, national or other proposals for reform or other initiatives or investigations, could have an adverse effect on the value of, and return on, any notes linked to a benchmark and the trading market for such notes.

The Secured Overnight Financing Rate Published Daily by the New York Federal Reserve Has a Limited History; the Future Performance of the Secured Overnight Financing Rate Cannot Be Predicted Based on Historical Performance of the Secured Overnight Financing Rate

You should note that publication of the Secured Overnight Financing Rate (as defined under “Description of the Notes—Interest and Interest Rates—General” and as described under “Secured Overnight Financing Rate and SOFR Index—Secured Overnight Financing Rate”) began on April 3, 2018 and it therefore has a limited history. In addition, the future performance of the Secured Overnight Financing Rate cannot be predicted based on the limited historical performance. The level of the Secured Overnight Financing Rate during the term of any notes linked to the Secured Overnight Financing Rate, including Compounded SOFR Notes (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes”) and SOFR Notes (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—SOFR Notes”), may bear little or no relation to the historical level of the Secured Overnight Financing Rate. Prior observed patterns, if any, in the behavior of market variables and their relation to the Secured

Overnight Financing Rate, such as correlations, may change in the future. While some pre-publication historical data have been released by the New York Federal Reserve (as defined under “Description of the Notes—Interest and Interest Rates—General”), such analysis inherently involves assumptions, estimates and approximations. The future performance of the Secured Overnight Financing Rate is impossible to predict and therefore no future performance of the Secured Overnight Financing Rate, or any notes linked to the Secured Overnight Financing Rate, may be inferred from any of the historical simulations or historical performance. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of the Secured Overnight Financing Rate or any notes linked to the Secured Overnight Financing Rate. Changes in the levels of the Secured Overnight Financing Rate will affect the interest rate basis and, therefore, the return on any notes linked to the Secured Overnight Financing Rate and the trading price of such notes, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that the interest rate basis or the Secured Overnight Financing Rate will be positive.

Any Failure of the Secured Overnight Financing Rate to Gain Market Acceptance Could Adversely Affect Notes Linked to the Secured Overnight Financing Rate

The Secured Overnight Financing Rate may fail to gain market acceptance. The Secured Overnight Financing Rate was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement (repo) market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider the Secured Overnight Financing Rate to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically had been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of the Secured Overnight Financing Rate. Any failure of the Secured Overnight Financing Rate to gain market acceptance could adversely affect the return on any notes linked to the Secured Overnight Financing Rate and the price at which you can sell such notes. See also “—Risks Related to the Structure of and Market for the Notes—Your Notes May Not Have an Established Trading Market, and There May Not Be a Secondary Market for Your Notes” for other factors that may affect the return on the notes linked to the Secured Overnight Financing Rate.

In addition, a more limited market precedent exists for securities that use the Secured Overnight Financing Rate as the interest rate and the method for calculating an interest rate based upon the Secured Overnight Financing Rate in those precedents varies. For example, many market precedents for securities that use the Secured Overnight Financing Rate as the interest rate calculate the interest rate using a compounding feature, which will not be used with respect to any SOFR Notes. Accordingly, the specific procedures used to determine the interest rate with respect to any SOFR Notes may not be widely adopted by other market participants, if at all. You should carefully review the specific procedures for determining the interest rate with respect to any SOFR Notes before making an investment in such notes. Furthermore, SOFR, as used with respect to any SOFR Notes, may include procedures for determining the interest rate that differ from those used in TDCC’s previously issued Secured Overnight Financing Rate-linked securities. If the market adopts different determination procedures, that will likely adversely affect the market value of any SOFR Notes.

The Total Amount of Interest Payable on Compounded SOFR Notes or SOFR Notes with Respect to a Particular Interest Period or Interest Payment Calculation Period, Respectively, Will Only Be Capable of Being Determined Near the End of Such Period

Compounded SOFR or SOFR applicable to a particular Interest Period (as defined below) or Interest Payment Calculation Period (as defined in the applicable pricing supplement), respectively, and therefore, the total amount of interest payable on Compounded SOFR Notes or SOFR Notes with respect to such period will be determined on the applicable Interest Determination Date for such period. Because each such date is near the end of such period, you will not know the total amount of interest payable on Compounded SOFR Notes or SOFR Notes with respect to a particular Interest Period or Interest Payment Calculation Period, respectively, until shortly prior to the related Interest Payment Date (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Interest Payments”) and it may be difficult for you to reliably estimate the total amount of interest that will be payable on each such Interest Payment Date. In addition, some investors may be unwilling or unable to trade any notes linked to the Secured Overnight Financing Rate without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of such notes.

TDCC, the Calculation Agent or TDCC’s Designee Will Have Authority to Make Determinations, Elections, Calculations and Adjustments That Could Adversely Affect the Value of and Your Return on Certain Floating Rate Notes

TDCC, the calculation agent or TDCC’s designee will have authority to make determinations, elections, calculations and adjustments that could adversely affect the value of and your return on certain floating rate notes. For example, TDCC or its designee will make determinations, decisions, elections, calculations and adjustments with respect to Compounded SOFR Notes or SOFR Notes as set forth below under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes” and “—SOFR Notes,” respectively, that may adversely affect the value of and your return on such notes. In addition, TDCC or its designee may determine the Benchmark Replacement (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes” and “—SOFR Notes”) and the Benchmark Replacement Adjustment (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes” and “—SOFR Notes”) and can apply any Benchmark Replacement Conforming Changes (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes” and “—SOFR Notes”) deemed reasonably necessary to adopt the Benchmark Replacement. Although TDCC or its designee will exercise judgment in good faith when performing such functions, potential conflicts of interest may exist between TDCC or its designee and you. All determinations, decisions and elections by TDCC or its designee are in TDCC’s or the designee’s sole discretion and will be conclusive for all purposes and binding on TDCC or its designee and holders of any notes linked to the Secured Overnight Financing Rate absent manifest error. Further, notwithstanding anything to the contrary in the documentation relating to any notes linked to the Secured Overnight Financing Rate, all determinations, decisions and elections by TDCC or its designee will become effective without consent from the holders of any notes linked to the Secured Overnight Financing Rate or any other party. In making the determinations, decisions and elections noted below under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes—Effect of a Benchmark Transition Event” or “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—SOFR Notes—Effect of a Benchmark Transition Event,” as applicable, TDCC or its designee may have economic interests that are adverse to your interests, and such determinations, decisions, elections, calculations and adjustments may adversely affect the value of and your return on any notes linked to the Secured Overnight Financing Rate. Because the Benchmark Replacement is uncertain, TDCC or its designee are likely to exercise more discretion in respect of calculating interest payable on any notes linked to the Secured Overnight Financing Rate than would be the case in the absence of a Benchmark Transition Event (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes” and “—SOFR Notes”) and its related Benchmark Replacement Date (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes” and “—SOFR Notes”). These potentially subjective determinations may adversely affect the value of any notes linked to the Secured Overnight Financing

Rate, the return on any notes linked to the Secured Overnight Financing Rate and the price at which you can sell any notes linked to the Secured Overnight Financing Rate.

The Interest Rate on Compounded SOFR Notes Is Based on Compounded SOFR and the SOFR Index, Both of Which Are Relatively New in the Marketplace

For each Interest Period, the interest rate on Compounded SOFR Notes is based on Compounded SOFR, which is calculated according to the specific formula described under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes” using the SOFR Index (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes” and as described under “Secured Overnight Financing Rate and SOFR Index—SOFR Index”) published by the New York Federal Reserve, and not by using the Secured Overnight Financing Rate published on or in respect of a particular date during such Interest Period or an arithmetic average of the Secured Overnight Financing Rates during such period. For this and other reasons, the interest rate on Compounded SOFR Notes during any Interest Period will not necessarily be the same as the interest rate on other Secured Overnight Financing Rate-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the Secured Overnight Financing Rate in respect of a particular date during an Interest Period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on Compounded SOFR Notes on the Interest Payment Date for such Interest Period.

In addition, a more limited market precedent exists for securities that use the Secured Overnight Financing Rate as the interest rate and the method for calculating an interest rate based upon the Secured Overnight Financing Rate in those precedents varies. In addition, the New York Federal Reserve only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for Compounded SOFR used in Compounded SOFR Notes may not be widely adopted by other market participants, if at all. You should carefully review the specific formula for Compounded SOFR used in Compounded SOFR Notes before making an investment in Compounded SOFR Notes. Furthermore, Compounded SOFR as used with respect to any Compounded SOFR Notes may be a different interest rate basis than the Secured Overnight Financing Rate-linked indices used in certain of TDCC’s previously issued securities. If the market adopts a different calculation method than used in any Compounded SOFR Notes, that will likely adversely affect the market value of Compounded SOFR Notes. For additional information regarding the SOFR Index, see “Secured Overnight Financing Rate and SOFR Index—SOFR Index” below.

The Composition and Characteristics of the Secured Overnight Financing Rate May Be More Volatile and Are Not the Same as Those of LIBOR; There Is No Guarantee that the Secured Overnight Financing Rate Is a Comparable Substitute for LIBOR

In June 2017, the New York Federal Reserve’s Alternative Reference Rates Committee (the “ARRC”) announced the Secured Overnight Financing Rate as its recommended alternative to U.S. dollar LIBOR. However, the composition and characteristics of the Secured Overnight Financing Rate are not the same as those of LIBOR. The Secured Overnight Financing Rate is a broad Treasury repo financing rate that represents overnight secured funding transactions. This means that the Secured Overnight Financing Rate is fundamentally different from LIBOR for two key reasons. First, the Secured Overnight Financing Rate is a secured rate, while LIBOR is an unsecured rate. Second, the Secured Overnight Financing Rate is an overnight rate, while LIBOR represents interbank funding over different maturities. As a result, there can be no assurance that the Secured Overnight Financing Rate will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. For example, since publication of the Secured Overnight Financing Rate began on April 3, 2018, daily changes in the Secured Overnight Financing

Rate have, on occasion, been more volatile than daily changes in comparable benchmark or other market rates. The return on and value of any notes linked to the Secured Overnight Financing Rate may fluctuate more than floating rate securities that are linked to less volatile rates. In addition, the volatility of the Secured Overnight Financing Rate has reflected the underlying volatility of the overnight U.S. Treasury repo market. The New York Federal Reserve has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the New York Federal Reserve will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in notes linked to the Secured Overnight Financing Rate. For additional information regarding the Secured Overnight Financing Rate, see “Secured Overnight Financing Rate and SOFR Index—Secured Overnight Financing Rate” below.

The Administrator of the Secured Overnight Financing Rate May Make Changes That Could Change the Value of the Secured Overnight Financing Rate or Discontinue the Secured Overnight Financing Rate and Has No Obligation to Consider Your Interests in Doing So

The New York Federal Reserve, as administrator of the Secured Overnight Financing Rate, may make methodological or other changes that could change the value of the Secured Overnight Financing Rate, including changes related to the method by which the Secured Overnight Financing Rate is calculated, eligibility criteria applicable to the transactions used to calculate the Secured Overnight Financing Rate, or timing related to the publication of the Secured Overnight Financing Rate. If the manner in which the Secured Overnight Financing Rate is calculated is changed, that change may result in a reduction of the amount of interest payable any notes linked to the Secured Overnight Financing Rate, which may adversely affect the trading prices of any such notes. In addition, the administrator may alter, discontinue or suspend calculation or dissemination of the Secured Overnight Financing Rate (in which case a fallback method of determining the interest rate on Compounded SOFR Notes or SOFR Notes as further described under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes—Effect of a Benchmark Transition Event” or “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—SOFR Notes—Effect of a Benchmark Transition Event,” respectively, will apply). The administrator has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing the Secured Overnight Financing Rate.

The SOFR Index May Be Modified or Discontinued and Compounded SOFR Notes May Bear Interest by Reference to a Rate Other Than Compounded SOFR, Which Could Adversely Affect the Value of Compounded SOFR Notes

The SOFR Index is published by the New York Federal Reserve based on data received by it from sources other than TDCC, and TDCC has no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in Compounded SOFR Notes. If the manner in which the SOFR Index is calculated, including the manner in which the Secured Overnight Financing Rate is calculated, is changed, that change may result in a reduction in the amount of interest payable on Compounded SOFR Notes and the trading prices of such notes. In addition, the New York Federal Reserve may withdraw, modify or amend the published SOFR Index or the Secured Overnight Financing Rate data in its sole discretion and without notice. With respect to any Compounded SOFR Notes, the interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or the Secured Overnight Financing Rate data that the New York Federal Reserve may publish after the interest rate for that Interest Period has been determined.

If the Initial Interest Rate Applicable to a Floating Rate Note is Discontinued or Otherwise Unavailable, such Floating Rate Note Will Bear Interest by Reference to a Replacement Interest Rate Calculated as Determined Pursuant to the Applicable Note and Pricing Supplement, Which Could Adversely Affect the Value of, Return on and the Price at Which You Can Sell Such Floating Rate Notes; There Is No Guarantee that Any Replacement Interest Rate Calculation Will Be a Comparable Substitute for the Initial Interest Rate

Each floating rate note will bear interest pursuant to the interest rate formula stated in the applicable note and the applicable pricing supplement. Such interest rate formula will be comprised of an initial interest rate calculation as well as a series of replacement interest rate calculations. Should the initial interest rate calculation or any then in effect replacement interest rate become discontinued or otherwise unavailable, the replacement interest rate, or successor replacement interest rate, will determine the interest on the applicable floating rate note. Such replacement interest rate may not be comparable to the initial interest rate and may adversely affect the value of, return on and price at which you can sell such notes.

For example, with respect to Compounded SOFR Notes, such different rate will be a different Benchmark than the Secured Overnight Financing Rate plus a spread adjustment, which is referred to as a “Benchmark Replacement” and a “Benchmark Replacement Adjustment,” respectively. If a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA (as defined under “Description of the Notes—Interest and Interest Rates—General”) or (iii) in certain circumstances, TDCC or its designee. In addition, the terms of any notes linked to the Secured Overnight Financing Rate expressly authorize TDCC or its designee to make Benchmark Replacement Conforming Changes with respect to, among other things, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on Compounded SOFR Notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of Compounded SOFR Notes in connection with a Benchmark Transition Event could adversely affect the value of, return on and price at which you can sell such notes.

In addition, (i) the composition and characteristics of the replacement rate will not be the same as those of the interest rate formula as defined in the applicable note and the applicable pricing supplement, the replacement interest rate basis will not be the economic equivalent of, and there can be no assurance that the replacement interest rate basis will perform in the same way as the initial interest rate basis would have at any time, and there is no guarantee that the replacement interest rate basis will be a comparable substitute for the initial interest rate basis, (ii) any failure of the replacement interest rate basis to gain market acceptance could adversely affect such notes, (iii) the replacement interest rate basis may have a more limited history and the future performance of the replacement interest rate basis cannot be predicted based on historical performance, (iv) the secondary trading market for the notes linked to the replacement interest rate basis may be limited and (v) the administrator of the replacement interest rate basis may make changes that could change the value of the replacement rate or discontinue the replacement interest rate basis and has no obligation to consider your interests in doing so.

RISKS RELATED TO EXCHANGE RATES AND EXCHANGE CONTROLS

An Investment in Notes Denominated or Payable in a Currency Other than U.S. Dollars Entails Special Risks Relating to Exchange Rates and Exchange Controls

An investment in a note denominated or payable in a currency other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and such currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. These risks generally depend on factors over which TDCC has no control, such as economic and political events and the supply of, and demand for, the relevant currencies. Moreover, if payments on your notes denominated or payable in a currency other than U.S. dollars are determined by reference to a formula containing a multiple or leverage factor, the effect of any change in exchange rates between the applicable currencies will be magnified. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and you should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note. Depreciation of the specified currency for a note against the U.S. dollar would result in a decrease in the effective yield of such note (on a U.S. dollar basis) below its coupon rate, in the U.S. dollar equivalent value of payments made on such note and in the U.S. dollar equivalent market value of such note.

Except as set forth below in “—Foreign Currency Judgments Are Subject to Exchange Rate Risks,” and unless specified otherwise in the applicable pricing supplement, if payment in respect of a note is required to be made in a currency other than U.S. dollars and such currency is unavailable to TDCC due to the imposition of exchange controls or other circumstances beyond TDCC’s control or is no longer used by the relevant government or for the settlement of transactions within the international banking community, then all payments in respect of such note will be made in U.S. dollars until such currency is again available to TDCC or so used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment in respect of such note so made in U.S. dollars will not constitute an event of default under the Indenture (as defined below in “Description of the Notes—General”). However, if TDCC cannot make payment in a specified currency solely because that currency has been replaced by the euro, then, beginning with the date the replacement becomes effective, TDCC will be able to satisfy its obligations under those notes by making payment in euro.

The information set forth in this prospectus supplement with respect to foreign currency risks is general in nature. TDCC disclaims any responsibility to advise prospective purchasers of foreign currency notes with respect to any matters that may affect the purchase, holding or receipt of payments of principal or premium, if any, and interest on such notes. Such persons should consult their own counsel with regard to such matters.

Foreign Currency Judgments Are Subject to Exchange Rate Risks

The notes and the Indenture will be governed by and construed in accordance with the internal laws of the State of New York. New York courts will normally enter judgments or decrees for money damages in the foreign currency in which notes are denominated. These amounts are then converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. Courts in the United States outside New York customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar.

THE COMPANY

Dow Inc. was incorporated on August 30, 2018, under Delaware law, to serve as a holding company for TDCC and its consolidated subsidiaries. Dow Inc. operates all of its businesses through TDCC, a wholly owned subsidiary, which was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. Principal executive offices of Dow Inc. and TDCC are both located at 2211 H.H. Dow Way, Midland, Michigan 48674 and their telephone number is (989) 636-1000.

Dow combines global breadth; asset integration and scale; focused innovation and materials science expertise; leading business positions; and environmental, social and governance leadership to achieve profitable growth and deliver a sustainable future. Dow’s ambition is to become the most innovative, customer centric, inclusive and sustainable materials science company in the world. Dow’s portfolio of plastics, industrial intermediates, coatings and silicones businesses delivers a broad range of differentiated, science-based products and solutions for its customers in high-growth market segments, such as packaging, infrastructure, mobility and consumer applications. As of December 31, 2021, Dow operated 104 manufacturing sites in 31 countries and employed approximately 35,700 people. In 2021, Dow had annual sales of approximately $55 billion.

USE OF PROCEEDS

Unless otherwise indicated in the applicable pricing supplement, TDCC will use the net proceeds from the sale of the notes for general corporate purposes, which may include the repayment of debt.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes being offered supplements and, to the extent inconsistent with or to the extent otherwise specified in the applicable pricing supplement, replaces the description of the general terms and provisions of the debt securities set forth under the heading “Description of Debt Securities of The Dow Chemical Company” in the accompanying prospectus. Unless otherwise specified in the applicable pricing supplement, the notes will have the terms described below. Capitalized terms used but not defined below have the meanings given to them in the accompanying prospectus and in the Indenture relating to the notes.

The particular terms of any notes offered by TDCC and the extent to which these general provisions may apply to such notes will be described in a pricing supplement relating to such notes. If the terms of particular notes described in a pricing supplement are different from those described in this prospectus supplement or in the prospectus, you should rely on the information in the pricing supplement.

General

TDCC will issue the notes as a series of debt securities (designated medium-term notes) under an indenture, dated as of July 26, 2019 (the “Indenture”), by and among TDCC, Dow Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee” or “BNYM”). The Indenture is more fully described in the accompanying prospectus. The Indenture does not limit the aggregate amount of debt securities that may be issued under it and provides that the debt securities may be issued under it from time to time in one or more series. The following statements are summaries of the material provisions of the Indenture and the notes. These summaries do not purport to be complete and are qualified in their entirety by reference to the Indenture, including for the definitions of certain terms. A copy of the Indenture is incorporated by reference as an exhibit to the registration statement relating to the debt securities which includes the prospectus. See “Where You Can Find More Information” in the accompanying prospectus. The term “debt securities,” as used under this caption refers to all securities that may be issued under the Indenture, including the notes.

All debt securities, including the notes, issued and to be issued under the Indenture will be unsecured general obligations of TDCC and will rank equally with its other unsecured and unsubordinated indebtedness from time to time outstanding. The Indenture does not limit the total principal amount of debt securities that TDCC may issue.

As the notes constitute a single series of debt securities under the Indenture, holders of the notes will vote with holders of all other tranches of these medium-term notes, as a single class. TDCC may issue an unlimited principal amount of the notes.

The notes offered by this prospectus supplement will be offered on a continuing basis and will mature on a day that is nine months or more from the date of issue, as selected by the purchaser and agreed to by TDCC. The notes may bear interest at fixed or floating rates or may not bear any interest. Notes may be issued at a premium, or at discounts, including significant discounts, from their principal amount payable at the date on which the principal of such notes or installment of principal becomes due and payable, whether at the stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise, including on a redemption date (each such date, a “Maturity”).

TDCC may change, from time to time, interest rates, interest rate and/or principal formula and other variable terms of the notes, but no change will affect any note already issued or as to which TDCC has accepted an offer to purchase.

Terms May Vary Among Investors

Interest rates offered by TDCC for different notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. TDCC may also offer notes with similar variable terms but different interest rates concurrently at any time. TDCC may also concurrently offer notes having different variable terms to different investors.

Reopenings

TDCC may reopen a prior issuance of the medium-term notes at any time without the consent of the holders of the existing notes by issuing additional notes with the same terms as the notes of such prior issuance. However, any additional notes of this kind may have a different original issue date and, under certain circumstances, initial interest payment period and offering price. Unless otherwise specified in the applicable pricing supplement, the additional notes will be considered part of the same issuance of notes for all purposes.

Redemption and Repayment

The notes will not be subject to any sinking fund. Unless otherwise specified in the applicable pricing supplement, a note will not be redeemable prior to its stated maturity date. If provided in the applicable pricing supplement, TDCC may redeem notes, in whole or in part, before their stated maturity at TDCC’s option on notice given at least 15 days and not more than 60 days (or on other notice described in the applicable pricing supplement) before the date of redemption, or through operation of a mandatory or optional sinking fund or analogous provisions. The pricing supplement will set forth the detailed terms of any redemption, including the date after or on which and the price or prices including premium, if any, at which the notes may be redeemed. Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to repayment at the option of the holders.

Listing

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on, or admitted to trading on or by, any stock exchanges and/or markets within or outside the United States. No note will have an established trading market when issued. A market for any particular issue of notes may not develop.

Interest and Interest Rates

General

Each note will not bear any interest or will bear interest from and including the date of issue (the “Original Issue Date”) at the rate per annum or, in the case of a floating rate note, pursuant to the interest rate formula (the “Interest Rate Basis or Bases”) stated in the applicable note and in the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest will be payable in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable (an “Interest Payment Date”) and at Maturity. The first payment of interest on any note originally issued between a Regular Record Date, as defined below, and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered holder on the next succeeding Regular Record Date.

“Business Day” means, unless otherwise specified in the applicable pricing supplement:

•	for CMS Rate Notes and CMT Rate Notes, any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities; and

•

for Compounded SOFR Notes and SOFR Notes, a day that is both (1) a day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a “New York Business Day”) and (2) a day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government securities (a “U.S. Government Securities Business Day”);

•	for other U.S. dollar denominated notes:

○	a New York Business Day;

•	for other non-U.S. dollar denominated notes (other than notes denominated in euro):

○

a day that is both (1) a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency and (2) a New York Business Day; and

•	for euro denominated notes:

○	a day that is both (1) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) System is open and (2) a New York Business Day.

“ISDA” means the International Swaps and Derivatives Association, Inc.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Principal Financial Center” means, unless otherwise specified in the applicable pricing supplement, the capital city of the country issuing the Specified Currency.

except that with respect to U.S. dollars, Australian dollars, Canadian dollars, euros, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be the City of New York, Sydney, Toronto, Brussels, Wellington, Johannesburg and Zurich, respectively.

“Regular Record Date” (i) if held in global book-entry only form, will be at the close of business on the date that is one Business Day immediately preceding the related Interest Payment Date or (ii) if held in definitive form, will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date.

“Secured Overnight Financing Rate” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“Specified Currency” means the currency in which a particular note is denominated or payable (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country or entity which is then legal tender for the payment of such debts).

Fixed Rate Notes

Fixed rate notes will bear interest at the rate per annum specified in the fixed rate note and applicable pricing supplement. Interest payments on fixed rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid with respect to the notes to, but excluding, the related interest payment date or Maturity, as the case may be. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be paid on the basis of a 360-day year of twelve 30-day months.

Interest on fixed rate notes will be payable semiannually as provided in the applicable pricing supplement, and at Maturity. Unless otherwise provided in the applicable pricing supplement, if any Interest Payment Date or the Maturity of a fixed rate note falls on a day that is not a Business Day, any principal, premium or interest payments will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on the amount payable for the period from and after the Interest Payment Date or Maturity, as the case may be.

Floating Rate Notes

Interest Rate Basis. Interest on floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may be one or more of:

•	the CMS Rate,

•	the CMT Rate,

•	the Commercial Paper Rate,

•	Compounded SOFR,

•	the Eleventh District Cost of Funds Rate,

•	the Federal Funds Rate,

•	the Federal Funds OIS Compound Rate,

•	the Prime Rate,

•	SOFR,

•	the Treasury Rate, or

•	any other Interest Rate Basis or interest rate formula that is specified in the applicable pricing supplement.

A floating rate note may bear interest with respect to two or more Interest Rate Bases.

Terms. Each applicable pricing supplement will specify the terms of a floating rate note, which may include:

•	whether the floating rate note is:

○	a “Regular Floating Rate Note,”

○	an “Inverse Floating Rate Note,” or

○	a “Floating Rate/Fixed Rate Note,”

•	the Interest Rate Basis or Bases,

•	the Initial Interest Rate,

•	the Interest Reset Dates,

•	the Interest Reset Period,

•	the Interest Rate Reset Cutoff Date,

•	the Interest Determination Date,

•	the Interest Payment Dates,

•	the Interest Period,

•	the Interest Payment Calculation Period,

•	the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated (“Index Maturity”),

•	Maximum Interest Rate and/or Minimum Interest Rate, if any,

•	the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases (the “Spread”),

•	the percentage of the related Interest Rate Basis or Bases by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate (the “Spread Multiplier”),

•	if one or more of the specified Interest Rate Bases is the CMS Rate, the Designated CMS Index Maturity (as defined in the applicable pricing supplement), and

•	if one or more of the specified Interest Rate Bases is the CMT Rate, the Designated CMT Reuters Page and the Designated CMT Maturity Index.

The interest rate borne by floating rate notes will be determined, in general, as described below. However, if a floating rate note is designated as having an addendum, and the addendum specifies different or additional interest payment terms, the floating rate note will bear interest at the rate in accordance with the terms described in the addendum and the applicable pricing supplement.

Regular Floating Rate Notes. Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an addendum attached which specifies different or additional interest payment terms, it will be a Regular Floating Rate Note and, except as described below or in the applicable pricing supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any.

The interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified in the applicable pricing supplement. Beginning on the first Interest Reset Date, the rate at which interest on a Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date.

TDCC may change the Spread, Spread Multiplier, Index Maturity, Designated CMS Index Maturity, Designated CMT Reuters Page and other variable terms of floating rate notes from time to time, but no change will affect any floating rate note previously issued or as to which TDCC has accepted an offer to purchase.

Floating Rate/Fixed Rate Notes. If a floating rate note is designated as a “Floating Rate/Fixed Rate Note,” then, except as described below or in the applicable pricing supplement, it will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any.

The interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified in the applicable pricing supplement. Beginning on the first Interest Reset Date, the rate at which interest on a Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date until the date on which interest begins to accrue on a fixed rate basis (the “Fixed Rate Commencement Date”). Unless otherwise specified in the applicable pricing supplement, the interest rate in effect beginning on, and including, the Fixed Rate Commencement Date to Maturity will be the fixed interest rate, if that rate is specified in the applicable pricing supplement. If no fixed interest rate is specified, the interest rate will be the rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

Inverse Floating Rate Notes. If a floating rate note is designated as an “Inverse Floating Rate Note,” then, except as described below or in the applicable pricing supplement, it will bear interest at the rate equal to the fixed interest rate specified in the related pricing supplement minus the rate determined by reference to the Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any.

The interest rate on an Inverse Floating Rate Note will not be less than zero unless specified otherwise in the applicable pricing supplement. The interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified in the pricing supplement. Beginning on the first Interest Reset Date, the rate at which interest on an Inverse Floating Rate Note is payable will be reset as of each Interest Reset Date.

Interest Reset Dates. Each applicable pricing supplement will specify whether the rate of interest on the floating rate note will be reset daily, weekly, monthly, quarterly, semiannually, annually or any other specified period (each, an “Interest Reset Period”) and the dates on which the interest rate will be reset (each, an “Interest Reset Date”). Unless specified otherwise in the applicable pricing supplement, the Interest Reset Date will be in the case of floating rate notes which reset:

•	daily — each Business Day;

•

weekly — the Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week;

•

monthly — the third Wednesday of each month, with the exception of monthly reset floating rate notes as to which the Eleventh District Cost of Funds Rate Notes is an applicable Interest Rate Basis, which will reset on the first calendar day of the month;

•	quarterly — the third Wednesday of March, June, September and December of each year;

•	semiannually — the third Wednesday of the two months specified in the applicable pricing supplement; and

•	annually — the third Wednesday of the month specified in the applicable pricing supplement;

provided, however, that, for Floating Rate/Fixed Rate Notes, the interest rate will not reset after the Fixed Rate Commencement Date.

Unless specified otherwise in the applicable pricing supplement, if any Interest Reset Date for a floating rate note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day (the “Following Business Day Convention”), except that in the case of a floating rate note as to which Compounded SOFR or SOFR is the applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding Business Day (the “Modified Following Business Day Convention”).

Except as set forth above or in the applicable pricing supplement, the interest rate in effect on each day will be:

•	if the day is an Interest Reset Date, the interest rate determined on the related Interest Determination Date, as defined below, immediately preceding such Interest Reset Date; or

•	if the day is not an Interest Reset Date, the interest rate determined on the related Interest Determination Date immediately preceding the most recent Interest Reset Date.

Interest Rate Reset Cutoff Date. A pricing supplement may also specify a date (an “Interest Rate Reset Cutoff Date”) prior to an Interest Reset Date on which the interest rate for a floating rate note will no longer be subject to adjustment. Beginning on the Interest Rate Reset Cutoff Date, the interest rate applicable from and including the Interest Rate Reset Cutoff Date to but excluding the next Interest Payment Date shall be determined based on the Interest Rate Basis in effect on the Interest Rate Reset Cutoff Date.

Maximum and Minimum Interest Rates. A floating rate note may also have either or both of the following:

•	a maximum numerical limitation, or ceiling, on the annual rate at which interest may accrue during any Interest Period (“Maximum Interest Rate”); and

•	a minimum numerical limitation, or floor, on the annual rate at which interest may accrue during any Interest Period (“Minimum Interest Rate”).

In addition to any Maximum Interest Rate that may be applicable to a floating rate note under the above provisions, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.

Interest Payments. The interest payment dates applicable to a floating rate note will be specified in the related pricing supplement. Each floating rate note will bear interest from the date of issue at the rates specified in the note until the principal is paid or otherwise made available for payment. Except as provided below or in the applicable pricing supplement, the interest payment dates for floating rate notes will be, in the case of floating rate notes which reset:

•	daily, weekly or monthly — the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

•	quarterly — the third Wednesday of March, June, September and December of each year;

•	semiannually — the third Wednesday of the two months of each year specified in the applicable pricing supplement;

•	annually — the third Wednesday of the month of each year specified in the applicable pricing supplement; and

•	in each case, at Maturity (each, an “Interest Payment Date”).

Unless specified otherwise in the applicable pricing supplement, if any Interest Payment Date for a floating rate note other than an Interest Payment Date at Maturity would otherwise be a day that is not a Business Day, the Interest Payment Date will follow the Following Business Day Convention, except that in the case of a floating rate note as to which Compounded SOFR or SOFR is the applicable Interest Rate Basis, unless specified in the applicable pricing supplement, if the Business Day falls in the next succeeding calendar month, the Interest Payment Date will follow the Modified Following Business Day Convention. If the Maturity of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium and interest, if any, will be made on the next succeeding Business Day, and no interest on the payment will accrue for the period from and after Maturity.

Unless specified otherwise in the applicable pricing supplement, all percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from the calculation on floating rate notes will be rounded to the nearest cent with one-half cent being rounded upward.

Interest payments on floating rate notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid), to but excluding the related Interest Payment Date. Interest payments on floating rate notes made at Maturity will include interest accrued to but excluding the date of Maturity.

Except as specified otherwise in the applicable pricing supplement, each floating rate note will accrue interest on an “Actual/360” basis, an “Actual/Actual” basis, or a “30/360” basis, in each case from the period from the Original Issue Date to the date of Maturity, unless otherwise specified in the applicable pricing supplement. If no day count convention is specified in the applicable pricing supplement, interest on floating rate notes will be paid on an “Actual/360” basis. For floating rate notes calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Calculation Period, as defined below, will be calculated by multiplying:

(1)	the face amount of the floating rate note;

(2)	the applicable interest rate; and

(3)	the actual number of days in the related Interest Calculation Period and dividing the resulting product by 360 or 365, as applicable; or with respect to an Actual/Actual basis floating rate note, if any portion of the related Interest Calculation Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of:

•	the actual number of days in that portion of the related Interest Calculation Period falling in a leap year divided by 366, and

•	the actual number of days in that portion of the related Interest Calculation Period falling in a non-leap year divided by 365.

For floating rate notes calculated on a 30/360 basis, accrued interest for an Interest Calculation Period will be computed on the basis of a 360-day year of twelve 30-day months, irrespective of how many days are actually in the Interest Calculation Period. Unless specified otherwise in the applicable pricing supplement, for floating rate notes that accrue interest on a 30/360 basis, if any Interest Payment Date or the Maturity falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount payable for the period from and after the Interest Payment Date or Maturity, as the case may be.

“Interest Calculation Period” means with respect to any period, the period from and including the most recent Interest Reset Date (or from and including the date of issue in the case of the first Interest Reset Date) to but excluding the next succeeding Interest Reset Date for which accrued interest is being calculated.

Unless specified otherwise in the applicable pricing supplement, interest with respect to notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in the same manner as if only one of the applicable Interest Rate Bases applied.

Interest Determination Dates. The interest rate applicable to each Interest Reset Period beginning on the Interest Reset Date with respect to that Interest Reset Period will be the rate determined on the applicable “Interest Determination Date,” as follows unless otherwise specified in the applicable pricing supplement:

•	the Interest Determination Date for the CMS Rate, the CMT Rate, the Commercial Paper Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date for the related note;

•	the Interest Determination Date for Compounded SOFR and SOFR will be the second U.S. Government Securities Business Day preceding each Interest Reset Date for the related note;

•

the Interest Determination Date for the Federal Funds Rate will be the same day as the Interest Reset Date or the first Business Day preceding each Interest Reset Date, as specified in the pricing supplement for the related note;

•	the Interest Determination Date for the Federal Funds OIS Compound Rate will be the same day as each Interest Reset Date for the related note;

•

the Interest Determination Date for the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below under “—Eleventh District Cost of Funds Rate Notes”;

•

the Interest Determination Date for the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be that preceding Friday;

•

the Interest Determination Date for a floating rate note whose interest rate is determined with reference to two or more Interest Rate Bases, will be the most recent Business Day which is at least two Business Days prior to the Interest Reset Date for the floating rate note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined and compared on that date, and the applicable interest rate will take effect on the related Interest Reset Date.

Calculation Agent and Calculation Date. Unless otherwise provided in the applicable pricing supplement, BNYM will be the calculation agent. Upon request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such floating rate note. Unless specified otherwise in the applicable pricing supplement, the “Calculation Date,” if applicable, pertaining to any Interest Determination Date, will be the earlier of:

•	the tenth calendar day after the applicable Interest Determination Date, or, if that day is not a Business Day, the next succeeding Business Day, or

•	the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

CMS Rate Notes. CMS Rate notes (“CMS Rate Notes”) will bear interest at the rates (calculated with reference to the CMS Rate and the Spread and/or Spread Multiplier, if any) specified in the CMS Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “CMS Rate” means the rate on the applicable Interest Determination Date for U.S. dollar swaps having the Designated CMS Maturity Index specified in the applicable pricing supplement, expressed as a percentage, which appears on the Reuters Screen Page specified in the applicable Pricing Supplement or any Successor Source as of 11:00 A.M., New York City time.

The following procedures will be followed if the CMS Rate cannot be determined as described above:

(1) If the rate referred to above is no longer published on the relevant page, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMS Rate on the applicable Interest Determination Date will be a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market selected by TDCC as of approximately 11:00 A.M., New York City time, on the related Interest Determination Date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction having the Designated CMS Maturity Index specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at the time with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to SOFR compounded in arrears with a designated maturity of three months. TDCC will request the principal New York City office of each of the swap dealers to provide a quotation of this rate. If at least three quotations are provided, the rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

(2) If fewer than three swap dealers selected by TDCC are quoting as referred to in clause (1) above, the CMS Rate will, unless otherwise provided in the applicable Pricing Supplement, be the rate in effect on the applicable Interest Determination Date.

“Designated CMS Maturity Index” means the original period to maturity of the CMS Rate specified in the applicable pricing supplement with respect to which the CMS Rate will be calculated.

“Successor Source” means, in relation to any display page, other published source, information vendor or provider: (i) the successor display page, other published source, information vendor or provider that has been officially designated by the sponsor of the original page or source; or (ii) if the sponsor has not officially designated a successor display page, other published source, information vendor or provider (as the case may be), the successor display page, other published source, information vendor or provider, if any, designated by the relevant information vendor or provider (if different from the sponsor).

CMT Rate Notes. CMT Rate notes (“CMT Rate Notes”) will bear interest at the rates specified in the CMT Rate Notes and in the applicable pricing supplement. That interest rate will be based on the CMT Rate and any Spread and/or Spread Multiplier and will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless specified otherwise in the applicable pricing supplement, “CMT Rate” means, for the applicable Interest Determination Date, any of the following rates published by the Federal Reserve System Board of Governors as the yield is displayed for Treasury securities at “constant maturity” under the column for the Designated CMT Maturity Index, as defined below, for:

•	the rate on that applicable Interest Determination Date, if the Designated CMT Reuters Page specified above is FRBCMT or any Successor Source; and

•

the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, if the Designated CMT Reuters Page specified above is FEDCMT or any Successor Source.

The following procedures will be followed if the CMT rate cannot be determined as described above:

(1) If the above rate is no longer displayed on the relevant page, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate will be the “Treasury constant maturities” rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the applicable Interest Determination Date for the related Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that TDCC determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source.

(2) If the information described in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the applicable Interest Determination Date will be calculated by the calculation agent as a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three leading primary United States government securities dealers in New York City selected by TDCC (each, a “Reference Dealer”) from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original maturity equal to the Designated CMT Maturity Index specified in the applicable pricing supplement, a remaining term to maturity no more than one year shorter than the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in that market at that time. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

(3) If the calculation agent is not provided with three Treasury notes quotations as described in the immediately preceding paragraph, the calculation agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers, selected using the same method described in the immediately preceding paragraph, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

(4) If fewer than five but more than two, of the Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

(5) If fewer than three Reference Dealers selected by TDCC are quoting as described above, the CMT Rate for that applicable Interest Determination Date will remain the CMT Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index will be two years.

“Designated CMT Reuters Page” means the Reuters Page specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated.

Commercial Paper Rate Notes. Commercial Paper Rate notes (“Commercial Paper Rate Notes”) will bear interest at the rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Commercial Paper Rate” means the Money Market Yield, as defined below, on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement published in the H.15 Daily Update under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

(1) If the rate referred to above is not published in the H.15 Daily Update by 5:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate for the Interest Determination Date will be calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, as of the applicable Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the calculation agent and its affiliates, selected by TDCC for U.S. dollar commercial paper having the Index Maturity designated in the applicable pricing supplement placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized rating agency.

(2) If the dealers selected by TDCC are not quoting as mentioned in clause (1) above, the Commercial Paper Rate determined on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“H.15 Daily Update” means the Selected Interest Rates (Daily)—H.15 release, published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15 or any Successor Source.

“Money Market Yield” means, in respect of any security with a maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Where:

“D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

“M” refers to the actual number of days in the Interest Period for which interest is being calculated.

Compounded SOFR Notes. Compounded SOFR notes (“Compounded SOFR Notes”) will bear interest at the rate (calculated with reference to Compounded SOFR and the Spread and/or Spread Multiplier, if any) specified in the Compounded SOFR Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, amount of interest accrued and payable on the Compounded SOFR Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the Compounded SOFR Notes multiplied by (ii) the product of (a) interest rate (Compounded SOFR plus Spread) for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.

Unless specified otherwise in the applicable pricing supplement, “Compounded SOFR” means, with respect to any Interest Period, the rate computed in accordance with the following formula:

Where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the latter Interest Payment Date relating to such Interest Period; and

“dc” is the actual number of calendar days in such Observation Period.

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published for such U.S. Government Securities Business Day by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 P.M., New York City time, on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:

(i)

if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(ii)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

SOFR Index Unavailable:

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable

Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be the Secured Overnight Financing Rate published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event:

If TDCC or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Compounded SOFR Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, TDCC or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by TDCC or its designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in TDCC or its designee’s sole discretion; and

(3)

notwithstanding anything to the contrary in the documentation relating to the Compounded SOFR Notes, shall become effective without consent from the holders of the Compounded SOFR Notes or any other party.

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if TDCC or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by TDCC or its designee as of the Benchmark Replacement Date.

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)	the sum of: (a) the alternate rate of interest that has been selected by TDCC or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by TDCC or its designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by TDCC or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that TDCC or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if TDCC or its designee decide that adoption of any portion of such market practice is not administratively feasible or if TDCC or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as TDCC or its designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Interest Period” means the period from and including an Interest Payment Date to but excluding the next Interest Payment Date, provided that the first Interest Period shall be from and including the Original Issue Date to but excluding the first Interest Payment Date.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Observation Period” means the period from and including two U.S. Government Securities Business Days preceding an Interest Payment Date to but excluding two U.S. Government Securities Business Days preceding the next Interest Payment Date, provided that the first Observation Period shall be from and including two U.S. Government Securities Business Days preceding the Original Issue Date to but excluding the two U.S. Government Securities Business Days preceding the first Interest Payment Date.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by TDCC or its designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Eleventh District Cost of Funds Rate Notes. Eleventh District Cost of Funds Rate notes (“Eleventh District Cost of Funds Rate Notes”) will bear interest at the rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Eleventh District Cost of Funds Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Eleventh District Cost of Funds Rate” means the rate equal to the monthly weighted average cost of funds set forth opposite the caption “11TH Dist COFI” on the Reuters Screen COFI/ARMS Page or any Successor Source as of 11:00 A.M., San Francisco time, on the applicable Interest Determination Date.

The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above:

(1) If the rate referred to above is no longer published on the relevant page, or if not published by 11:00 A.M., San Francisco time, on the related Calculation Date, the Eleventh District Cost of Funds Rate for the applicable Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date.

(2) If the Federal Home Loan Bank of San Francisco fails to announce the Index as referred to in clause (1) on or before the related Calculation Date for the calendar month immediately preceding the applicable Interest Determination Date, then the Eleventh District Cost of Funds Rate for the applicable Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on the applicable Interest Determination Date.

Federal Funds Rate Notes. Federal Funds Rate notes (“Federal Funds Rate Notes”) will bear interest at the rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Federal Funds Rate” means the rate with respect to the applicable Interest Determination Date as set forth in the H.15 Daily Update for that day opposite the caption “Federal funds (effective)” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source under the caption “EFFECT.”

The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

(1) If the rate referred to above is not so published by 5:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the calculation agent and its affiliates, selected by TDCC as of a time before 9:00 A.M., New York City time, on the applicable Interest Determination Date.

(2) If the brokers so selected by TDCC are not quoting as referred to in clause (1) above, the Federal Funds Rate for the applicable Interest Determination Date will be the Federal Funds Rate in effect on the applicable Interest Determination Date.

Federal Funds OIS Compound Rate Notes. Federal Funds OIS Compound Rate notes (“Federal Funds OIS Compound Rate Notes”) will bear interest at the rates (calculated with reference to the Federal Funds OIS Compound Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds OIS Compound Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, the “Federal Funds OIS Compound Rate” on the applicable Interest Determination Date immediately following an Interest Reset Period will be the rate of return of a daily compound interest investment calculated in accordance with the formula set forth below:

Where:

“d0” is the number of New York Banking Days in the relevant Interest Reset Period;

“i” is a series of whole numbers from one to d0, each representing the relevant New York Banking Days in chronological order from, and including, the first New York Banking Day in the relevant Interest Reset Period;

“FEDFUNDi,” for any day “i” in the relevant Interest Reset Period, is a reference rate equal to the rate set forth in the H.15 Daily Update in respect of that day opposite the caption “Federal funds (effective)” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source under the caption “EFFECT.” Provided, (1) if such rate does not appear on Reuters Screen FEDFUNDS1 Page or any Successor Source or is not yet published in the H.15 Daily Update by 5:00 P.M., New York City time, on the related day, FEDFUNDi for that day will be calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the calculation agent and its affiliates, selected by TDCC as of a time before 9:00 A.M., New York City time, on the applicable day; (2) if the brokers so selected by TDCC are not quoting as referred to in clause (1) above, FEDFUNDi for such day will be the rate displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source in respect of the first preceding New York Banking Day and (3) if the rate is not displayed on Reuters Screen FEDFUNDS1 Page or any Successor Source in respect of the first preceding New York Banking Day, then FEDFUNDi for such day will be the FEDFUNDi in effect on the applicable Interest Determination Date;

“ni” is the number of calendar days in the relevant Interest Reset Period on which the rate is FEDFUNDi; and

“d” is the number of calendar days in the relevant Interest Reset Period.

“New York Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York, New York.

Prime Rate Notes. Prime Rate notes (“Prime Rate Notes”) will bear interest at the rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Prime Rate” means the rate on the applicable Interest Determination Date set forth in the H.15 Daily Update opposite the caption “Bank prime loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above:

(1) If the rate referred to above is not so published by 5:00 P.M., New York City time, on the related Calculation Date, the Prime Rate for the applicable Interest Determination Date will be the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Page US PRIME 1, as defined below, as that bank’s prime rate or base lending rate, as of 11:00 A.M. New York City time, for the applicable Interest Determination Date.

(2) If fewer than four rates appear on the Reuters Page US PRIME 1 by 5:00 P.M., New York City time, on the related Calculation Date, the Prime Rate for the applicable Interest Determination Date will be the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by three major banks, which may include the calculation agent and its affiliates, in New York City selected by TDCC as its U.S. dollar prime rate or base lending rate as in effect for that day. Each change in the prime rate or base lending rate so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement.

(3) If the banks selected by TDCC are not quoting as described in clause (2) above, the Prime Rate for the applicable Interest Determination Date will be the Prime Rate in effect on the applicable Interest Determination Date.

“Reuters Page US PRIME 1” means the display designated as the “US PRIME 1” page on Reuters, or any Successor Source, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

SOFR Notes. SOFR notes (“SOFR Notes”) will bear interest at the rate (calculated with reference to SOFR and the Spread and/or Spread Multiplier, if any) specified in the SOFR Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “SOFR” means, with respect to any Interest Reset Date, the rate determined in accordance with the following procedures:

(1)

the Secured Overnight Financing Rate for the applicable Interest Determination Date published as of 5:00 P.M., New York City time, on the U.S. Government Securities Business Day immediately following such Interest Determination Date (the “SOFR Determination Time”); provided that:

(2)	if the rate specified in clause (1) above does not so appear as of the SOFR Determination Time, then:

(i)

if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the Secured Overnight Financing Rate published on the New York Federal Reserve’s Website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website; or

(ii)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

Effect of a Benchmark Transition Event:

If TDCC or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the SOFR Notes in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, TDCC or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by TDCC or its designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1) will be conclusive and binding absent manifest error;

(2) will be made in TDCC or its designee’s sole discretion; and

(3) notwithstanding anything to the contrary in the documentation relating to the SOFR Notes, shall become effective without consent from the holders of the SOFR Notes or any other party.

“Benchmark” means, initially, the Secured Overnight Financing Rate, as such term is defined above; provided that if TDCC or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by TDCC or its designee as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by TDCC or its designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by TDCC or its designee as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by TDCC or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Payment Calculation Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that TDCC or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if TDCC or its designee decide that adoption of any portion of such market practice is not administratively feasible or if TDCC or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as TDCC or its designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Secured Overnight Financing Rate, the SOFR Determination Time, and (2) if the Benchmark is not the Secured Overnight Financing Rate, the time determined by TDCC or its designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Treasury Rate Notes. Treasury Rate notes (“Treasury Rate Notes”) will bear interest at the rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the Treasury Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Treasury Rate” means the rate from the auction held on the applicable Interest Determination Date (“Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement which appears on either the Reuters Screen USAUCTION10 Page or any Successor Source or the Reuters Screen USAUCTION11 Page or any Successor Source opposite such Index Maturity under the heading “INVEST RATE.”

The following procedures will be followed if the Treasury Rate cannot be determined as described above:

(1) If the rate referred to above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury.

(2) If the rate described in clause (1) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement set forth in the H.15 Daily Update under the caption “U.S. government securities/Treasury bills/(secondary market).”

(3) If the rate described in clause (2) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in the H.15 Daily Update under the caption “U.S. Government securities/Treasury bills/Secondary market.”

(4) If the rate described in clause (3) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the calculation agent or its affiliates, selected by TDCC, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement.

(5) If the dealers selected by TDCC are not quoting as described in clause (4) above, the Treasury Rate for the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“Bond Equivalent Yield” means, in respect of any security with a maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Where:

“D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

“N” refers to 365 or 366, as the case may be; and

“M” refers to the actual number of days in the interest period for which interest is being calculated.

Indexed Notes

TDCC may from time to time offer notes (“Indexed Notes”) with the amounts payable determined by reference to:

•	the price or prices of specified commodities or stocks;

•	interest rate indices;

•	interest rate swap or exchange rate swap indices;

•	the exchange rate of one or more specified currencies relative to another currency; or

•	other indices as may be specified in the notes and described in the applicable pricing supplement.

Holders of Indexed Notes may receive amounts at Maturity that are greater than or less than the face amount of the Indexed Notes. The method for determining the amounts, if any, payable on Interest Payment Dates and at Maturity and any applicable historical information and other considerations, including material tax considerations, associated with Indexed Notes, will be set forth in the applicable pricing supplement. See “Risk Factors—Risks Related to the Structure of and Market for the Notes—An Investment in Notes Indexed to Interest Rate, Currency or Other Indices or Formulas Entails Special Risks” in this prospectus supplement for a description of risks associated with Indexed Notes.

For purposes of determining the voting rights of a holder of an Indexed Note indexed as to principal under the Indenture, the principal amount of the Indexed Note will be deemed to be equal to the face amount of that Note upon issuance.

Amortizing Notes

TDCC may from time to time offer notes (“Amortizing Notes”) with amounts of principal and interest payable in installments over the term of the notes. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Amortizing Notes and then to the reduction of the unpaid principal amount of the Amortizing Notes. TDCC will provide further information concerning additional terms and conditions of any issue of Amortizing Notes in the applicable pricing supplement. TDCC will also include a table setting forth repayment information for each Amortizing Note in the applicable note and the applicable pricing supplement.

Original Issue Discount Notes

As described in “United States Federal Taxation,” TDCC may issue notes from time to time at a price less than its “stated redemption price at maturity,” resulting in the notes being treated as if they were issued with original issue discount for U.S. federal income tax purposes (“Original Issue Discount Notes”). Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market. Additional considerations relating to Original Issue Discount Notes may be described in the applicable pricing supplement.

If a bankruptcy case is commenced by TDCC or against TDCC under the United States Bankruptcy Code, it is possible that a portion of the face amount of an original issue discount note would be treated as interest, and that the unamortized portion would be treated as unmatured interest under Section 502(b)(2) of the Bankruptcy Code. Unmatured interest is not an allowable claim under Section 502(b)(2) of the Bankruptcy Code. Although it is impossible to predict what portion, if any, of the face amount of an original issue discount note would be treated as unmatured interest, one possible result is that a bankruptcy court might determine the amount of unmatured interest on the note by (1) reference to the amount of amortized original issue discount of the original issue discount note for tax purposes or (2) the unamortized debt discount of the original issue discount note for financial accounting purposes. The valuation method chosen by a bankruptcy court could lead to a holder of an original issue discount note receiving upon bankruptcy an amount on account of principal different from that specified by the terms of the original issue discount note.

Form of the Notes

TDCC will issue the notes in registered form either as global notes pursuant to a book-entry system or by issuing multiple certificates in definitive form registered in the names of the investors. In addition to acting as the Trustee under the Indenture, unless otherwise specified in the applicable pricing supplement, BNYM will also act as TDCC’s paying agent, authentication agent and registrar for the notes, acting through BNYM’s corporate trust office at 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602.

Book-Entry Notes. TDCC generally issues notes under a book-entry system where one or more global notes are issued to a depository or its nominee and ownership interests in the global notes are credited to investor accounts through participants in the depository’s system. Unless TDCC otherwise specifies in the applicable pricing supplement, global notes denominated in U.S. dollars will name a nominee of The Depository Trust Company, New York, New York (“DTC”) as the registered holder

(each note so registered to DTC’s nominee is referred to herein as a “DTC Global Note”). If specified in the applicable pricing supplement, notes may also be issued in book-entry form and registered in the name of a common depository or its nominee for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (each note so registered to Euroclear and Clearstream’s common depository or its nominee is referred to herein as a “Euroclear/Clearstream Global Note”). Links may be established among DTC, Clearstream and Euroclear to facilitate the issuance of the notes and cross-market transfers of interests in the notes associated with secondary market trading. When a book-entry system is used for issuing notes in global form, the depository or its nominee will be the owner of the global note in TDCC’s records and will be the entity entitled to all rights as a holder, including the right to all payments and the right to cast a vote, as further described under “DTC, Euroclear and Clearstream Arrangements” below.

DTC, Euroclear or Clearstream, as applicable, will be considered the sole owner of the global notes for all purposes. Beneficial interests in the global notes will be reflected through records maintained by each depository and participants in each depository system (“Direct Participants”). Purchases of notes under the DTC, Euroclear or Clearstream depository system must be made by or through their respective Direct Participants, which will receive a credit for the notes on the depository’s records. The ownership interest of each actual purchaser of each note (a “Beneficial Owner”) is in turn to be recorded on the Direct Participants’ records and/or the records of other institutions that clear through or maintain a custodial relationship with a Direct Participant (an “Indirect Participant”). Participants in Euroclear and Clearstream may also be Beneficial Owners of DTC Global Notes. In this case, Clearstream and Euroclear will hold beneficial interests in a DTC Global Note on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Beneficial Owners will not receive written confirmation from DTC, Euroclear or Clearstream of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct Participants and/or Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC, Euroclear or Clearstream are registered in the name of their respective common depository or nominees. The deposit of notes with DTC, Euroclear or Clearstream and the registration of notes in the name of their respective common depository or nominees do not effect any change in beneficial ownership. DTC, Euroclear and Clearstream have no knowledge of the actual Beneficial Owners of the notes; their records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC, Euroclear or Clearstream to their respective Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC, Euroclear or Clearstream, as applicable. If less than all of the notes within an issue are being redeemed, the practice of DTC, Euroclear and Clearstream is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Certificated Notes. If a depository discontinues providing its services as depository with respect to the notes at any time and a successor depository is not obtained, or if a book-entry system is not utilized for a particular issuance of notes, investors will each receive a physical certificate evidencing their notes. The certificate will name the owner, unless such owner chooses to have a broker/dealer, bank, trust company or other representative hold these certificates on their behalf. If your name properly appears on the certificate and in TDCC’s register, then you will be considered the holder of your note for all purposes. For example, if TDCC needs to ask the holders of the notes to vote on a proposed amendment to the notes, you will be asked directly by TDCC to cast the vote regarding your note. If some other entity holds the certificates for you and is named as the holder in TDCC’s register, that entity will be considered the holder of your note in TDCC’s register and will be entitled to cast the vote regarding your note. However, depending on your arrangements, this entity may be required to contact you for voting instructions.

Exchanges. Certificated notes cannot be exchanged for book-entry global notes. Book-entry global notes can be exchanged for certificated notes only if (i) the depository for the global note notifies TDCC that it is unwilling or unable to hold global notes and another depository is not appointed or (ii) TDCC determines at any time that the notes shall no longer be represented by global notes, in which case TDCC will inform the applicable depository of such determination, who will, in turn, notify its participants of their right to withdraw their notes from the applicable depository. In these limited circumstances, TDCC will issue certificated notes in exchange for the book-entry notes. There will be no service charge for this exchange, but if a tax or other governmental charge is imposed, TDCC may require you to pay it.

Denominations. Each note will be issued in denominations of $1,000 and integral multiples of $1,000, unless otherwise provided in the applicable pricing supplement. Unless otherwise provided in the applicable pricing supplement, the notes will be denominated in U.S. dollars and payments of principal, premium and interest, if any, on the notes will be made in U.S. dollars. The denominations for notes denominated in a foreign currency will be set forth in the applicable pricing supplement.

Special Provisions Relating to Foreign Currency Notes

Form of Foreign Currency Notes. Unless otherwise indicated in the applicable pricing supplement, notes payable in currencies other than U.S. dollars initially offered and sold outside the United States using a book-entry system will be Euroclear/Clearstream Global Notes. If notes with the same terms are issued utilizing both a DTC Global Note and a Euroclear/Clearstream Global Note in order to allow transfers between account holders utilizing the different book-entry systems, BNYM, as registrar (or any successor registrar) will adjust the amounts of the global notes on the register for the accounts of the nominees for the respective systems.

Payments on Foreign Currency Notes. Distributions of principal and interest with respect to a Euroclear/Clearstream Global Note will be credited, in the specified currency, to the extent received by Euroclear or Clearstream, to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures. If the pricing supplement provides for both a DTC Global Note and a Euroclear/Clearstream Global Note for notes denominated in currencies other than U.S. dollars, then a holder of a beneficial interest in a DTC Global Note will receive all payments of principal and interest in United States dollars in accordance with DTC’s rules and procedures, unless it has, or participants through which it holds its beneficial interest have, made other arrangements.

Secondary Market Trading

The following provisions will apply to trading in the secondary market:

•	Trading between DTC Participants. Secondary market sales of book-entry interests in DTC Global Notes between DTC participants will occur in the ordinary way in accordance with rules of DTC and its participants and will be settled using the procedures applicable to United States corporate debt obligations if payment is effected in United States dollars, or free of payment if payment is not effected in United States dollars. Where payment is not effected in United States dollars, separate payment arrangements outside DTC are required to be made between DTC participants.

•

Trading between Euroclear and/or Clearstream Participants. Secondary market sales of book-entry interests in a Euroclear/Clearstream Global Note to purchasers of book-entry interests in a Euroclear/Clearstream Global Note will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the conventional procedures applicable to Eurobonds.

The following provisions will apply to trading of notes in the secondary market where the applicable pricing supplement indicates that a particular issue of notes is issued both in the form of a DTC Global Note and a Euroclear/Clearstream Global Note.

•

Trading between DTC Seller and Euroclear/Clearstream Purchaser. When book-entry interests in notes are to be transferred from the account of a DTC participant holding a beneficial interest in a DTC Global Note to the account of a Euroclear or Clearstream account holder wishing to purchase a beneficial interest in a Euroclear/Clearstream Global Note, the DTC participant will deliver instructions for delivery to the relevant Euroclear or Clearstream account holder to DTC by 12:00 noon, New York City time, on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream account holder. On the settlement date, the custodian will instruct the registrar to (1) decrease the amount of notes registered in the name of the DTC nominee as evidenced by the DTC Global Note and (2) increase the amount of notes registered in the name of the nominee of the common depository for Euroclear and Clearstream as evidenced by the Euroclear/Clearstream Global Note. Book-entry interests will be delivered free of payment to Euroclear or Clearstream for credit to the relevant account holder on the first Business Day following the settlement date.

•

Trading between Euroclear/Clearstream Seller and DTC Purchaser. When book-entry interests in notes are to be transferred from the account of a Euroclear or Clearstream account holder to the account of a DTC participant wishing to purchase a beneficial interest in the DTC Global Note, the Euroclear or Clearstream participant must send to Euroclear or Clearstream, delivery free of payment instructions within its established deadline one business day prior to the settlement date. Euroclear or Clearstream will in turn transmit appropriate instructions to the common depository for Euroclear and Clearstream and the registrar to arrange delivery to the DTC participant on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear and Clearstream account holder, as the case may be. On the settlement date, the common depository for Euroclear and Clearstream will (1) transmit appropriate instructions to the custodian who will in turn deliver such book-entry interests in the notes free of payment to the relevant account of the DTC participant and (2) instruct the registrar to decrease the amount of notes registered in the name of the nominee of the common depository for Euroclear and Clearstream as evidenced by the Euroclear/Clearstream Global Note, and to increase the amount of Notes registered in the name of the DTC nominee evidenced by the DTC Global Note.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the notes settled during this processing will be reported to the Clearstream or Euroclear participants on the same business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

All transfers, notices, payments and other procedures, and the timing and sufficiency thereof, relating to DTC, Euroclear and Clearstream or any other such depository or nominee, are subject to the rules and procedures applicable to the relevant book-entry system. Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be changed or discontinued at any time by any of them.

DTC, Euroclear and Clearstream Arrangements

So long as DTC or its nominee or Euroclear, Clearstream, or their nominee or their common depository is the registered holder of global notes, DTC, Euroclear, Clearstream or such common depository or nominee, as the case may be, will be considered the sole owner of the global notes for all purposes. Payments of principal and interest in respect of the global notes will be made to DTC, Euroclear, Clearstream or such common depository or nominee, as the registered holder thereof, and any vote or other action to be taken by the holder shall be made or taken by such registered owner. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream and their participants. Generally, these depositories and the broker/dealers, banks, trust companies and other representatives that are part of their respective systems are required to provide for payment to investors in the notes, contact investors for voting instructions, and otherwise provide investors with the rights of a holder in accordance with the applicable procedures and rules of the depository and its participants.

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream described below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. Neither TDCC nor the Trustee will have any responsibility to investors for the performance by DTC, Euroclear and Clearstream or their respective direct or indirect participants or account holders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described above.

DTC, the world’s largest central securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (the “Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include the agents. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The DTC Rules applicable to Direct Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com. The information on the website is not part of, or incorporated by reference into, this prospectus supplement or any applicable pricing supplement.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book- entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the agents. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participants of Euroclear (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear Participants include investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the agents. Non-participants in Euroclear may hold and transfer beneficial interests in a global note through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depository for Euroclear.

Information concerning DTC, Clearstream, and Euroclear in this prospectus supplement has been obtained from sources TDCC believes to be reliable, but TDCC takes no responsibility for the accuracy thereof.

Methods of Payment

Unless otherwise specified in the applicable pricing supplement, BNYM will act as TDCC’s paying agent and will make all payments of principal, premium and interest on the notes on TDCC’s behalf. Payments on global notes will be made to the account of the applicable depository’s nominee as registered holder by wire transfer of immediately available funds. Neither TDCC nor BNYM can make any payments to owners of beneficial interests in book-entry notes. Instead, DTC, Euroclear or Clearstream, as applicable, will credit the funds to which an investor is entitled to the account of the participant through which the investor holds its note. That participant, in turn, will credit these funds to your account (or the account of any other intermediary through which you hold your note). Each registered holder of certificated notes will receive payments of principal and interest due at Maturity or earlier redemption by wire transfer of immediately available funds after presenting the matured or redeemed note at the Trustee’s corporate trust office in New York City, New York, initially at 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602. Interest payable on a certificated note at any other time will be paid by check mailed to your address as it appears in the paying agent’s records. If you own $10,000,000 aggregate principal amount or more of notes having the same interest payment dates, TDCC may pay you interest prior to Maturity by wire transfer of immediately available funds if you give the appropriate instructions to the Trustee at least 15 calendar days before the applicable interest payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the holder of the note.

Except as set forth in “Risk Factors—Risks Related to Exchange Rates and Exchange Controls—Foreign Currency Judgments Are Subject to Exchange Rate Risks,” and unless specified otherwise in the applicable pricing supplement, if payment in respect of a note is required to be made in a currency other than U.S. dollars and such currency is unavailable to TDCC due to the imposition of exchange controls or other circumstances beyond its control or is no longer used by the relevant government or for the settlement of transactions within the international banking community, then all payments in respect of such note will be made in U.S. dollars until such currency is again available to TDCC or so used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment in respect of such note so made in U.S. dollars will not constitute an event of default under the Indenture. However, if TDCC cannot make payment in a specified currency solely because that currency has been replaced by the euro, then, beginning with the date the replacement becomes effective, TDCC will be able to satisfy its obligations under those notes by making payment in euros. In addition, if any of the notes are not denominated in U.S. dollars or if the principal of, premium or interest on the notes is payable in or by reference to a currency or in amounts determined by reference to one or more currencies other than that in which the note is denominated, any other applicable provisions will be included in the note and described in the applicable pricing supplement.

Other Provisions; Addenda

Any provisions with respect to notes, including the determination of an Interest Rate Basis, the specification of Interest Rate Basis, the calculation of the interest rate applicable to a floating rate note, the Interest Payment Dates, the stated maturity date, any redemption or repayment provisions or any other matters may be modified as specified under “Other Provisions” on the face of the note or in an addendum to the note and in the applicable pricing supplement.

SECURED OVERNIGHT FINANCING RATE AND SOFR INDEX

Secured Overnight Financing Rate

The Secured Overnight Financing Rate is published by the New York Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The New York Federal Reserve reports that the Secured Overnight Financing Rate includes all trades in the Broad General Collateral Rate (as defined by the New York Federal Reserve), plus bilateral Treasury repo transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC. The Secured Overnight Financing Rate is filtered by the New York Federal Reserve to remove a portion of the foregoing transactions considered to be “specials.” According to the New York Federal Reserve, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

The New York Federal Reserve reports that the Secured Overnight Financing Rate is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as general collateral finance repurchase agreement transaction data and data on bilateral Treasury repurchase transactions cleared through the FICC’s delivery-versus-payment service. The New York Federal Reserve notes that it obtains information from DTCC Solutions LLC, an affiliate of DTC. If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. The Secured Overnight Financing Rate would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the New York Federal Reserve would use information collected through a daily survey conducted by its trading desk of primary dealers’ repo borrowing activity. Such daily survey may include information reported by the agents or their affiliates. The New York Federal Reserve notes on its publication page for the Secured Overnight Financing Rate that use of the Secured Overnight Financing Rate is subject to important limitations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the Secured Overnight Financing Rate at any time without notice.

Each U.S. Government Securities Business Day, the New York Federal Reserve publishes the Secured Overnight Financing Rate on its website at approximately 8:00 A.M., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of the Secured Overnight Financing Rate but on that same day, the Secured Overnight Financing Rate and the accompanying summary statistics may be republished at approximately 2:30 P.M., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the New York Federal Reserve’s publication would indicate the revision. This revision threshold will be reviewed periodically by the New York Federal Reserve and may be changed based on market conditions.

As the Secured Overnight Financing Rate is published by the New York Federal Reserve based on data received from other sources, TDCC has no control over its determination, calculation or publication. There can be no guarantee that the Secured Overnight Financing Rate will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Compounded SOFR Notes or SOFR Notes. The interest rate of Compounded SOFR Notes or SOFR Notes for any Interest Period or Interest Payment Calculation Period, respectively, will not be adjusted for any modifications or amendments to the SOFR Index or the Secured Overnight Financing Rate data that the New York Federal Reserve may publish after the interest rate for such period has been determined. If the manner in which the Secured Overnight Financing Rate is calculated is changed, that change may result in a reduction of the amount of interest payable on the Compounded SOFR Notes or SOFR Notes and the trading prices of such notes.

SOFR Index

The SOFR Index is published by the New York Federal Reserve and measures the cumulative impact of compounding the Secured Overnight Financing Rate on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of the Secured Overnight Financing Rate. The SOFR Index value reflects the effect of compounding the Secured Overnight Financing Rate each business day and allows the calculation of compounded Secured Overnight Financing Rate averages over custom time periods.

The New York Federal Reserve notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice.

Disclaimer Regarding the Secured Overnight Financing Rate and SOFR Index

The New York Federal Reserve began to publish the Secured Overnight Financing Rate in April 2018. The New York Federal Reserve has also begun publishing historical indicative Secured Overnight Financing Rates going back to 2014. Investors should not rely on any historical changes or trends in the Secured Overnight Financing Rate as an indicator of future changes in the Secured Overnight Financing Rate. Also, since the Secured Overnight Financing Rate is a relatively new market index, the Compounded SOFR Notes and SOFR Notes will likely have no established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for debt securities indexed to the Secured Overnight Financing Rate, such as the spread over the index reflected in interest rate provisions, may evolve over time, and, as a result, trading prices of the Compounded SOFR Notes and SOFR Notes may be lower than those of later-issued indexed debt securities as a result. Similarly, if the Secured Overnight Financing Rate does not prove to be widely used in securities like the Compounded SOFR Notes and SOFR Notes, the trading price of the Compounded SOFR Notes and SOFR Notes may be lower than those of notes linked to indices that are more widely used. Investors in the Compounded SOFR Notes or SOFR Notes may not be able to sell the Compounded SOFR Notes or SOFR Notes, respectively, at all or may not be able to sell such notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The information contained in this section is based upon the New York Federal Reserve’s Website and other U.S. Government sources.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax consequences and certain estate tax consequences of the acquisition, ownership and disposition of the notes. This discussion applies to you only if you purchase the notes for cash and hold the notes as capital assets within the meaning of Section 1221 of the Code (as defined below) for U.S. federal income tax purposes.

This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences, the consequences to taxpayers subject to special accounting rules under Section 451(b) of the Code, and the consequences resulting from the Medicare tax on investment income, or to a holder subject to special rules, such as:

•	a financial institution;

•	an insurance company;

•	a grantor trust;

•	a dealer or trader in securities, commodities, or foreign currencies subject to a mark-to-market method of tax accounting with respect to the notes;

•	a person holding notes as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction or entering into a constructive sale with respect to the notes;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes;

•	a controlled foreign corporation;

•	a “passive foreign investment company”;

•	certain former citizens or long-term residents of the United States;

•	a regulated investment company;

•	a real estate investment trust; or

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA,” respectively.

Moreover, this summary does not address the U.S. federal estate and gift tax or alternative minimum tax consequences of the acquisition, ownership or disposition of notes and does not address the U.S. federal income tax treatment of holders that do not acquire notes as part of the initial distribution at their initial issue price (except where otherwise specifically noted). Each prospective purchaser should consult its tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of notes.

If you are a partnership, or any other entity or arrangement treated as a partnership, for U.S. federal income tax purposes, the U.S. federal income tax treatment of the partnership and your partners will generally depend on the status of the partners and the activities of the partnership. Prospective purchasers that are partnerships and any owners or partners in such partnerships are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of ownership and disposition of the notes in their particular situations.

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that in each case a holder of a note would be entitled under the terms of the note to receive a payment at maturity (or earlier retirement) equal to at least 100% of the principal amount of the note.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. TDCC has not sought and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the acquisition, ownership and disposition of the notes. You should consult your tax advisor with regard to the application of the U.S. federal tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal taxation contained in the applicable pricing supplement. Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific notes offered thereunder.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. You are a “U.S. Holder” if you are, for U.S. federal income tax purposes, a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding clause, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as U.S. persons prior to such date that elect to continue to be so treated also shall be considered U.S. Holders. An individual will be deemed to be a resident of the United States by reason of being a lawful permanent resident or, subject to certain exceptions, present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period including the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

Payments of Stated Interest

Subject to the discussions below, stated interest paid on a note will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes.

Special rules governing the treatment of interest paid with respect to Original Issue Discount Notes, short-term notes, floating rate notes, foreign currency notes and contingent payment notes are described under “—Original Issue Discount Notes,” “—Short-Term Notes,” “—Floating Rate Notes,” “—Foreign Currency Notes” and “—Contingent Payment Notes” below.

Sale, Exchange or Retirement of the Notes

Subject to the discussions below, you will recognize taxable gain or loss on the sale, exchange or retirement of a note equal to the difference between the amount realized on the sale, exchange or retirement and your adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest, which is treated as interest as described under “—Payments of Stated Interest” above. Your “adjusted tax basis” in a note will equal your cost of the note, increased by the amount of any market discount or original issue discount previously included in income by you with respect to the note, and reduced by any amortized bond premium, any principal payments you receive and, in the case of an original issue discount note, any other payments that do not constitute qualified stated interest (as defined below).

Except as described below, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of sale, exchange or retirement, the note has been held for more than one year. Exceptions to this general rule apply in the case of a short-term note, to the extent of any accrued discount not previously included in your taxable income. See “—Short-Term Notes” below. In addition, other exceptions to this general rule apply in the case of contingent payment notes, certain foreign currency notes and notes that are acquired with market discount. See the discussions under “—Contingent Payment Notes,” “—Foreign Currency Notes” and “—Market Discount” below. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Original Issue Discount Notes

General. A note (other than a short-term note or a contingent payment note, each as defined below) that is issued at an issue price less than its stated redemption price at maturity will be considered to have been issued with original issue discount for U.S. federal income tax purposes (and will be referred to in this discussion as an “original issue discount note”) unless the note satisfies a de minimis threshold (as described below). The amount of original issue discount will be equal to the excess of the stated redemption price at maturity over the issue price. The “stated redemption price at maturity” of a note equals the sum of all payments required under the note other than payments of qualified stated interest. “Qualified stated interest” is stated interest unconditionally payable in cash or property (other than in debt instruments issued by TDCC) at least annually during the entire term of the note. For a note that provides for interest only at a single fixed rate, qualified stated interest is equal to the outstanding principal balance of the note multiplied by the fixed rate of interest. Subject to the discussion below under “—Notes Subject to Early Redemption,” if a note provides for more than one fixed rate of stated interest, interest payable at the lowest stated fixed rate generally is qualified stated interest and the excess, if any, is included in the stated redemption price at maturity for purposes of determining whether the note will be issued with original issue discount. See “—Floating Rate Notes” below with regard to qualified stated interest in the case of floating rate notes.

Subject to any additional discussion in the applicable pricing supplement and to the discussion below regarding reopenings, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the “issue price” of a note (i.e., the first price at which a substantial amount of the notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) is equal to the note’s stated issue price indicated in the applicable pricing supplement.

A note will not be considered to have original issue discount if the difference between the note’s stated redemption price at maturity and its issue price is less than a de minimis amount, defined by applicable Treasury regulations, generally, as 1⁄4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity or, generally, in the case of an “installment obligation” (as defined by applicable Treasury regulations), multiplied by the weighted average maturity. The “weighted average maturity” is the sum of the following amounts determined for each payment under the note other than a payment of qualified stated interest: (i) the number of complete years from the issue date of the note until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the note’s stated redemption price at maturity. If you hold a note with a de minimis amount of original issue discount, you will generally be required to include this original issue discount in income as capital gain on a pro rata basis as principal payments are made on the note. Notwithstanding the foregoing sentence, if a note has only a de minimis amount of original issue discount, then all stated interest (including stated interest that would otherwise be characterized as original issue discount) is treated as qualified stated interest.

If you hold an original issue discount note, you will be required to include any qualified stated interest payments in income in accordance with your method of accounting for U.S. federal income tax purposes. You will also be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, without regard to the timing of the receipt of cash payments attributable to this income.

You may make an election to include in gross income all interest that accrues on any note (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”). Such election may be revoked only with the permission of the IRS.

Additional rules applicable to Original Issue Discount Notes that are denominated in a specified currency other than the U.S. dollar, or have payments of interest or principal determined by reference to the value of a specified currency other than the U.S. dollar, are described under “—Foreign Currency Notes” below.

Notes Subject to Early Redemption. A note subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the note (which may affect whether the note is treated as issued with original issue discount and, if so, the timing of accrual of the original issue discount). Under applicable Treasury regulations, TDCC will generally be presumed to exercise an option to redeem a note if the exercise of the option will lower the yield on the note. Conversely, you will generally be presumed to exercise an option to require TDCC to repurchase a note if the exercise of the option will increase the yield on the note. In either case, if such an option is not in fact exercised, the note will be treated, solely for purposes of calculating original issue discount, as if it were redeemed and a new note were issued on the presumed exercise date for an amount equal to the note’s adjusted issue price on that date. For purposes of this section, a note’s “adjusted issue price” is defined as the sum of its issue price and the aggregate amount of previously accrued original issue discount, less any prior payments on the note other than payments of qualified stated interest.

Under these rules, if a note provides for multiple fixed rates of interest that increases over the term of the note and TDCC has an option to redeem the note for an amount equal to the stated principal amount prior to the first date on which an increased rate of interest is in effect, the yield on the note will be lowered if TDCC redeems the note before the initial increase in the interest rate, and therefore TDCC’s redemption option will be treated as exercised. Since the note will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the note will not be treated as issued with original issue discount. If a note is not treated as issued with original issue discount and if, contrary to the presumption in the applicable Treasury regulations, TDCC does not redeem the note before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate. This means that the note that is deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore generally will be treated as issued without original issue discount. Upon any scheduled increase in a note’s interest rate, if the remaining term of the note will be one year or less, the rules governing short-term debt instruments (as provided below in “Short-Term Notes”) may apply to a note deemed reissued at that time. You should consult with your tax advisor concerning the potential application of these rules.

Short-Term Notes

A note that matures (after taking into account the last possible date that the note could be outstanding under its terms) one year or less from its date of issuance will be treated as a “short-term note.” As described below, certain aspects of the tax treatment of short-term securities with certain features are uncertain. U.S. Holders of short-term securities should consult their tax advisors as to the U.S. federal tax consequences of the ownership and disposition of such short-term securities.

Under the applicable Treasury regulations, a short-term note will be treated as being issued at a discount, the amount of which will be equal to the excess of the sum of all payments on the short-term note (including all stated interest) over its issue price.

If you are a cash method taxpayer, you will not be required to include the discount in income as it accrues for U.S. federal income tax purposes unless you elect to do so. If you do not make such election, you should include the stated interest payments on the short-term notes, if any, as ordinary income upon receipt. Except in the case of stated interest payments, if you are a cash method taxpayer, you generally will not be required to recognize income with respect to the short-term notes prior to maturity, other than pursuant to a sale, exchange or redemption, as described below. If you are an accrual method taxpayer, you will be required to include the discount in income as it accrues on a straight-line basis, unless you make an election to accrue the discount according to a constant yield method based on daily compounding. At maturity of the short-term notes, any gain realized will be treated as ordinary income. Upon a sale, exchange or redemption of a short-term note, any gain you recognize should be treated as ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) and short-term capital gain otherwise, and any loss you recognize will be treated as a short-term capital loss. If you are a cash method taxpayer and you do not make the election to include the discount in income on an accrual basis, you will be required to defer deductions for certain interest paid on indebtedness incurred to purchase or carry the short-term notes until you include the discount on the notes in income or dispose of the notes (including in certain nontaxable transactions). You should consult your tax advisor regarding these deferral rules.

Floating Rate Notes

General. Floating rate notes are subject to special rules whereby a floating rate note will qualify as a “variable rate debt instrument” if:

•	the issue price does not exceed the total noncontingent principal payments due under the floating rate note by more than a specified de minimis amount;

•	it provides for stated interest, paid or compounded at least annually, at current values of:

○	one or more qualified floating rates,

○	a single fixed rate and one or more qualified floating rates,

○	a single objective rate, or

○	a single fixed rate and a single objective rate that is a qualified inverse floating rate, each as defined in the applicable Treasury regulations; and

•	certain other conditions, as set forth in the applicable Treasury regulations, are satisfied.

In general, a “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate note is denominated. In general, a variable rate is not a “qualified floating rate” if it is subject to (i) a restriction or restrictions on the maximum stated interest rate (a “cap”), (ii) a restriction or restrictions on the minimum stated interest rate (a “floor”), (iii) a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a “governor”), or (iv) any other restrictions similar to clauses (i), (ii) and (iii). Notwithstanding the preceding sentence, the following restrictions will not cause a variable rate to fail to be a qualified floating rate:

•	a cap, floor, or governor that is fixed throughout the term of the floating rate note;

•

a cap or similar restriction that is not reasonably expected as of the issue date to cause the yield on the floating rate note to be significantly less than the expected yield determined without the cap;

•

a floor or similar restriction that is not reasonably expected as of the issue date to cause the yield on the floating rate note to be significantly more than the expected yield determined without the floor; or

•

a governor or similar restriction that is not reasonably expected as of the issue date to cause the yield on the floating rate note to be significantly more or significantly less than the expected yield determined without the governor.

In general, an “objective rate” is a rate that is not itself a qualified floating rate but that is determined using a single fixed formula that is based on objective financial or economic information. A “qualified inverse floating rate” is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a floating rate note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. If interest on a note is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the two preceding sentences if the values of the applicable rates on the issue date are within 1⁄4 of 1 percent of each other.

Unless otherwise provided in the applicable pricing supplement, it is expected, and this discussion assumes, that a floating rate note will qualify as a variable rate debt instrument. Under the applicable

Treasury regulations, special rules apply for purposes of determining whether a variable rate debt instrument is issued with original issue discount, as described below in “—Floating Rate Notes that Provide for a Single Variable Rate” and “—Floating Rate Notes that Provide for Multiple Rates.” If a floating rate note does not qualify as a variable rate debt instrument, then the floating rate note will be treated as a contingent payment debt instrument. In some cases, there may be uncertainty regarding whether a particular floating rate note is a variable rate debt instrument or a contingent payment debt instrument. For a description of the treatment of contingent payment debt instruments, see the discussion under “—Contingent Payment Notes” below.

Floating Rate Notes that Provide for a Single Variable Rate. All stated interest on a floating rate note will constitute qualified stated interest and will be taxed accordingly as described above in “—Payments of Stated Interest” if:

•	the floating rate note provides for stated interest at a single variable rate throughout the term thereof; and

•	the stated interest on the floating rate note is unconditionally payable in cash or other property (other than in TDCC’s debt instruments) at least annually.

Thus, such a floating rate note will generally not be treated as issued with original issue discount unless the floating rate note is issued at an issue price below its stated principal amount and the difference between the issue price and the stated principal amount is equal to or greater than a specified de minimis amount, as described above under “—Original Issue Discount Notes—General.”

If a floating rate note that provides for stated interest at a single variable rate is issued with original issue discount equal to or greater than a specified de minimis amount, the amount of qualified stated interest and the amount of original issue discount that accrues during an accrual period on such a floating rate note are determined under the rules applicable to fixed rate debt instruments, discussed under “—Original Issue Discount Notes—General” above, by assuming that the variable rate is a fixed rate equal to:

•	in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate; or

•	in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the floating rate note.

The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

Floating Rate Notes that Provide for Multiple Rates. In general, a floating rate note that provides for (i) multiple floating rates or (ii) one or more floating rates in addition to a single fixed rate (other than an initial fixed rate for one year or less that meets the conditions described above) will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the floating rate note. A floating rate note must be converted into an “equivalent” fixed rate debt instrument by substituting for any qualified floating rate or qualified inverse floating rate provided for under the terms of the floating rate note a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the floating rate note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the floating rate note is converted into a fixed rate that reflects the yield that is reasonably expected for the floating rate note. In the case of a floating rate note that provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the floating rate note provides for a qualified inverse floating rate). Under those circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the floating rate note as of the floating rate note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the substitute qualified floating rate or qualified inverse floating rate, as appropriate, rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the floating rate note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the floating rate note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general original issue discount rules to the “equivalent” fixed rate debt instrument, and a U.S. Holder of the floating rate note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument, as described under “—Original Issue Discount Notes—General” above.

In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest (or, in certain circumstances, original issue discount) assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the floating rate note during the accrual period. If the amount of interest you receive on the floating rate note in a taxable year is greater than the interest assumed to be paid or accrued under the equivalent fixed rate debt instrument, the excess is generally treated as additional qualified stated interest taxable to you as ordinary income. Otherwise, any difference will generally reduce the amount of qualified stated interest you are treated as receiving and will therefore reduce the amount of ordinary income you are required to take into income.

Market Discount

If you purchase a note (other than a short-term note or a contingent payment note) for an amount that is less than its stated redemption price at maturity (or, in the case of an original issue discount note, its adjusted issue price, defined above under “—Original Issue Discount Notes—General”) the amount of the difference will in general be treated as market discount for U.S. federal income tax purposes. However, if such difference is less than 1⁄4 of 1 percent of the note’s stated redemption price at maturity, multiplied by the number of complete years to maturity after your purchase, the note will be considered to have only “de minimis market discount” which will in general not be treated as market discount for U.S. federal income tax purposes.

If the note has market discount, you generally will be required to treat any principal payment (or in the case of an original issue discount note, any payment that does not constitute qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount accrued on the note at the time of the payment or disposition unless you have previously included this market discount in income pursuant to an election to include market discount in income as it accrues or pursuant to a constant yield election by you as described under “—Original Issue Discount Notes—General” above. If you dispose of such a note in certain nontaxable transactions, accrued market discount will be includible as ordinary income to you as if you had sold the note in a taxable transaction at its then fair market value. In addition, you may be required to defer, until the maturity of the note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

Acquisition Premium and Amortizable Bond Premium

If you purchase a note (other than a contingent payment note, as defined below) for an amount that is greater than the note’s adjusted issue price but less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, you will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of original issue discount that you must include in your gross income with respect to the note for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

If you purchase a note (other than a contingent payment note, as defined below) for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, you will generally be considered to have purchased the note with amortizable bond premium equal to such excess. You may elect to amortize this bond premium, using a constant yield method, over the remaining term of the note. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by you and may be revoked only with the consent of the IRS.

You may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in your income with respect to the note in that accrual period. Special rules may apply in the case of notes that are subject to optional redemption that may have the effect of reducing the amount of amortizable bond premium on those notes. In addition, if you purchase a note with amortizable bond premium that was issued with original issue discount, you will not be required to include any original issue discount in your income with respect to the note.

If you make a constant yield election (as described under “—Original Issue Discount Notes—General” above) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation.

Contingent Payment Notes

General. Certain floating rate notes that do not qualify as variable rate debt instruments as described above and certain other notes providing for contingent payments will generally be treated as “contingent payment debt instruments” for U.S. federal income tax purposes (and will be referred to in this discussion as “contingent payment notes”). Contingent payment notes will be subject to special rules that govern the tax treatment of debt obligations that are treated under applicable Treasury regulations (the “contingent payment debt regulations”) as providing for contingent payments.

Pursuant to the contingent payment debt regulations, if you hold a contingent payment note, you will be required to accrue interest income on the contingent payment note on a constant yield basis, based on a comparable yield, as described below, regardless of whether you use the cash or accrual method of accounting for U.S. federal income tax purposes. Accordingly, you may be required to include interest in income in a year in excess of any stated interest payments actually received in that year. No interest payments on a contingent payment note are qualified stated interest payments.

The contingent payment debt regulations provide that you must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the contingent payment note that equals the product of:

•	the adjusted issue price (as defined below for purposes of this section) of the contingent payment note as of the beginning of the accrual period;

•	the comparable yield (as defined below) of the contingent payment note, adjusted for the length of the accrual period; and

•	a fraction, the numerator of which is the number of days during the accrual period that you held the contingent payment note and the denominator of which is the number of days in the accrual period.

The “adjusted issue price” of a contingent payment note is its issue price, increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the contingent payment note.

The term “comparable yield” as used in the contingent payment debt regulations means the greater of (i) the annual yield TDCC would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the contingent payment notes, and (ii) the applicable federal rate (which is published monthly by the IRS).

The contingent payment debt regulations require that TDCC provide, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on the contingent payment notes. This schedule must produce a yield to maturity that equals the comparable yield.

The comparable yield and the projected payment schedule are not used for any purpose other than to determine your interest accruals and adjustments thereto in respect of the contingent payment notes for U.S. federal income tax purposes. They do not constitute a projection or representation by TDCC regarding the actual amounts that will be paid on the contingent payment notes.

Adjustments to Interest Accruals on the Contingent Payment Notes. If, during any taxable year, you receive actual payments with respect to your contingent payment note that, in the aggregate, exceed the total amount of projected payments for that taxable year, you will incur a “net positive adjustment” (i.e., the excess of projected payments over actual payments) under the contingent payment debt regulations equal to the amount of such excess. You will treat a net positive adjustment as additional interest income in that taxable year.

If you receive in a taxable year actual payments with respect to the contingent payment note that, in the aggregate, are less than the amount of projected payments for that taxable year, you will incur a “net negative adjustment” under the contingent payment debt regulations equal to the amount of such deficit. This net negative adjustment:

•	will first reduce your interest income on the contingent payment note for that taxable year;

•

to the extent of any excess, will give rise to an ordinary loss to the extent of your interest income on the contingent payment note during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments; and

•

to the extent of any excess after the application of the previous two bullet points, will be carried forward as a negative adjustment to offset future interest income with respect to the contingent payment note or to reduce the amount realized on a sale, exchange or retirement of the contingent payment note.

With respect to non-corporate U.S. Holders, a net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions (for which deductions would be unavailable or, for taxable years beginning after January 1, 2026, available only to a limited extent).

Special rules will apply if one or more contingent payments on a contingent payment note become fixed. If one or more contingent payments on a contingent payment note become fixed more than six months prior to the date each such payment is due, you will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of the relevant contingent payments as provided in the projected payment schedule, using the comparable yield as the discount rate in each case. If all remaining scheduled contingent payments on a contingent payment note become fixed substantially contemporaneously, you will be required to make adjustments to account for the difference between the amounts treated as fixed and the projected payments in a reasonable manner over the remaining term of the note. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the contingent payment debt regulations. Your tax basis in the note and the character of any gain or loss on the sale of the note will also be affected in this event. You should consult your tax advisor concerning the application of these special rules.

Sale, Exchange or Retirement of the Contingent Payment Notes. Generally, the sale, exchange or retirement of a contingent payment note will result in taxable gain or loss to you. The amount of gain or loss on a sale, exchange or retirement of a contingent payment note will be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by you, including the fair market value of any stock received, from the sale, exchange or retirement of the contingent payment note (the “amount realized”) and (b) your adjusted tax basis in the contingent payment note. As discussed above, to the extent that you have any net negative adjustment carryforward, you may use such net negative adjustment from a previous year to reduce the amount realized on the sale, exchange or retirement of the contingent payment note.

For purposes of determining the amount realized on the scheduled retirement of a contingent payment note, you will be treated as receiving the projected amount of any contingent payment due at maturity. As previously discussed, to the extent that actual payments with respect to the notes during the year of the scheduled retirement, including a contingent payment at maturity, are greater or less than the projected payments for such year, you will incur a net positive or negative adjustment, resulting in additional ordinary income or loss, as the case may be.

Your adjusted tax basis in a contingent payment note generally will be equal to your original purchase price for the contingent payment note, increased by any interest income previously accrued by you (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the contingent payment note (without regard to the actual amount paid).

Gain recognized by you upon a sale, exchange or retirement of a contingent payment note generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the contingent payment note and, thereafter, capital loss (which will be long-term capital loss if the contingent payment note has been held for more than one year). The deductibility of capital losses is subject to limitations. If you recognize a loss upon a sale or other disposition of a contingent payment note and such loss is above certain thresholds, you may be required to file a disclosure statement with the IRS, as discussed under “—Disclosure Requirements” below. You should consult your tax advisor regarding this reporting obligation.

Purchase of Contingent Payment Notes at a Price Other Than the Adjusted Issue Price. If you purchase a contingent payment note for an amount that differs from the adjusted issue price of the contingent payment note at the time of purchase, you will be required to make additional positive or negative adjustments to interest income on the contingent payment note equal to the difference between the purchase price of the contingent payment note and its adjusted issue price at the time of purchase. If the purchase price of the contingent payment note is less than its adjusted issue price at the time of purchase a positive adjustment will result, and if the purchase price is greater than its adjusted issue price at the time of purchase a negative adjustment will result. You will be required to reasonably allocate the positive or negative adjustment (as the case may be) to daily portions of accrued interest (for example, to the extent the adjustment is attributable to a change in interest rates since the original issue date of the contingent payment note) or projected payments (for example, to the extent the adjustment is attributable to a change in the expected amounts of contingent payments potentially payable in respect of the contingent payment note, and not to a change in interest rates) over the remaining term of the contingent payment note. If the contingent payment note is listed on a national securities exchange or an interdealer quotation system sponsored by a national securities association, you generally would be permitted, but not required, to allocate such adjustment on a pro rata basis to the daily portions of accrued interest (as described above) over the remaining term of the contingent payment note. This pro rata allocation, however, would not be reasonable and thus would not be permitted to the extent that the allocation produces a deemed yield on the contingent payment note that is less than the applicable federal rate for the contingent payment note as of the purchase date (determined as if the remaining term of the contingent payment note were the term of the contingent payment note). Any adjustment allocated to a daily portion of accrued interest will be taken into account on the date such daily portion accrues. Any adjustment allocated to one or more projected payments will be taken into account when the relevant projected payment is made (or if the projected payment becomes fixed more than six months prior to the due date for payment, when such payment becomes fixed). Any such positive or negative adjustment will increase or decrease, respectively, your adjusted tax basis in the contingent payment note at the time such adjustment is required to be taken into account.

Foreign Currency Notes

General. The following discussion describes certain special rules applicable to you if you hold notes that are denominated in a single specified currency other than the U.S. dollar or the payments of interest and principal on which are payable in (or determined by reference to) a single specified currency other than the U.S. dollar, which TDCC refers to as “foreign currency notes.” However, the U.S. federal income tax consequences to you of the ownership and disposition of other currency-linked notes and nonfunctional currency contingent payment debt instruments are not discussed in this prospectus supplement and will be discussed in the applicable pricing supplement.

The rules applicable to notes that are denominated in a currency other than the U.S. dollar could require some or all of the gain or loss realized upon the sale, exchange, retirement or other disposition of the notes that is attributable to fluctuations in currency exchange rates (“foreign currency gain or loss”) to be recharacterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and their application may depend on your particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether you should make any of these elections may depend on your particular U.S. federal income tax situation. You should consult your tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.

Payments of Interest on Foreign Currency Notes. If you use the cash method of accounting for U.S. federal income tax purposes and receive a payment of qualified stated interest (or proceeds from a sale, exchange, retirement or other disposition (including retirement) attributable to accrued qualified stated interest) in a foreign currency with respect to a foreign currency note, you will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and this U.S. dollar value will be your tax basis in the foreign currency. The amount of qualified stated interest that is includible in income by the U.S. Holder that uses the cash method of accounting is the U.S. dollar value of the amount paid, as determined on the date of actual or constructive receipt by such U.S. Holder, using the spot rate of exchange on such date. If you are a cash method holder, to the extent that you are required to accrue original issue discount on a foreign currency note, rules similar to the rules described in the following paragraph will apply with respect to the original issue discount.

If you use the accrual method of accounting for U.S. federal income tax purposes, you will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount, but reduced by acquisition premium and amortizable bond premium to the extent applicable, each calculated in the relevant foreign currency) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at an average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. In addition to the interest income accrued as described above, you will recognize foreign currency gain or loss as ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest are actually received. The amount of foreign currency gain or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period (or, where you receive U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). You may elect to translate interest income (including original issue discount) for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. If you make this election, you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Foreign currency gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the same period as a return of principal that is treated in the same manner as on the sale, exchange or retirement of the foreign currency note (as discussed below). Any such foreign currency gain or loss will be ordinary income or loss as described below.

Tax Basis in Foreign Currency Notes. Your tax basis in a foreign currency note, and the amount of any subsequent adjustment to your tax basis, will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment (or, in the case of cash-method and electing accrual-method taxpayers, the date of settlement for the notes that are traded on an established securities market). If you purchase a foreign currency note with previously owned foreign currency, you will recognize ordinary income or loss in an amount equal to the difference, if any, between your tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

Sale, Exchange or Retirement of Foreign Currency Notes. Foreign currency gain or loss recognized upon the sale, exchange or retirement of a foreign currency note will be ordinary income or loss that will not be treated as interest income or expense. The amount of foreign currency gain or loss generally will equal the difference between (i) the U.S. dollar value of your purchase price (excluding any amortizable bond premium previously amortized) in the relevant foreign currency of the note, determined on the date the payment is received in exchange for the note or the foreign currency note is disposed of, and (ii) the U.S. dollar value of your purchase price (excluding any amortizable bond premium previously amortized) in the foreign currency of the note, determined on the date you acquired the note. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes described above. Foreign currency gain or loss realized upon the sale, exchange or retirement of any foreign currency note will be recognized only to the extent of the total gain or loss realized by you on the sale, exchange or retirement of the foreign currency note. Any gain or loss realized by you in excess of the foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount, or, in the case of a short-term note, to the extent of any discount not previously included in your income). If you recognize a loss upon a sale or other disposition of a foreign currency note and such loss is above certain thresholds, then you may be required to file a disclosure statement with the IRS, as discussed under “—Disclosure Requirements” below. You should consult your tax advisor regarding this potential reporting obligation.

You will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of such sale, exchange or retirement. If you are a cash method taxpayer and you buy or sell a foreign currency note that is traded on an established market, you will be required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations with respect to such foreign currency between the trade date and the settlement of the purchase or sale. If you are an accrual method taxpayer, you may elect the same treatment for all purchases and sales of foreign currency obligations if such obligations are traded on an established securities market. This election cannot be changed without the consent of the IRS. Otherwise, an accrual method taxpayer will realize foreign currency gain or loss to the extent the U.S. dollar value of the foreign currency received (based on the spot rate in effect on the date of receipt) differs from the U.S. dollar value of the foreign currency on the date of the sale, exchange or retirement of the note. Any gain or loss realized by you on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements may apply to certain payments of principal of, and interest on, an obligation and to proceeds of the sale or redemption of an obligation to certain non-corporate holders of notes that are United States persons. Backup withholding may apply in respect of the amounts paid to you, unless you provide a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules, or you provide proof of an applicable exemption (generally by providing a validly completed and duly executed IRS Form W-9 or successor form). The amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a credit against the holder’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Disclosure Requirements

Applicable U.S. Treasury regulations require taxpayers that participate in certain “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, organizers and sellers of such transactions are required to maintain records, including lists identifying investors in the transaction, and must furnish those records to the IRS upon demand. A transaction may be a

“reportable transaction” based on any of several criteria. Whether an investment in a note constitutes a “reportable transaction” for you depends on your particular circumstances. You should consult your tax advisor concerning any possible disclosure obligation that you may have with respect to your investment in the notes and should be aware that TDCC (or other participants in the transaction) may determine that the investor list maintenance requirement applies to the transaction and comply accordingly with this requirement.

Individual U.S. Holders (and certain entities) that own “entities specified foreign financial assets,” including financial instruments issued by non-U.S. issuers, or non-U.S. financial accounts through which they may be held, may be required to file an information report with respect to such assets with their tax returns. You should consult your tax advisor regarding the application of these rules to your ownership of the notes.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. You are a “Non-U.S. Holder” if you are, for U.S. federal income tax purposes, a beneficial owner of a note that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including (i) if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, (ii) if you are a former citizen or former resident of the United States, (iii) if you are a holder for whom income or gain in respect of the notes is effectively connected with the conduct of a trade or business in the United States, or (iv) if you are a holder who holds or invests in a note through a U.S. financial institution or intermediary, or through a financial institution or intermediary that is related to a U.S. financial institution or intermediary.

Such holders should consult their tax advisors regarding the U.S. federal income tax consequences of owning and disposing of a note. In addition, Non-U.S. Holders that hold notes through U.S. or certain U.S.-related intermediaries should consult their tax advisors regarding any certification requirements that may need to be complied with the avoid U.S. backup withholding.

Interest on the Notes

General. Subject to the discussions below regarding effectively connected income, Section 871(m), backup withholding and FATCA (as defined below), you generally will not be subject to U.S. federal income or withholding tax in respect of interest (including original issue discount, if any) on a note, provided that:

•

you do not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of TDCC’s stock entitled to vote within the meaning of the Code and the Treasury regulations;

•	you are not a controlled foreign corporation related, directly or indirectly, to TDCC through stock ownership;

•	you are not a bank receiving interest under Section 881(c)(3)(A) of the Code;

•	you fulfill the certification requirement described below; and

•	the interest is not contingent on TDCC’s profits, revenues or on changes in the value of TDCC’s property or otherwise described in Section 871(h)(4) of the Code.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if you furnish (or a financial institution holding a note on your behalf furnishes) to TDCC or the applicable withholding agent an IRS Form W-8 (or successor form) appropriate to your circumstances, on which you certify, under penalties of perjury, that you are not a U.S. person.

Sale, Exchange or Retirement of the Notes

Subject to the discussions below regarding effectively connected income, Section 871(m), backup withholding and FATCA, you generally will not be subject to U.S. federal income tax (including withholding tax) on gain recognized on a sale, exchange or retirement of the notes (other than gain treated as interest income, which is subject to the rules in “––Interest on the Notes” above).

Effectively Connected Income

If you are engaged in a trade or business in the United States, and if income or gain on your note is effectively connected with the conduct of this trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by you), although exempt from the withholding tax on interest discussed above, you will generally be taxed in the same manner as a U.S. Holder (see “—Tax Consequences to U.S. Holders” above). You will also be required to provide a properly executed IRS Form W-8ECI, in the case of amounts treated as interest income, in order to claim an exemption from the withholding described above. You should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Possible Application of Section 871(m) of the Code

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) impose a 30% withholding tax (or lower treaty rate applicable to dividends) on certain “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Subject to the discussion below concerning notes issued before January 1, 2023, a note linked to U.S. equities or indices that include U.S. equites (a “U.S. equity linked note”) will generally be subject to the Section 871(m) withholding regime if at issuance it (i) has a “delta” or 0.80 or higher with respect to the underlying U.S. equity or (ii) substantially replicates the economic performance of the underling U.S. equity, as determined by the “substantial equivalence” test that, among other factors, takes into account the initial number of shares of the underling U.S. equity needed to hedge the transactions fully. The tests described above are set forth in the Treasury regulations, and the applicable test will depend on the terms of the relevant U.S. equity linked note. Under these rules, withholding may apply even where the relevant U.S. equity linked note does not provide for any payment that is explicitly linked to a dividend. The Treasury regulations provide for certain exceptions to the withholding requirements, in particular for instruments linked to certain broad-based indices (a “qualified index”) that meet standards set forth in the regulations, as well as certain securities that track a qualified index.

Pursuant to an IRS notice, Section 871(m) will not apply to notes issued before January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. If the terms of a U.S. equity linked note are significantly modified (including in the event TDCC is replaced and substituted by another entity as the principal debtor under the note) and if such modification or substitution results in a deemed exchange of the note for U.S. federal income tax purposes, the U.S. equity linked note will generally be treated as reissued at the time of the significant modification. Under Treasury regulations, certain “benchmark” rate replacements would not give rise to deemed exchanges for U.S. federal income tax purposes, provided that certain conditions set forth in the regulations are met.

The calculations of “delta” are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the note, i.e., when all material terms have been agreed on, and (ii) the issuance of the note. However, if the time of pricing is more than 14 calendar days before the issuance of the note, the calculation date is the date of the issuance of the note. In those circumstances, information regarding TDCC’s final determinations for purposes of Section 871(m) may be available only after the issuance of the note. As a result, a Non-U.S. Holder should acquire such a note only if it is willing to accept the risk that the note is treated as subject to withholding.

The amount of a “dividend equivalent” is equal to, for a “simple” contract, the product of (a) the per-share dividend amount, (b) the number of shares of the underlying U.S. equity referenced in the U.S. equity linked note and (c) the delta, and, for a “complex” contract, the product of (a) the per-share dividend amount and (b) the initial hedge.

The dividend equivalent amount will be determined on the earlier of (a) the record date of the dividend and (b) the day prior to the ex-dividend date. The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If a note is subject to withholding in respect of dividend equivalents, withholding will, depending on the applicable withholding agents’ circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the relevant U.S. equity linked note or upon the date of maturity, lapse or other disposition thereof by the Non-U.S. Holder.

TDCC will determine whether a U.S. equity linked note is subject to withholding under Section 871(m). If TDCC has determined that a U.S. equity linked note should be subject to withholding under Section 871(m), TDCC will be deemed to instruct its agents and withholding agents that withholding is required, unless such agent or withholding agent knows or has reason to know otherwise. If withholding is required, the relevant Issuer will not be required to pay any additional amounts with respect to the amounts so withheld.

TDCC’s determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on the Non-U.S. Holder’s particular circumstances. For example, the application of Section 871(m) may be affected if a Non-U.S. Holder enters into another transaction in connection with the acquisition of a U.S. equity linked note. Accordingly, Non-U.S. Holders should consult their tax advisers regarding the potential application of Section 871(m) to the notes in their particular circumstances.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, a note that is treated as a debt obligation for U.S. federal estate tax purposes will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the note, if received by the decedent at the time of death, would have been subject to U.S. federal withholding tax (even if the IRS Form W-8 certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty or withholding under FATCA). You should consult your tax advisor regarding the U.S. federal estate tax consequences of an investment in the notes in your particular situation and the availability of benefits provided by an applicable estate tax treaty, if any.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments of interest on the notes. Unless you comply with certification procedures to establish that you are not a United States person for U.S. federal income tax purposes, information returns may also be filed in connection with the proceeds from a sale, exchange or other disposition of a note. You may be subject to backup withholding in respect of amounts paid to you, unless you comply with certification procedures to establish that you are not a United States person for U.S. federal income tax purposes or otherwise establish an exemption (generally by providing a validly completed and duly executed IRS Form W-8 or successor form). Compliance with the certification procedures described above will satisfy the certification requirements necessary to avoid backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS. Prospective Non-U.S. Holders should consult their own tax advisors concerning the application of information reporting and backup withholding rules.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or dividends (including dividend equivalents) or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to any payment of U.S.-source FDAP income and, for dispositions after December 31, 2018, any payment of gross proceeds of the disposition (including upon retirement) of the notes. However, Treasury regulations proposed by the U.S. Treasury Department in December 2018 would eliminate the requirement under “FATCA” of withholding on payments of gross proceeds (other than amounts treated as FDAP income). The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. If withholding applies to the notes, TDCC will not be required to pay any additional amounts with respect to amounts withheld. You should consult your tax advisor regarding the potential application of FATCA to the notes. Non-U.S. Holders should consult their tax advisors regarding the potential application of FATCA to the notes.

CERTAIN CONSIDERATIONS APPLICABLE TO ERISA, GOVERNMENTAL AND OTHER PLAN INVESTORS

The following is a summary of certain considerations associated with the purchase of the notes (including any interest in a note) by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which is referred to as “ERISA”, (ii) plans, individual retirement accounts or other arrangements subject to Section 4975 of the Code, and (iii) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans, accounts or arrangements pursuant to ERISA or otherwise (each of the foregoing described in clause (i), (ii) and (iii) referred to as a “Plan” for the purposes of this section).

ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA (each, an “ERISA Plan”). Each fiduciary of an ERISA Plan should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the applicable prudence, diversification and conflicts of interest provisions of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

In addition, ERISA and the Code prohibit certain transactions (referred to as “prohibited transactions”) involving the assets of a Plan, on the one hand, and persons who have certain specified relationships to the Plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code), on the other. If TDCC, the agents or TDCC’s respective affiliates is considered a party in interest or disqualified person with respect to a Plan, then the investment in notes by the Plan may give rise to a prohibited transaction. Therefore, a plan should not invest in the notes unless the Plan fiduciary or other person acquiring securities on behalf of the Plan determines that TDCC, the agents and TDCC’s respective affiliates are not parties in interest or disqualified persons or, alternatively, that an exemption from the prohibited transaction rules is available and the requirements of such exemption are satisfied. If a Plan engages in a prohibited transaction, the transaction may cause the fiduciary of the Plan to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes and the obligation to unwind the prohibited transaction.

Each purchaser or holder of a note or any interest in a note will be deemed to have represented by its purchase and holding of the note that either (i) it is not a Plan, and is not purchasing or holding a note with the assets of a Plan; or (ii) its purchase, holding and disposition of a note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and that TDCC has not acted, nor will act, as the Plan’s fiduciary with respect to the Plan’s investment in the notes.

Employee benefit plans that are governmental plans and non-U.S. plans are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental or non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed above (referred to as “Similar Laws”). By purchasing and holding the notes, the person making the decision to invest on behalf of such plans is representing that the purchase and holding of the notes will not violate any Similar Law or cause TDCC to incur any adverse consequence or obligation with respect to such plan by operation of a Similar Law.

The discussion set forth above is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. If you are the fiduciary of a Plan or a plan subject to Similar Laws and you propose to invest in the notes with the assets of such Plan or plan subject to Similar Laws, you should consult your own legal counsel for further guidance.

PLAN OF DISTRIBUTION

TDCC is offering the notes on a continuing basis through Citigroup Global Markets Inc. and Barclays Capital Inc., who have agreed to use their reasonable efforts to solicit offers to purchase the notes. TDCC may also sell notes to these agents, as principal, for resale to investors and other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by the agent, or, if so specified in the applicable pricing supplement, at a fixed initial offering price. TDCC also reserves the right to sell notes directly on its own behalf or through other persons, acting either as agent or principal, on substantially identical terms as those applicable to the agents listed on the front cover of this prospectus supplement. In this prospectus supplement, persons who solicit offers to purchase the notes from TDCC as agents or purchase the notes from TDCC as principal for resale are referred to as “agents.”

TDCC reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, without notice and may reject orders in whole or in part whether placed directly with TDCC or through one of the agents. The agents will have the right, in their discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by them. Unless otherwise specified in the applicable pricing supplement, TDCC will pay a commission to the agents for sales of notes on an agency basis ranging from 0.050% to 0.875% of the principal amount of the note, depending on the stated maturity of the note (or for a note with a stated maturity of more than 30 years, a commission as agreed upon by TDCC and the related agent at the time of sale) sold through the agents.

The agents may offer the notes they have purchased from TDCC as principal to other dealers for resale to investors and other purchasers, and may allow a portion of the discount received in connection with the purchase to other dealers. Unless otherwise specified in the pricing supplement, any note sold to an agent as principal will be purchased by the agent at a price equal to 100% of the principal amount of the notes less a commission agreed to by the agent and TDCC, and may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or may be resold to other dealers as described above. After the initial public offering of notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price and the discounts offered by the agents to other dealers may be changed.

Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement. With respect to each issuance of the notes, TDCC expects to deliver the notes against payment therefor on the original issue date specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the original issue date for any issuance of the notes is more than two business days after the pricing date, purchasers who wish to trade the notes more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Each agent may be deemed to be an “underwriter” within the meaning of the Securities Act. TDCC has agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make in respect of these liabilities. TDCC has agreed to reimburse each of the agents for certain expenses.

No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on, or admitted to trading on or by, any stock exchanges and/or markets within or outside the United States. The agents may from time to time make a market in the notes but are not obligated to do so and may cease at any time.

In addition to the offerings of notes described herein, debt securities having terms substantially similar to the terms of the notes offered hereby (but constituting a separate series of debt securities for purposes of the Indenture) may be offered outside the United States by TDCC on a continuing basis, concurrently with the offering of the notes hereby. TDCC may also sell notes, other debt securities or other securities pursuant to another prospectus supplement to the accompanying prospectus.

In connection with the offering of notes purchased by an agent as principal on a fixed price basis, the agent is permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the agents create a short position in the notes in connection with the offering by selling more notes than they have purchased from TDCC, then the agents may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than in the absence of these purchases. The agents are not required to engage in these activities, and may end any of these activities at any time. Neither TDCC nor the agents make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes.

Other Relationships

Some of the agents and their affiliates have provided, and may in the future provide, investment banking, commercial banking and other services to TDCC or its affiliates in the ordinary course of business. They have received, or may in the future receive, customary fees and commissions for these services.

In addition, in the ordinary course of their business activities, the agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of TDCC or its affiliates. Certain of the agents or their affiliates that have a lending relationship with TDCC or its affiliates routinely hedge, and certain other of those agents or their affiliates may hedge, their credit exposure to TDCC and its affiliates consistent with their customary risk management policies. A typical such hedging strategy would include these agents or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in TDCC’s securities or those of its affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

TDCC may enter into hedging transactions in connection with any particular issue of notes, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, an agent participating in the distribution of that issue of notes, or an affiliate of that agent. Agents and their affiliates may receive compensation, trading gain or other benefits in connection with the hedging transactions described above.

Selling Restrictions

TDCC has taken no action that would permit a public offering of the notes outside the United States. Each agent has agreed to comply with the following selling restrictions and any additional agent appointed by TDCC will be required to represent and agree to all applicable restrictions:

European Economic Area

This Prospectus Supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of an offering contemplated in this Prospectus Supplement as completed by the applicable pricing supplement may only do so in circumstances in which no obligation arises for TDCC or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer. Neither TDCC nor any agent have authorised, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for TDCC or any agent to publish or supplement a prospectus for such offer.

Unless the pricing supplement in respect of any notes specifies the “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, the notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

If the pricing supplement in respect of any notes specifies the “Prohibition of Sales to EEA Retail Investors” as “Applicable”, each agent has represented and agreed, and each further agent appointed under the program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this Prospectus Supplement as completed by the relevant pricing supplement in relation thereto to any retail investor in the EEA (as defined above).

If the pricing supplement in respect of any notes specifies the “Prohibition of Sales to EEA Retail Investors” as “Applicable”, each person in a Member State of the EEA who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this Prospectus Supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each agent and TDCC that it and any person on whose behalf it acquires notes is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) not a “retail investor” (as defined above).

If the pricing supplement in respect of any notes specifies “Prohibition of Sales to EEA Retail Investors as “Not Applicable”, each agent has represented and agreed, and each further agent appointed under the program will be required to represent and agree, that, in relation to each Member State of the EEA, it has not made and will not make an offer of notes which are the subject of the offering contemplated by this Prospectus Supplement as completed by the relevant pricing supplement in relation thereto to the public in that Member State except that it may make an offer of such notes to the public in that Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant agent nominated by TDCC for any such offer; or

(c)	at any time in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of notes referred shall require TDCC or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

MIFID II PRODUCT GOVERNANCE / TARGET MARKET – The relevant pricing supplement in respect of any notes may include a legend entitled “MiFID II Product Governance” which will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to Directive 2014/65/EU (as amended, “MiFID II”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue of notes about whether, for the purpose of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the agents nor any of their respective affiliates will be a manufacturer for the purposes of the MiFID Product Governance Rules.

In connection with the offering, the agents not acting for anyone other than TDCC and will not be responsible to anyone other than TDCC for providing the protections afforded to their clients nor for providing advice in relation to the offering.

United Kingdom

This Prospectus Supplement has been prepared on the basis that any offer of notes in the United Kingdom (“UK”) will be made pursuant to an exemption under the UK Prospectus Regulation and the Financial Services and Markets Act 2000 (as amended, the “FSMA”) from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in the UK of notes which are the subject of an offering contemplated in this Prospectus Supplement as completed by the applicable pricing supplement in relation to the offer of those notes may only do so in circumstances in which no obligation arises for TDCC or any agent to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case in relation to such offer. Neither TDCC nor any agent have authorised, nor do they authorise, the making of any offer of notes in circumstances in which an obligation arises for TDCC or any agent to publish or supplement a prospectus for such offer.

Unless the pricing supplement in respect of any notes specifies the “Prohibition of Sales to UK Retail Investors” as “Not Applicable”, the notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the PRIIPs Regulation.

If the pricing supplement in respect of any notes specifies the “Prohibition of Sales to UK Retail Investors” as “Applicable”, each agent has represented and agreed, and each further agent appointed under the program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this Prospectus Supplement as completed by the relevant pricing supplement in relation thereto to any retail investor in the United Kingdom (as defined above).

If the pricing supplement in respect of any notes specifies the “Prohibition of Sales to UK Retail Investors” as “Applicable”, each person in the UK who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this Prospectus Supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each agent and TDCC that it and any person on whose behalf it acquires notes is: (1) a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (2) not a “retail investor” (as defined above).

If the pricing supplement in respect of any notes specifies “Prohibition of Sales to UK Retail Investors as “Not Applicable”, each agent has represented and agreed, and each further agent appointed under the program will be required to represent and agree, that it has not made and will not make an offer of notes which are the subject of the offering contemplated by this Prospectus Supplement as completed by the relevant pricing supplement in relation thereto to the public in the United Kingdom except that it may make an offer of such notes to the public in the United Kingdom:

(a)	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the relevant agent nominated by TDCC for any such offer; or

(c)	at any time in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of notes referred to in (a) to (c) above shall require TDCC or any agent to publish a prospectus pursuant to section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any notes in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”).

UK MiFIR product governance / target market – The relevant pricing supplement in respect of any notes may include a legend entitled “UK MiFIR Product Governance” which will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue of notes about whether, for the purpose of the UK MiFIR Product Governance Rules, any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the agents nor any of their respective affiliates will be a manufacturer for the purposes of the UK MiFIR Product Governance Rules.

This prospectus supplement and the accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Promotion Order, (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

In connection with the offering, the agents are not acting for anyone other than TDCC and will not be responsible to anyone other than TDCC for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Canada

Unless otherwise specified in the applicable pricing supplement, the notes may be sold only to purchasers in Canada purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus and any pricing supplement (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the managers are not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with any offering.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates other than in compliance with the laws of the United Arab Emirates governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates or the Securities and Commodities Authority.

Dubai International Financial Centre

This prospectus supplement is for distribution only to persons who (a) are outside the Dubai International Financial Centre, (b) are persons who meet the Professional Client criteria set out in Rule 2.3.4 of the DFSA Conduct of Business Module or (c) are persons to whom an invitation or inducement in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Abu Dhabi Global Market

This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons.

This offer document is an Exempt Offer in accordance with the Market Rules of the ADGM Financial Services Regulatory Authority. This Exempt Offer document is intended for distribution only to Persons of a type specified in the Market Rules. It must not be delivered to, or relied on by, any other Person. The ADGM Financial Services Regulatory Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The ADGM Financial Services Regulatory Authority has not approved this Exempt Offer document nor taken steps to verify the information set out in it, and has no responsibility for it. The notes to which this Exempt Offer relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this Exempt Offer document you should consult an authorised financial advisor.

Hong Kong

Unless otherwise specified in the applicable pricing supplement, each agent represents, warrants and agrees that:

(i)

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes (except for notes which are a “structured product” as defined in the Securities and Futures of Hong Kong (the “SFO”)) other than (a) to “professional investors” as defined in the SFO and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “Companies Ordinance”) or which do not constitute an offer to the public within the meaning of the Companies Ordinance; and

(ii)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or other document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Korea

Unless otherwise specified in the applicable pricing supplement, the notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the notes.

Republic of China

Unless the applicable pricing supplement specifies that the notes will be listed on the Taipei Exchange in Taiwan (the “Taipei Exchange”) pursuant to the Taipei Exchange Rules Governing Management of Foreign Currency Denominated International Bonds (“TPEx Rules”), such notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of the Republic of China (the “ROC”) and/or other regulatory authority of the ROC pursuant to relevant securities laws and regulations and may not be sold, issued or offered within the ROC through a public offering or in circumstances that constitute an offer within the meaning of the Securities and Exchange Act of the ROC or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of the ROC and/or other regulatory authority of the ROC. No person or entity in the ROC has been authorized to offer or sell the notes in the ROC.

If the applicable pricing supplement specifies that the notes will be listed on the Taipei Exchange pursuant to the TPEx Rules, the notes have not been and will not be offered, sold or re-sold, directly or indirectly to investors other than to “professional institutional investors” (“Professional Institutional

Investors”) as defined under Paragraph 2 of Article 4 of the Financial Consumer Protection Act of the ROC, which as of the date hereof includes: (i) overseas or domestic banks, securities firms, futures firms and insurance companies (excluding insurance agencies, insurance brokers and insurance surveyors), the foregoing as further defined in more detail in Paragraph 3 of Article 2 of the Organization Act of the Financial Supervisory Commission (the “FSC”) of the ROC, (ii) overseas or domestic fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, and funds managed by financial service enterprises pursuant to the ROC Securities Investment Trust and Consulting Act, the ROC Future Trading Act or the ROC Trust Enterprise Act, or investment assets mandated and delivered by or transferred for trust by financial consumers and (iii) other institutions recognized by the FSC of the ROC. Purchasers of the notes are not permitted to sell or otherwise dispose of the notes except by transfer to the aforementioned Professional Institutional Investors.

Singapore

Unless otherwise specified in the applicable pricing supplement, this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289) of Singapore (“SFA”). Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may not be circulated or distributed, nor may any notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where any notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired any notes pursuant to an offer made under Section 275 of the SFA, except: (i) to an institutional investor (as defined in Section 4A of the SFA) or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation), or Section 276(4)(i)(B) of the SFA (in the case of that trust); (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of TDCC’s obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, TDCC has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes will be “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

The legality of the notes will be passed upon for TDCC by Jonathan P. Wendt, Senior Managing Counsel and Assistant Secretary of TDCC. Mayer Brown LLP, Chicago, Illinois, will pass upon certain matters for the agents. Mayer Brown LLP has from time to time acted as counsel for Dow and may do so in the future.

PROSPECTUS

DOW INC.	THE DOW CHEMICAL COMPANY

Common Stock Preferred Stock Depositary Shares Debt Securities Guarantees Warrants to Purchase Common Stock, Preferred Stock and Debt Securities Stock Purchase Contracts Stock Purchase Units	Debt Securities Guarantees Warrants to Purchase Debt Securities

Pursuant to this prospectus and the relevant prospectus supplement, from time to time, Dow Inc. may sell common stock, preferred stock, depositary shares, debt securities, guarantees, warrants to purchase common stock, preferred stock and debt securities, stock purchase contracts and stock purchase units from time to time. Pursuant to this prospectus and the relevant prospectus supplement, from time to time, The Dow Chemical Company may sell debt securities, guarantees and warrants to purchase debt securities. Debt securities sold by Dow Inc. may be fully and unconditionally guaranteed on an unsecured basis by The Dow Chemical Company. See “Description of Debt Securities of Dow Inc.” and “Description of Guarantees of Debt Securities of Dow Inc.” Debt securities sold by The Dow Chemical Company may be fully and unconditionally guaranteed on an unsecured basis by Dow Inc. See “Description of Debt Securities of The Dow Chemical Company” and “Description of Guarantees of Debt Securities of The Dow Chemical Company.”

We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of these securities.

Dow Inc.’s common stock is traded on the New York Stock Exchange under the symbol “DOW.”

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers, on a continuous or delayed basis. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or other third parties involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

For a discussion of certain factors that you should consider before investing in the offered securities, see “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement or other offering material.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed by Dow Inc. and The Dow Chemical Company with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling security holders may sell securities under our shelf registration statement.

This prospectus provides you with a general description of the securities we or any selling security holders may offer. Each time we or any selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and, if any securities are to be sold by selling security holders, the names of the selling security holders. The prospectus supplement may also add, update or change information contained in this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered.

Except as otherwise indicated or the context otherwise requires, references to “we,” “us,” “our, “the company” and “Dow” refer collectively to Dow Inc. and its consolidated subsidiaries, including The Dow Chemical Company and its consolidated subsidiaries. References to “Dow Inc.” refer to The Dow Chemical Company’s parent company, which has its common stock listed on the New York Stock Exchange under the symbol “DOW,” not including its consolidated subsidiaries. References to “TDCC” refer to The Dow Chemical Company only, not including its consolidated subsidiaries. References to “Dow Chemical” refer to The Dow Chemical Company and its consolidated subsidiaries. Each of Dow Inc. and The Dow Chemical Company is referred to as a “Registrant,” and collectively as “Registrants.”

WHERE YOU CAN FIND MORE INFORMATION

Dow Inc. and TDCC are currently subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Dow Inc. and TDCC have filed, and expect to continue to file, combined reports. In addition, if the SEC rules permit, TDCC may cease to separately file periodic reports if Dow Inc. provides a guarantee of TDCC’s outstanding debt securities.

You can obtain any of the documents listed above from the SEC, through the SEC’s website at www.sec.gov, through our website at www.dow.com, or by requesting them in writing or by telephone at the following address:

Dow Inc.

2211 H.H. Dow Way

Midland, MI 48674

Attention: Investor Relations

1-989-636-1463

However, except for the filings of Dow Inc. or TDCC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus. These documents are available without charge, excluding any exhibits to them, unless the exhibit is specifically listed as an exhibit to the registration statement on Form S-3 of which this prospectus forms a part.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	The Annual Report on Form 10-K of Dow Inc. and TDCC for the fiscal year ended December 31, 2021, filed with the SEC on February 4, 2022 (the “2021 10-K”);

•	The Quarterly Report on Form 10-Q of Dow Inc. and TDCC, for the quarterly period ended March 31, 2022, filed with the SEC on April 22, 2022 (the “Q1 2022 10-Q”);

•	The Current Reports on Form 8-K of Dow Inc. and TDCC, filed with the SEC on February 3, 2022, February 10, 2022 and April 18, 2022;

•

The description of Dow Inc.’s common stock (incorporated by reference to Exhibit 4.5 to Dow Inc.’s and TDCC’s Current Report on Form 8-K filed with the SEC on February 3, 2022), and any amendment or report filed with the SEC for the purpose of updating the description; and

•

Future filings made by Dow Inc. and TDCC with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until each of Dow Inc. and TDCC has sold all of the securities to which this prospectus relates or the offering is otherwise terminated.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Investor Relations, Dow Inc., 2211 H.H. Dow Way, Midland, Michigan, 48674, Telephone No. 1-989-636-1463.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In this context, forward-looking statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements.

Forward-looking statements are based on current assumptions and expectations of future events that are subject to risks, uncertainties and other factors that are beyond Dow’s control, which may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements and speak only as of the date the statements were made. These factors include, but are not limited to: sales of Dow’s products; Dow’s expenses, future revenues and profitability; the continuing global and regional economic impacts of the coronavirus disease 2019 (“COVID-19”) pandemic and other public health-related risks and events on Dow’s business; any sanction, export restrictions, supply chain disruptions or increased economic uncertainty related to the ongoing conflict between Russia and Ukraine; capital requirements and need for and availability of financing; unexpected barriers in the development of technology, including with respect to Dow’s contemplated capital and operating projects; Dow’s ability to realize its commitment to carbon neutrality on the contemplated timeframe; size of the markets for Dow’s products and services and ability to compete in such markets; failure to develop and market new products and optimally manage product life cycles; the rate and degree of market acceptance of Dow’s products; significant litigation and environmental matters and related contingencies and unexpected expenses; the success of competing technologies that are or may become available; the ability to protect Dow’s intellectual property in the United States and abroad; developments related to contemplated restructuring activities and proposed divestitures or acquisitions such as workforce reduction, manufacturing facility and/or asset closure and related exit and disposal activities, and the benefits and costs associated with each of the foregoing; fluctuations in energy and raw material prices; management of process safety and product stewardship; changes in relationships with Dow’s significant customers and suppliers; changes in consumer preferences and demand; changes in laws and regulations, political conditions or industry development; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war including the ongoing conflict between Russia and Ukraine; weather events and natural disasters; disruptions in Dow’s information technology networks and systems; and risks related to Dow’s separation from DowDuPont Inc. such as Dow’s obligation to indemnify DuPont de Nemours, Inc. and/or Corteva, Inc. for certain liabilities.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included under the heading “Risk Factors” in Part I, Item 1A. of the 2021 10-K and under the heading “Risk Factors” in Part II, Item 1A of the Q1 2022 10-Q. These are not the only risks and uncertainties that Dow faces. There may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business. If any of those risks or uncertainties develops into an actual event, it could have a material adverse effect on Dow’s business. Dow Inc. and TDCC assume no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

THE COMPANY

Dow Inc. was incorporated on August 30, 2018, under Delaware law, to serve as a holding company for TDCC and its consolidated subsidiaries. Dow Inc. operates all of its businesses through TDCC, a wholly owned subsidiary, which was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. The Registrants’ principal executive offices are located at 2211 H.H. Dow Way, Midland, Michigan 48674 and their telephone number is (989) 636-1000.

Dow combines global breadth; asset integration and scale; focused innovation and materials science expertise; leading business positions; and environmental, social and governance leadership to achieve profitable growth and deliver a sustainable future. Dow’s ambition is to become the most innovative, customer centric, inclusive and sustainable materials science company in the world. Dow’s portfolio of plastics, industrial intermediates, coatings and silicones businesses delivers a broad range of differentiated, science-based products and solutions for its customers in high-growth market segments, such as packaging, infrastructure, mobility and consumer applications. As of December 31, 2021, Dow operated 104 manufacturing sites in 31 countries and employed approximately 35,700 people. In 2021, Dow had annual sales of approximately $55 billion.

RISK FACTORS

Investing in the securities involves risks. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” in Part I, Item 1A in the 2021 10-K and under the heading “Risk Factors” in Part II, Item 1A in the Q1 2022 10-Q, and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. See “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

Except as may be described otherwise in the applicable prospectus supplement or other offering material, each Registrant expects to use the net proceeds from sales of any securities described in this prospectus for its general corporate purposes, which may include funding capital expenditures, pursuing growth initiatives, whether through acquisitions, joint ventures or otherwise, repaying or refinancing indebtedness or other obligations, and financing working capital.

DESCRIPTION OF CAPITAL STOCK OF DOW INC.

The following summary of Dow Inc.’s common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the relevant provisions of Delaware law, and by Dow Inc.’s amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Dow Inc. is authorized to issue 5,250,000,000 shares of all classes of stock, 5,000,000,000 of which are shares of common stock, par value $0.01 per share, and 250,000,000 of which are shares of preferred stock, par value $0.01 per share. As of March 31, 2022, Dow Inc. had 767,064,055 shares of common stock, $0.01 par value, issued and 728,101,842 shares of common stock outstanding. All issued and outstanding shares of common stock are fully paid and non-assessable. There are no shares of preferred stock outstanding. Series of the preferred stock may be authorized and issued from time to time by the Dow Inc. board of directors, without any stockholder action, with such rights, powers and preferences as the Dow Inc. board of directors may determine. Any additional shares of common stock and preferred stock that Dow Inc. issues pursuant to this prospectus will be fully paid and non-assessable. Neither Dow Inc.’s common stockholders nor preferred stockholders have, or will have, any preemptive rights.

Common Stock

General

Dow Inc.’s amended and restated certificate of incorporation provides that, subject to all of the rights of holders of preferred stock provided for by the board of directors or by Delaware corporate law, the holders of common stock will have full voting rights on all matters requiring stockholder action, with each share of common stock being entitled to one vote and having equal rights of participation in the dividends and distributions of Dow Inc., including upon the dissolution of Dow Inc.

Board of Directors

Dow Inc.’s amended and restated bylaws provide that all of Dow Inc.’s directors are elected each year at Dow Inc.’s annual meeting for a term of one year and until his or her successor is duly elected and qualified. A quorum of directors consists of a majority of Dow Inc.’s entire board of directors then holding office.

Number, Filling of Vacancies and Removal of Directors

Dow Inc.’s amended and restated certificate of incorporation and amended and restated bylaws provide that its board of directors may not have less than six or more than twenty-one members. The actual number of directors is determined by a vote of a majority of Dow Inc.’s entire board of directors. Currently, Dow Inc. has twelve members on its board of directors. Vacancies on Dow Inc.’s board of directors and any newly created directorships are filled exclusively by a vote of the majority of the remaining directors then in office, even if less than a quorum or by the sole remaining director, and shall not be filled by the stockholders. Directors elected to fill a vacancy or a new position hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Subject to the rights of holders of preferred stock, directors can be removed from office at any time, with or without cause, only by the affirmative vote of a majority of the voting power of all the outstanding shares of Dow Inc.’s capital stock then entitled to vote in the election of directors.

Dividends

Delaware corporate law generally provides that a corporation, subject to restrictions in its certificate of incorporation, including preferred stockholders’ rights to receive dividends prior to common stockholders, may declare and pay dividends out of:

•	surplus; or

•	net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, if there is no surplus.

Dividends may not be declared or paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference on the distribution of assets. Dividends on Dow Inc. common stock are not cumulative. Dow Inc.’s amended and restated certificate of incorporation does not contain any additional restrictions on the declaration or payment of dividends.

Preferred Stock

Dow Inc.’s amended and restated certificate of incorporation authorizes Dow Inc.’s board of directors, without stockholder approval and subject to the provisions of the amended and restated certificate of incorporation and to the limitations prescribed by the Delaware corporate law, to authorize by resolution or resolutions, from time to time, the issuance of one or more series of preferred stock out of the authorized but unissued shares of preferred stock and with respect to each such series, to fix, by filing a certificate of designation pursuant to the Delaware corporate law setting forth such resolution or resolutions and providing for the issuance of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of Dow Inc.’s board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

(i)	the designation of such series;

(ii)

the number of shares of such series, which number Dow Inc.’s board of director may thereafter (except where otherwise provided in the certificate of designation for such series) increase or decrease (but not below the number of shares of such series then outstanding);

(iii)

the dividend rate, if any, payable to holders of shares of such series, any conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of Dow Inc., and whether such dividends shall be cumulative or non-cumulative;

(iv)

whether the shares of such series shall be subject to redemption by Dow Inc., in whole or in part, at the option of Dow Inc. or of the holder thereof, and, if made subject to such redemption, the times, prices, form of payment and other terms and conditions of such redemption;

(v)	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(vi)

whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of Dow Inc. or any other security, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchanges;

(vii)	the extent, if any, to which the holders of shares of such series shall be entitled to vote generally, with respect to the election of directors, upon specified events or otherwise;

(viii)	the restrictions, if any, on the issue or reissue of any additional preferred stock; and

(ix)	the rights and preferences of the holders of the shares of such series upon any voluntary or involuntary liquidation or dissolution of, or upon the distribution of assets of, Dow Inc.

Without limiting the generality of the foregoing, the resolutions providing for the issuance of any series of preferred stock may provide that such series shall be superior to, rank equally with or be junior to any other series of preferred stock to the extent permitted by law and the terms of any other series of preferred stock.

Selected Provisions in Dow Inc.’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Dow Inc.’s amended and restated certificate of incorporation and amended and restated bylaws contain a number of provisions that could have the effect of prohibiting or delaying a third party’s ability to take control of Dow Inc.

Advance Notice Provisions for Director Nominations and Stockholder Proposals at an Annual or Special Stockholders’ Meeting

Dow Inc.’s amended and restated bylaws provide that a stockholder may make a nomination of persons for election to the board of directors at an annual stockholders’ meeting only if the stockholder is a stockholder of record entitled to vote at such annual meeting and complies with the notice procedures and disclosure requirements as set forth below and may propose other business at an annual stockholders’ meeting only if such stockholder gives timely written notice thereof to Dow Inc.’s Secretary and any such business is a proper subject for stockholder action. The notice must be delivered to, or mailed and received by, Dow Inc.’s Secretary at Dow Inc.’s principal executive offices:

•

not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the anniversary date on which Dow Inc. first distributed its proxy materials for the prior year’s annual meeting; or

•

if the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day after the date on which public disclosure, as defined in Dow Inc.’s amended and restated bylaws, of the date of the annual meeting is first made by Dow Inc.

The notice must include the following information as to each person whom the stockholder proposes to nominate for election or re-election as a director:

•

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act;

•

such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a representation by the nominee to the effect that, if elected, the nominee will agree to and abide by all policies of the board of directors as may be in place at any time and from time to time; and

•	any information required to be disclosed in the third following paragraph below if such person were a stockholder purporting to make a nomination or propose business.

In addition, the notice must include the following information as to any other business that the stockholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting;

•

the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend Dow Inc.’s amended and restated bylaws, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting;

•

any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

•

any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

•

a description of all agreements, arrangements, or understandings between or among such stockholder, or any affiliates or associates of such stockholder, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder or any affiliates or associates of such stockholder, in such business, including any anticipated benefit therefrom to such stockholder, or any affiliates or associates of such stockholder.

The notice must include information specified in Dow Inc.’s amended and restated bylaws as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed, including:

•	the name and address of such stockholder, as they appear on Dow Inc.’s books, and the name and address of such beneficial owner;

•

the class and number of shares of Dow Inc.’s capital stock which are owned (beneficially or of record) by such stockholder and such beneficial owner as of the date of the notice and a representation that such stockholder will promptly notify Dow Inc. in writing of the same as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•

a written representation that the stockholder is the holder of record of Dow Inc.’s shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business;

•

a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of Dow Inc.’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of Dow Inc. stock and a representation that such stockholder will promptly notify Dow Inc. in writing of the same as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•

a representation that the stockholder is a holder of record of Dow Inc.’s shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and that such stockholder will promptly notify Dow Inc. in writing of the same as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; and

•

a representation whether such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Dow Inc.’s outstanding capital stock required to approve the election of the nominee and/or otherwise to solicit proxies from stockholders in support of such election.

The notice must also include information specified in Dow Inc.’s amended and restated bylaws as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, including:

•

the class and number of shares of Dow Inc.’s capital stock which are beneficially owned (as defined in Dow Inc.’s amended and restated bylaws) as of the date of the notice, by the stockholder or the beneficial owner on whose behalf the notice is given and a representation that the stockholder shall notify Dow Inc. in writing within five business days after the record date for such meeting of the class and number of shares of Dow Inc.’s capital stock beneficially owned by such stockholder or beneficial owner as of the record date for the meeting;

•

a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and a representation that the stockholder shall notify Dow Inc. in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and

•

a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of Dow Inc.’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of Dow Inc. stock and a representation that the stockholder shall notify Dow Inc. in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

Special Meetings of Stockholders

Dow Inc.’s amended and restated certificate of incorporation provides that, subject to the rights of the holders of preferred stock, a special stockholders’ meeting for any purpose may be called by the board of directors by a resolution adopted by a majority of the entire board. A special stockholders’ meeting will be called by the Chairman upon a written request from stockholders holding at least twenty-five percent of the voting power entitled to vote on the matters to be brought before the special meeting and which request complies with the procedures for calling a special meeting of stockholders as set forth in Dow Inc.’s amended and restated bylaws.

Dow Inc.’s amended and restated bylaws provide that a stockholder notice requesting a special meeting must:

•	be delivered to, or mailed to and received by Dow Inc.’s Secretary at Dow Inc.’s principal executive offices;

•	be signed by each stockholder requesting the special meeting, or a duly authorized agent thereof;

•	set forth the purpose of the special meeting; and

•

include the same information required to be included in a stockholder’s notice for proposals to be brought before an annual meeting of stockholders (see “—Advance Notice Provisions for Director Nominations and Stockholder Proposals at an Annual or Special Stockholders’ Meeting”).

Subject to certain exceptions specified in Dow Inc.’s amended and restated bylaws, a special stockholders’ meeting will be held within 90 days after such stockholder request to call the special meeting is delivered to or received by Dow Inc.’s Secretary, at such date, time and place as determined by the board of directors. Only the business set forth in the stockholders’ notice and any business included in the notice of the special meeting by or at the direction of the board of directors shall be conducted at a special meeting of stockholders.

Stockholder Action by Written Consent

Dow Inc.’s amended and restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders must be taken at a duly called annual or special stockholders’ meeting and may not be taken by written consent; provided, however, that any action required or permitted to be taken by the holders of any series of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation for such series of preferred stock.

Transactions with Interested Stockholders and a Merger or Consolidation

Subject to certain limited exceptions, Delaware corporate law requires the approval of the board of directors and a majority of a corporation’s outstanding stock entitled to vote to authorize a merger or consolidation.

In general, Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

The DGCL allows a corporation to specify in its certificate of incorporation or bylaws that it will not be governed by the section relating to transactions with interested stockholders. Dow Inc. has not made that election in its amended and restated certificate of incorporation or amended and restated bylaws.

DESCRIPTION OF DEPOSITARY SHARES OF DOW INC.

The following summarizes briefly the material provisions of the deposit agreement and the depositary shares and depositary receipts of Dow Inc. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Dow Inc., and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in an applicable prospectus supplement. Dow Inc. will file the applicable deposit agreement with the SEC if Dow Inc. offers depositary shares.

General

Dow Inc. may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In the event Dow Inc. exercises this option, Dow Inc. will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock as described below.

The shares of each series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Dow Inc. and a bank or trust company selected by Dow Inc. and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially identical to, and which entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at Dow Inc.’s expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock, in proportion to the numbers of the depositary shares owned by such holders.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with Dow Inc.’s approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of preferred stock held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever Dow Inc. redeems shares of preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Stock

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of preferred stock on the basis described in an applicable prospectus supplement for such series of preferred stock, but holders of whole shares of preferred stock will not thereafter be entitled to deposit the preferred stock under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of preferred stock represented by the depositary shares in accordance with the instructions, and Dow Inc. will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Dow Inc. and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing preferred stock of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of preferred stock of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the preferred stock of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement may be terminated by Dow Inc. or the depositary only after:

•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Dow Inc.

Charges of Depositary

Dow Inc. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Dow Inc. will pay all charges of the depositary in connection with the initial deposit of the relevant series of preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Dow Inc. notice of its election to do so, and Dow Inc. may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward all reports and communications from Dow Inc., which are delivered to the depositary and which Dow Inc. is required to furnish to the holders of the deposited preferred stock.

Neither Dow Inc. nor the depositary will be liable if Dow Inc. or the depositary is prevented or delayed by law or any circumstances beyond Dow Inc.’s or the depositary’s control in performing any obligations under the deposit agreement. Dow Inc.’s and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of Dow Inc.’s and the depositary’s duties under the deposit agreement and neither Dow Inc. nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The depositary and Dow Inc. may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES OF DOW INC.

The following description of the debt securities summarizes the material terms and provisions of the debt securities to which a prospectus supplement may relate. Each time Dow Inc. offers debt securities, the prospectus supplement related to that offering will describe the terms of the debt securities Dow Inc. is offering.

The debt securities offered by Dow Inc. under this prospectus will be unsecured obligations of Dow Inc. and will be either senior or subordinated debt. The Dow Inc. debt securities will be issued under an indenture (the “Dow Inc. indenture”), to be entered into between Dow Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Dow Inc. Trustee”). The following summary of the debt securities and the Dow Inc. indenture does not purport to be complete and is subject to the provisions of the Dow Inc. indenture, including the defined terms. Whenever we refer to particular defined terms of the Dow Inc. indenture, those defined terms are incorporated by reference in this prospectus and any applicable prospectus supplement. For additional information, you should review the form of Dow Inc. indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

Dow Inc. may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The Dow Inc. indenture does not limit the amount of other indebtedness or securities that Dow Inc. may issue.

The debt securities will be unsecured obligations. The senior debt securities will rank equally with all of Dow Inc.’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank equally with all of Dow Inc.’s other unsecured and subordinated indebtedness, except for any series of subordinated debt securities that is by its terms junior to such subordinated debt securities. The prospectus supplement will describe the following terms of the debt securities Dow Inc. is offering:

•	the title of the debt securities or the series in which the debt securities will be included;

•	the guarantors of each series, if any, and the terms of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•

whether such debt securities will be senior debt securities or subordinated debt securities, provided that in the case of subordinated debt securities, the prospectus supplement will describe the terms of the subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	the price or prices at which the debt securities will be issued;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•	the date or dates on which the principal amount of the debt securities is payable;

•

the interest rate or rates, or the formula by which the interest rate or rates will be determined, if any, the date from which any interest will accrue and the circumstances, if any, in which Dow Inc. may defer interest payments;

•

the interest payment dates on which any interest will be payable, the regular record date for any interest payable on any debt securities that are registered securities on any interest payment date, and the extent to which, or the manner in which, any interest payable on a global security on an interest payment date will be paid if different from the manner described below under “—Global Securities”;

•	any mandatory or optional sinking fund or analogous provisions;

•

each office or agency where the principal of and any premium and interest on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

•

the date, if any, after which and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any optional or mandatory redemption provisions;

•	the denominations in which Dow Inc. may issue any debt securities which are registered securities, if other than denominations of $2,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency or currencies of payment of principal of and any premium and interest on the debt securities;

•

if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•	any additional covenants applicable to the debt securities; and

•	any other terms and provisions of the debt securities not inconsistent with the terms and provisions of the Dow Inc. indenture.

The terms on which debt securities may be convertible into or exchangeable for common stock or other securities of Dow Inc. or a third party will be set forth in the prospectus supplement relating to such offering. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Dow Inc. The terms may include provisions pursuant to which the number of shares of common stock or other securities to be received by the holders of such debt securities may be adjusted.

The prospectus supplement also will describe any special provisions for the payment of additional amounts with respect to the debt securities.

If the purchase price of any of the debt securities is denominated in one or more foreign currencies or if the principal of, or any premium and interest on, any series of debt securities is payable in one or more foreign currencies, the restrictions, elections, general tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

Some of the debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. The prospectus supplement will describe the federal income tax considerations and other special considerations, which apply to any original issue discount securities.

Dow Inc. may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities as the debt securities initially issued.

Denominations, Registration and Transfer

The debt securities may be issued as registered securities. Debt securities may be issued in the form of one or more global securities, as described below under the section of this prospectus captioned “Global Securities.” Unless otherwise provided in the prospectus supplement, registered securities denominated in U.S. dollars will be issued only in minimum denominations of $2,000 or any integral multiple thereof. A global security will be issued in a denomination equal to the aggregate principal amount of outstanding debt securities represented by that global security. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the denominations in which the debt securities will be issued.

Registered securities of any series may be exchanged for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

Debt securities may be presented for exchange as described in the previous paragraph, and registered securities, other than a global security, may be presented for registration of transfer, with the form of transfer duly executed, at the office of the security registrar designated by Dow Inc. or at the office of any transfer agent designated by Dow Inc. for that purpose, without service charge and upon payment of any taxes and other governmental charges as described in the Dow Inc. indenture. The transfer or exchange will be effected when the security registrar or the transfer agent is satisfied with the documents of title and identity of the person making the request. Dow Inc. has initially appointed the Dow Inc. Trustee as the security registrar under the Dow Inc. indenture. If a prospectus supplement refers to any transfer agent initially designated by Dow Inc. with respect to any series of debt securities, Dow Inc. may at any time cancel the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that Dow Inc. will be required to maintain a transfer agent in each place of payment for the series.

Dow Inc. may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption in part, Dow Inc. will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the date of the mailing of a notice of redemption of debt securities of that series selected to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•

register the transfer of or exchange any registered security or portion of any registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Payments and Paying Agents

Unless otherwise indicated in the prospectus supplement, Dow Inc. will pay the principal of and any premium and interest on registered securities other than a global security at the office of one or more paying agents designated by Dow Inc. At Dow Inc.’s option, however, Dow Inc. may pay any interest by check mailed to the address of the payee entitled to the interest at the address which appears in the security register. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the record date for the applicable interest payment.

Unless otherwise indicated in the prospectus supplement, the principal office of the Dow Inc. Trustee in New York City will be Dow Inc.’s sole paying agent for payments with respect to debt securities which may be issued only as registered securities. Any paying agent outside the United States and any other paying agent in the United States initially designated by Dow Inc. for the debt securities will be named in the prospectus supplement. Dow Inc. may at any time designate additional paying agents, or cancel the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Dow Inc. will be required to maintain a paying agent in each place of payment for the series.

All amounts paid by Dow Inc. to a paying agent for the payment of principal of and any premium and interest on any debt security that remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to Dow Inc. and after the repayment the holder of the debt security or any coupon related to the debt security may look only to Dow Inc. for the payment of principal of and any premium and interest on the debt security.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged for debt securities in definitive form, a temporary global security in registered form may not be transferred except as a whole by:

•	the depositary for the global security to a nominee of the depositary;

•	a nominee of the depositary for the global security to the depositary or another nominee of the depositary; or

•	the depositary for the global security or the nominee to a successor of the depositary or a nominee of the successor.

Unless otherwise indicated in the prospectus supplement, registered debt securities issued in global form will be represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as DTC, or another depositary appointed by Dow Inc., and registered in the name of the depositary or its nominee. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

DTC will act as securities depositary for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered global debt security certificate will be issued for each series of debt securities, each in the aggregate principal amount of such series, and will be de posited with DTC. If, however, the aggregate principal amount of any series of debt securities exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and one or more additional certificates will be issued with respect to any remaining principal amount of debt securities of such series.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC rules applicable to its participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to Dow Inc. as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments, if any, on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from Dow Inc. or the Dow Inc. Trustee, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Dow Inc. Trustee or Dow Inc., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is Dow Inc.’s responsibility or the Dow Inc. Trustee’s, disbursement of payments to Direct Participants will be the responsibility of DTC, and disbursement of payments to Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner must give notice to elect to have its debt securities purchased or tendered, through its Participant, to a tender agent, and shall effect delivery of debt securities by causing the Direct Participants to transfer the Participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s account.

DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to Dow Inc. or the Dow Inc. Trustee. Under these circumstances, in the event Dow Inc. does not appoint a successor securities depositary, debt security certificates will be printed and delivered.

Dow Inc. may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, debt security certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Dow Inc. believes to be reliable, but Dow Inc. takes no responsibility for their accuracy.

Certain Covenants Applicable to Senior Debt Securities

Limitations on Liens

The Dow Inc. indenture provides that, subject to the exceptions described below and those set forth under “Exempted Indebtedness,” Dow Inc. may not, and may not permit any restricted subsidiary to, create or permit to exist any lien on any principal property, additions to principal property or shares of capital stock of any restricted subsidiary without equally and ratably securing the debt securities. This restriction will not apply to permitted liens, including:

•

liens on principal property existing at the time of its acquisition or to secure the payment of all or part of the purchase price or any additions thereto or to secure any indebtedness incurred at the time of, or within 120 days after, the acquisition of such principal property or any addition thereto;

•	liens existing on the date of the Dow Inc. indenture;

•	liens on property or shares of capital stock, or arising out of any indebtedness of any corporation existing at the time the corporation becomes or is merged into Dow Inc. or a restricted subsidiary;

•	liens which exclusively secure debt owing to Dow Inc. or a subsidiary by a restricted subsidiary;

•	liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;

•

liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; or pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety or appeal bonds, or deposits as security for the payment of taxes;

•

liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code to finance all or any part of the purchase price of or the cost of construction, equipping or improving property; provided that those liens are limited to the property acquired or constructed or the improvement and to substantially unimproved real property on which the construction or improvement is located; provided further, that Dow Inc. and its restricted subsidiaries may further secure all or any part of such purchase price or the cost of construction of any improvements and personal property by an interest on additional property of Dow Inc. and restricted subsidiaries only to the extent necessary for the construction, maintenance and operation of, and access to, the property so acquired or constructed or the improvement;

•

liens arising from assignments of money due under contracts of Dow Inc. or a restricted subsidiary with the United States or any State, or any department, agency or political subdivision of the United States or any State;

•

liens in favor of any customer arising in respect of payments made by or on behalf of a customer for goods produced for or services rendered to customers in the ordinary course of business not exceeding the amount of those payments;

•	any extension, renewal or replacement of any lien referred to in any of the previous clauses; and

•

statutory liens, liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which can be paid without penalty or are being contested in good faith, landlord’s liens on leased property, easements and liens of a similar nature as those described above.

Limitation on Sale and Lease-Back Transactions

The Dow Inc. indenture provides that, subject to the exceptions set forth below under the section of this prospectus captioned “Exempted Indebtedness,” sale and lease-back transactions by Dow Inc. or any restricted subsidiary of any principal property are prohibited (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between Dow Inc. and a subsidiary or between subsidiaries) unless the net proceeds of the sale and leaseback transaction are at least equal to the fair value of the property.

Exempted Indebtedness

Dow Inc. or any restricted subsidiary may create or assume liens or enter into sale and lease-back transactions not otherwise permitted under the limitations on liens and sale and lease-back transactions described above, so long as at that time and after giving effect to the lien or sale and lease-back transaction, the sum of:

(1) the aggregate outstanding indebtedness of Dow Inc. and its restricted subsidiaries incurred after the date of the Dow Inc. indenture and secured by the proscribed liens relating to principal property; plus

(2) the aggregate discounted value of the obligations for rental payments in respect to the proscribed sale and lease-back transactions relating to principal property;

does not exceed 15 percent of consolidated net tangible assets at such time.

There are no covenants or provisions contained in the Dow Inc. indenture which protect holders of debt securities in the event of a highly leveraged transaction.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

“Consolidated net tangible assets” means the total assets of Dow Inc. and its consolidated subsidiaries as shown on or reflected in its balance sheet, less:

•

all current liabilities, excluding current liabilities that could be classified as long-term debt under generally accepted accounting principles and current liabilities that are by their terms extendible or renewable at the obligor’s option to a time more than 12 months after the time as of which the amount of current liabilities is being computed;

•	advances to entities accounted for on the equity method of accounting; and

•	intangible assets.

“Consolidated subsidiary” means, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of Dow Inc. in its consolidated financial statements if such statements were prepared as of such date.

“Intangible assets” means the aggregate value, net of any applicable reserves, as shown on or reflected in Dow Inc.’s balance sheet, of:

•	all trade names, trademarks, licenses, patents, copyrights and goodwill;

•	organizational and development costs;

•	deferred charges, other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized; and

•	amortized debt discount and expense, less unamortized premium.

“Principal property” means any manufacturing facility having a gross book value in excess of 1% of consolidated net tangible assets that is owned by Dow Inc. or any restricted subsidiary and located within the United States, excluding its territories and possessions and Puerto Rico, other than any facility or portion of a facility which Dow Inc.’s board of directors reasonably determines is not material to the business conducted by Dow Inc. and its subsidiaries as a whole.

“Restricted subsidiary” means any subsidiary:

•	of which substantially all of the property of is located, and substantially all of the business is carried on, within the United States, excluding its territories and possessions and Puerto Rico; and

•	that owns or operates one or more principal properties;

provided, however, restricted subsidiary shall not include a subsidiary that is primarily engaged in the business of a finance or insurance company, and branches of that finance or insurance company.

“Subsidiary” means each corporation, of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by Dow Inc. or by Dow Inc. and one or more of its subsidiaries.

Consolidation, Merger and Sale of Assets

Dow Inc. may not merge or consolidate or sell or convey all or substantially all of its assets unless:

•	the successor corporation is Dow Inc. or is a domestic corporation that assumes Dow Inc.’s obligations on the debt securities and under the Dow Inc. indenture; and

•	after giving effect to the transaction, Dow Inc. or the successor corporation would not be in default under the Dow Inc. indenture.

Events of Default

With respect to any series of debt securities, any one of the following events will constitute an event of default under the Dow Inc. indenture:

(1)	default by Dow Inc. for 30 days in the payment of any installment of interest on the debt securities of that series;

(2)	default by Dow Inc. in the payment of any principal on the debt securities of that series;

(3)	default by Dow Inc. in the payment of any sinking fund installment;

(4)

default by Dow Inc. in the performance, or breach by Dow Inc., of any of the covenants or warranties contained in the Dow Inc. indenture for the benefit of the debt securities of that series which is not remedied within a period of 90 days after receipt of written notice by Dow Inc. from the Dow Inc. Trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding;

(5)	Dow Inc. commences bankruptcy or insolvency proceedings or consents to any bankruptcy relief sought against it;

(6)

Dow Inc. becomes involved in involuntary bankruptcy or insolvency proceedings and an order for relief is entered against it, if that order remains unstayed and in effect for more than 60 consecutive days; or

(7)	any other event of default established in accordance with a supplemental indenture or board resolution with respect to any series of debt securities.

No event of default described in clauses (1), (2), (3), (4) or (7) above with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

The Dow Inc. indenture provides that if an event of default under clauses (1), (2), (3), (4) or (7) above (but only if the event of default under clauses (4) or (7) is with respect to less than all series of debt securities then outstanding) shall have occurred and be continuing, either the Dow Inc. Trustee or the holders of not less than 25% in aggregate principal amount of the then-outstanding debt securities of the series affected by the event of default, each affected series treated as a separate class, may declare the principal of all the debt securities of each affected series, together with accrued interest, to be due and payable immediately. If an event of default under clauses (4) or (7) above (but only if the event of default under clauses (4) or (7) is with respect to all of the series of debt securities then outstanding) shall have occurred and be continuing, either the Dow Inc. Trustee or the holders of not less than 25% in the aggregate principal amount of all the debt securities then outstanding, treated as one class, may declare the principal of all the debt securities, together with accrued interest, to be due and payable immediately. If an event of default under clauses (5) or (6) above shall have occurred, the principal of all the debt securities, together with accrued interest, will become due and payable immediately without any declaration or other act by the Dow Inc. Trustee or any holder.

If prior to any judgment or decree for the payment of money due being entered or obtained, Dow Inc. delivers to the Dow Inc. Trustee an amount of money sufficient to pay all interest then due and the principal of any securities that have matured (other than through acceleration) and the Dow Inc. Trustee’s expenses and Dow Inc. has cured any defaults under the Dow Inc. indenture, then such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of the series then outstanding, each such series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default. In addition, past defaults may be waived by the holders of a majority in principal amount of the debt securities of the series then outstanding, each series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default, except a default in the payment of the principal of or interest on the debt securities or in respect of a covenant or provision of the Dow Inc. indenture that cannot be modified or amended without the approval of the holder of each debt security so affected.

The Dow Inc. indenture contains a provision entitling the Dow Inc. Trustee, subject to the duty of the Dow Inc. Trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities before exercising any right or power under the Dow Inc. indenture at the request of the holders of the debt securities. The Dow Inc. indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of all series affected, each series treated as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the Dow Inc. Trustee, or exercising any trust or power conferred on the Dow Inc. Trustee, with respect to the debt securities of such series.

The Dow Inc. indenture requires Dow Inc. to file annually with the Dow Inc. Trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge of Dow Inc. Indenture

The Dow Inc. indenture with respect to any series, except for the surviving obligations, including Dow Inc.’s obligation to compensate the Dow Inc. Trustee and to pay the principal of and interest on the debt securities of that series, will be discharged and canceled upon the satisfaction of specified conditions, including:

•	payment of all the debt securities of that series; or

•

the deposit with the Dow Inc. Trustee of cash or U.S. government obligations or a combination of cash and U.S. government obligations sufficient for the payment or redemption in accordance with the Dow Inc. indenture and the terms of the debt securities of that series.

Modification and Waiver

Dow Inc. and the Dow Inc. Trustee may modify and amend the Dow Inc. indenture with the consent of the holders of more than 50% of the principal amount of the outstanding debt securities of each series which is affected. No supplemental indenture may, without the consent of the holders of all outstanding debt securities:

•	extend the final maturity of, reduce the rate or extend the time of payment of interest on, reduce the principal amount of, or reduce any amount payable on any redemption of, any debt securities; or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture.

Governing Law

The Dow Inc. indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

Information About the Dow Inc. Trustee

The Dow Inc. Trustee’s corporate trust office is located at 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602.

The Dow Inc. Trustee’s affiliate corporate trust office in New York City is located at 240 Greenwich Street, New York, New York 10286.

DESCRIPTION OF DEBT SECURITIES OF THE DOW CHEMICAL COMPANY

The following description of the debt securities summarizes the material terms and provisions of the debt securities to which a prospectus supplement may relate. Each time TDCC offers debt securities, the prospectus supplement related to that offering will describe the terms of the debt securities TDCC is offering.

The debt securities offered by TDCC under this prospectus will be unsecured obligations of TDCC and will be either senior or subordinated debt. The TDCC debt securities will be issued under the indenture (the “TDCC Indenture”), dated as of July 26, 2019, among TDCC, Dow Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “TDCC Trustee”). The following summary of the debt securities and the TDCC Indenture does not purport to be complete and is subject to the provisions of the TDCC Indenture, including the defined terms. Whenever we refer to particular defined terms of the TDCC Indenture, those defined terms are incorporated by reference in this prospectus and any applicable prospectus supplement. For additional information, you should review the TDCC Indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

TDCC may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The TDCC Indenture does not limit the amount of other indebtedness or securities that TDCC may issue.

The debt securities will be unsecured obligations. The senior debt securities will rank equally with all of TDCC’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank equally with all of TDCC’s other unsecured and subordinated indebtedness, except for any series of subordinated debt securities that is by its terms junior to such subordinated debt securities.

Under the TDCC Indenture, Dow Inc. has agreed that if it issues a guarantee in respect of outstanding or committed indebtedness under the Revolving Credit Facility Agreement (as defined below), Dow Inc. will enter into a supplemental indenture with TDCC and the Trustee, substantially concurrently with the issuance of such guarantee, providing for the issuance of a guarantee on all debt securities outstanding under the TDCC Indenture from time to time. See “Description of Guarantees of Debt Securities of The Dow Chemical Company.”

The “Revolving Credit Facility Agreement” means TDCC’s $5,000,000,000 Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of October 30, 2018, among TDCC, the banks from time to time party thereto and Citibank, N.A., as administrative agent, as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all of or substantially all of the indebtedness under such agreement or any such successor or replacement agreement and whether by the same or any other agent, lender or group of lenders. The Revolving Credit Facility was replaced by TDCC’s $5,000,000,000 Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of November 23, 2021, among TDCC, the banks from time to time party thereto and Citibank, N.A., as administrative agent.

The prospectus supplement will describe the following terms of the debt securities TDCC is offering:

•	the title of the debt securities or the series in which the debt securities will be included;

•	the guarantors of each series, if any, and the terms of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•

whether such debt securities will be senior debt securities or subordinated debt securities, provided that in the case of subordinated debt securities, the prospectus supplement will describe the terms of the subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	the price or prices at which the debt securities will be issued;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•	the date or dates on which the principal amount of the debt securities is payable;

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the interest rate or rates, or the formula by which the interest rate or rates will be determined, if any, the date from which any interest will accrue and the circumstances, if any, in which TDCC may defer interest payments;

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the interest payment dates on which any interest will be payable, the regular record date for any interest payable on any debt securities that are registered securities on any interest payment date, and the extent to which, or the manner in which, any interest payable on a global security on an interest payment date will be paid if different from the manner described below under “—Global Securities”;

•	any mandatory or optional sinking fund or analogous provisions;

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each office or agency where the principal of and any premium and interest on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

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the date, if any, after which and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any optional or mandatory redemption provisions;

•	the denominations in which TDCC may issue any debt securities which are registered securities, if other than denominations of $2,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency or currencies of payment of principal of and any premium and interest on the debt securities;

•

if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•	any additional covenants applicable to the debt securities; and

•	any other terms and provisions of the debt securities not inconsistent with the terms and provisions of the TDCC Indenture.

The prospectus supplement also will describe any special provisions for the payment of additional amounts with respect to the debt securities.

If the purchase price of any of the debt securities is denominated in one or more foreign currencies or if the principal of, or any premium and interest on, any series of debt securities is payable in one or more foreign currencies, the restrictions, elections, general tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

Some of the debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. The prospectus supplement will describe the federal income tax considerations and other special considerations which apply to any original issue discount securities.

TDCC may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities as the debt securities initially issued.

Denominations, Registration and Transfer

The debt securities may be issued as registered securities. Debt securities may be issued in the form of one or more global securities, as described below under the section of this prospectus captioned “Global Securities.” Unless otherwise provided in the prospectus supplement, registered securities denominated in U.S. dollars will be issued only in minimum denominations of $2,000 or any integral multiple thereof. A global security will be issued in a denomination equal to the aggregate principal amount of outstanding debt securities represented by that global security. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the denominations in which the debt securities will be issued.

Registered securities of any series may be exchanged for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

Debt securities may be presented for exchange as described in the previous paragraph, and registered securities, other than a global security, may be presented for registration of transfer, with the form of transfer duly executed, at the office of the security registrar designated by TDCC or at the office of any transfer agent designated by TDCC for that purpose, without service charge and upon payment of any taxes and other governmental charges as described in the TDCC Indenture. The transfer or exchange will be effected when the security registrar or the transfer agent is satisfied with the documents of title and identity of the person making the request. TDCC has initially appointed the TDCC Trustee as the security registrar under the TDCC Indenture. If a prospectus supplement refers to any transfer agent initially designated by TDCC with respect to any series of debt securities, TDCC may at any time cancel the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that TDCC will be required to maintain a transfer agent in each place of payment for the series.

TDCC may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption in part, TDCC will not be required to:

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issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the date of the mailing of a notice of redemption of debt securities of that series selected to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•

register the transfer of or exchange any registered security or portion of any registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Payments and Paying Agents

Unless otherwise indicated in the prospectus supplement, TDCC will pay the principal of and any premium and interest on registered securities other than a global security at the office of one or more paying agents designated by TDCC. At TDCC’s option, however, TDCC may pay any interest by check mailed to the address of the payee entitled to the interest at the address which appears in the security register. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the record date for the applicable interest payment.

Unless otherwise indicated in the prospectus supplement, the principal office of the TDCC Trustee in New York City will be TDCC’s sole paying agent for payments with respect to debt securities which may be issued only as registered securities. Any paying agent outside the United States and any other paying agent in the United States initially designated by TDCC for the debt securities will be named in the prospectus supplement. TDCC may at any time designate additional paying agents, or cancel the designation of any paying agent or approve a change in the office through which any paying agent acts, except that TDCC will be required to maintain a paying agent in each place of payment for the series.

All amounts paid by TDCC to a paying agent for the payment of principal of and any premium and interest on any debt security that remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to TDCC and after the repayment the holder of the debt security or any coupon related to the debt security may look only to TDCC for the payment of principal of and any premium and interest on the debt security.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged for debt securities in definitive form, a temporary global security in registered form may not be transferred except as a whole by:

•	the depositary for the global security to a nominee of the depositary;

•	a nominee of the depositary for the global security to the depositary or another nominee of the depositary; or

•	the depositary for the global security or the nominee to a successor of the depositary or a nominee of the successor.

Unless otherwise indicated in the prospectus supplement, registered debt securities issued in global form will be represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as DTC, or another depositary appointed by TDCC, and registered in the name of the depositary or its nominee. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

DTC will act as securities depositary for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered global debt security certificate will be issued for each series of debt securities, each in the aggregate principal amount of such series, and will be de posited with DTC. If, however, the aggregate principal amount of any series of debt securities exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and one or more additional certificates will be issued with respect to any remaining principal amount of debt securities of such series.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC rules applicable to its participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to Dow Inc. as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments, if any, on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from Dow Inc. or the TDCC Trustee, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such Participant and not of DTC, the TDCC Trustee or Dow Inc., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is Dow Inc.’s responsibility or the TDCC Trustee’s, disbursement of payments to Direct Participants will be the responsibility of DTC, and disbursement of payments to Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner must give notice to elect to have its debt securities purchased or tendered, through its Participant, to a tender agent, and shall effect delivery of debt securities by causing the Direct Participants to transfer the Participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s account.

DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to TDCC or the TDCC Trustee. Under these circumstances, in the event TDCC does not appoint a successor securities depositary, debt security certificates will be printed and delivered.

TDCC may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, debt security certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that TDCC believes to be reliable, but TDCC takes no responsibility for their accuracy.

Certain Covenants Applicable to Senior Debt Securities

Limitations on Liens

The TDCC Indenture provides that, subject to the exceptions described below and those set forth under “Exempted Indebtedness,” TDCC may not, and may not permit any restricted subsidiary to, create or permit to exist any lien on any principal property, additions to principal property or shares of capital stock of any restricted subsidiary without equally and ratably securing the debt securities. This restriction will not apply to permitted liens, including:

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liens on principal property existing at the time of its acquisition or to secure the payment of all or part of the purchase price or any additions thereto or to secure any indebtedness incurred at the time of, or within 120 days after, the acquisition of such principal property or any addition thereto;

•	liens existing on the date of the TDCC Indenture;

•	liens on property or shares of capital stock, or arising out of any indebtedness of any corporation existing at the time the corporation becomes or is merged into TDCC or a restricted subsidiary;

•	liens which exclusively secure debt owing to TDCC or a subsidiary by a restricted subsidiary;

•	liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;

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liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; or pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety or appeal bonds, or deposits as security for the payment of taxes;

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liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code to finance all or any part of the purchase price of or the cost of construction, equipping or improving property; provided that those liens are limited to the property acquired or constructed or the improvement and to substantially unimproved real property on which the construction or improvement is located; provided further, that TDCC and its restricted subsidiaries may further secure all or any part of such purchase price or the cost of construction of any improvements and personal property by an interest on additional property of TDCC and restricted subsidiaries only to the extent necessary for the construction, maintenance and operation of, and access to, the property so acquired or constructed or the improvement;

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liens arising from assignments of money due under contracts of TDCC or a restricted subsidiary with the United States or any State, or any department, agency or political subdivision of the United States or any State;

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liens in favor of any customer arising in respect of payments made by or on behalf of a customer for goods produced for or services rendered to customers in the ordinary course of business not exceeding the amount of those payments;

•	any extension, renewal or replacement of any lien referred to in any of the previous clauses; and

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statutory liens, liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which can be paid without penalty or are being contested in good faith, landlord’s liens on leased property, easements and liens of a similar nature as those described above.

Limitation on Sale and Lease-Back Transactions

The TDCC Indenture provides that, subject to the exceptions set forth below under the section of this prospectus captioned “Exempted Indebtedness,” sale and lease-back transactions by TDCC or any restricted subsidiary of any principal property are prohibited (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between TDCC and a subsidiary or between subsidiaries) unless the net proceeds of the sale and leaseback transaction are at least equal to the fair value of the property.

Exempted Indebtedness

TDCC or any restricted subsidiary may create or assume liens or enter into sale and lease-back transactions not otherwise permitted under the limitations on liens and sale and lease-back transactions described above, so long as at that time and after giving effect to the lien or sale and lease-back transaction, the sum of:

(1)	the aggregate outstanding indebtedness of TDCC and its restricted subsidiaries incurred after the date of the TDCC Indenture and secured by the proscribed liens relating to principal property; plus

(2)	the aggregate discounted value of the obligations for rental payments in respect to the proscribed sale and lease-back transactions relating to principal property;

does not exceed 15 percent of consolidated net tangible assets at such time.

There are no covenants or provisions contained in the TDCC Indenture which protect holders of debt securities in the event of a highly leveraged transaction.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

“Consolidated net tangible assets” means the total assets of TDCC and its consolidated subsidiaries as shown on or reflected in its balance sheet, less:

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all current liabilities, excluding current liabilities that could be classified as long-term debt under generally accepted accounting principles and current liabilities that are by their terms extendible or renewable at the obligor’s option to a time more than 12 months after the time as of which the amount of current liabilities is being computed;

•	advances to entities accounted for on the equity method of accounting; and

•	intangible assets.

“Consolidated subsidiary” means, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of TDCC in its consolidated financial statements if such statements were prepared as of such date.

“Intangible assets” means the aggregate value, net of any applicable reserves, as shown on or reflected in TDCC’s balance sheet, of:

•	all trade names, trademarks, licenses, patents, copyrights and goodwill;

•	organizational and development costs;

•	deferred charges, other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized; and

•	amortized debt discount and expense, less unamortized premium.

“Principal property” means any manufacturing facility having a gross book value in excess of 1% of consolidated net tangible assets that is owned by TDCC or any restricted subsidiary and located within the United States, excluding its territories and possessions and Puerto Rico, other than any facility or portion of a facility which TDCC’s board of directors reasonably determines is not material to the business conducted by TDCC and its subsidiaries as a whole.

“Restricted subsidiary” means any subsidiary:

•	of which substantially all of the property of is located, and substantially all of the business is carried on, within the United States, excluding its territories and possessions and Puerto Rico; and

•	that owns or operates one or more principal properties;

provided, however, restricted subsidiary shall not include a subsidiary that is primarily engaged in the business of a finance or insurance company, and branches of that finance or insurance company.

“Subsidiary” means each corporation of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by TDCC or by TDCC and one or more of its subsidiaries.

Consolidation, Merger and Sale of Assets

TDCC may not merge or consolidate or sell or convey all or substantially all of its assets unless:

•	the successor corporation is TDCC or is a domestic corporation that assumes TDCC’s obligations on the debt securities and under the TDCC Indenture; and

•	after giving effect to the transaction, TDCC or the successor corporation would not be in default under the TDCC Indenture.

Events of Default

With respect to any series of debt securities, any one of the following events will constitute an event of default under the TDCC Indenture:

(1)	default by TDCC for 30 days in the payment of any installment of interest on the debt securities of that series;

(2)	default by TDCC in the payment of any principal on the debt securities of that series;

(3)	default by TDCC in the payment of any sinking fund installment;

(4)

default by TDCC in the performance, or breach by TDCC, of any of the covenants or warranties contained in the TDCC Indenture for the benefit of the debt securities of that series which is not remedied within a period of 90 days after receipt of written notice by TDCC from the TDCC Trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding;

(5)	TDCC commences bankruptcy or insolvency proceedings or consents to any bankruptcy relief sought against it;

(6)	TDCC becomes involved in involuntary bankruptcy or insolvency proceedings and an order for relief is entered against it, if that order remains unstayed and in effect for more than 60 consecutive days;

(7)	default by Dow Inc. in the performance, or breach by Dow Inc., of its covenant to issue a guarantee as required by the TDCC Indenture; or

(8)	any other event of default established in accordance with a supplemental indenture or board resolution with respect to any series of debt securities.

No event of default described in clauses (1), (2), (3), (4) or (8) above with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

The TDCC Indenture provides that if an event of default under clauses (1), (2), (3), (4), (7) or (8) above (but only if the event of default under clauses (4) or (8) is with respect to less than all series of debt securities then outstanding) shall have occurred and be continuing, either the TDCC Trustee or the holders of not less than 25% in aggregate principal amount of the then-outstanding debt securities of the series affected by the event of default, each affected series treated as a separate class, may declare the principal of all the debt securities of each affected series, together with accrued interest, to be due and payable immediately. If an event of default under clauses (4) or (8) above (but only if the event of default under clauses (4) or (8) is with respect to all of the series of debt securities then outstanding) shall have occurred and be continuing, either the TDCC Trustee or the holders of not less than 25% in the aggregate principal amount of all the debt securities then outstanding, treated as one class, may declare the principal of all the debt securities, together with accrued interest, to be due and payable immediately. If an event of default under clauses (5) or (6) above shall have occurred, the principal of all the debt securities, together with accrued interest, will become due and payable immediately without any declaration or other act by the TDCC Trustee or any holder.

If prior to any judgment or decree for the payment of money due being entered or obtained, TDCC delivers to the TDCC Trustee an amount of money sufficient to pay all interest then due and the principal of any securities that have matured (other than through acceleration) and the TDCC Trustee’s expenses and TDCC has cured any defaults under the TDCC Indenture, then such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of the series then outstanding, each such series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default. In addition, past defaults may be waived by the holders of a majority in principal amount of the debt securities of the series then outstanding, each series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default, except a default in the payment of the principal of or interest on the debt securities or in respect of a covenant or provision of the TDCC Indenture that cannot be modified or amended without the approval of the holder of each debt security so affected.

The TDCC Indenture contains a provision entitling the TDCC Trustee, subject to the duty of the TDCC Trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities before exercising any right or power under the TDCC Indenture at the request of the holders of the debt securities. The TDCC Indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of all series affected, each series treated as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the TDCC Trustee, or exercising any trust or power conferred on the TDCC Trustee, with respect to the debt securities of such series.

The TDCC Indenture requires TDCC to file annually with the TDCC Trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge of the TDCC Indenture

The TDCC Indenture with respect to any series, except for the surviving obligations, including TDCC’s obligation to compensate the TDCC Trustee and to pay the principal of and interest on the debt securities of that series, will be discharged and canceled upon the satisfaction of specified conditions, including:

•	payment of all the debt securities of that series; or

•

the deposit with the TDCC Trustee of cash or U.S. government obligations or a combination of cash and U.S. government obligations sufficient for the payment or redemption in accordance with the TDCC Indenture and the terms of the debt securities of that series.

Modification and Waiver

TDCC and the TDCC Trustee may modify and amend the TDCC Indenture with the consent of the holders of more than 50% of the principal amount of the outstanding debt securities of each series which is affected. No supplemental indenture may, without the consent of the holders of all outstanding debt securities:

•	extend the final maturity of, reduce the rate or extend the time of payment of interest on, reduce the principal amount of, or reduce any amount payable on any redemption of, any debt securities; or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture.

Governing Law

The TDCC Indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

Information About the TDCC Trustee

The TDCC Trustee’s corporate trust office is located at 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602. The TDCC Trustee’s affiliate corporate trust office in New York City is located at 240 Greenwich Street, New York, New York 10286.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES OF DOW INC.

Dow Inc. is a holding company that conducts substantially all of its operations through its subsidiaries and none of its subsidiaries is obligated to make funds available to Dow Inc. for payment on the debt securities of Dow Inc.

TDCC may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, premium, if any, and interest on one or more series of debt securities issued by Dow Inc. whether at maturity, by acceleration, redemption or repayment or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture. The specific terms of any such guarantee will be set forth in the prospectus supplement with respect to the offering of the guaranteed securities.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES OF THE DOW CHEMICAL COMPANY

Dow Inc. may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, premium, if any, and interest on one or more series of debt securities issued by TDCC whether at maturity, by acceleration, redemption or repayment or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture. The specific terms of any such guarantee will be set forth in the prospectus supplement with respect to the offering of the guaranteed securities.

With respect to debt securities of TDCC, under the TDCC Indenture, Dow Inc. has agreed that if it issues a guarantee in respect of outstanding or committed indebtedness under the Revolving Credit Facility Agreement, Dow Inc. will enter into a supplemental indenture with TDCC and the TDCC Trustee, substantially concurrently with the issuance of such guarantee, providing for the issuance of a guarantee on all debt securities outstanding under the TDCC Indenture from time to time. See “Description of Debt Securities of The Dow Chemical Company.”

TDCC is a direct wholly-owned subsidiary of Dow Inc. and none of Dow Inc.’s subsidiaries is obligated to make funds available to TDCC for payment on the debt securities of TDCC.

DESCRIPTION OF WARRANTS OF DOW INC.

Dow Inc. may issue warrants, including warrants to purchase debt securities, as well as other types of warrants to purchase securities. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. The warrants are to be issued under warrant agreements to be entered into between Dow Inc. and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered. The description in an accompanying prospectus supplement of any warrants Dow Inc. offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if Dow Inc. offers warrants.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	a discussion of any material United States federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.

Other Warrants

The applicable prospectus supplement will describe the following terms of any other warrants that Dow Inc. may issue:

•	the title of the warrants;

•	the securities (which may include common stock, preferred stock or depositary shares) for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•

if applicable, the designation and terms of the common stock, preferred stock or depositary shares with which the warrants are issued, and the number of the warrants issued with each share of common stock or preferred stock or each depositary share;

•	if applicable, the date on and after which the warrants and the related common stock, preferred stock or depositary shares will be separately transferable;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or the number of shares of common stock or preferred stock or depositary shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT WARRANTS OF THE DOW CHEMICAL COMPANY

TDCC may issue warrants to purchase debt securities. Debt warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The debt warrants are to be issued under warrant agreements to be entered into between TDCC and a bank or trust company, as warrant agent. You should read the particular terms of the debt warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the debt warrants being offered. The description in an accompanying prospectus supplement of any warrants TDCC offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if TDCC offers warrants.

The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	a discussion of any material United States federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.

Exercise of Debt Warrants

Each debt warrant will entitle the holder to purchase for cash the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Debt warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the debt warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the debt warrants represented by the certificate are exercised, a new certificate will be issued for the remaining debt warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS OF DOW INC.

Dow Inc. may issue stock purchase contracts that obligate you to purchase from Dow Inc., and obligate Dow Inc. to sell to you, a specified or varying number of shares of common stock or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may obligate Dow Inc. to purchase from you, and obligate you to sell to Dow Inc., a specified or varying number of shares of common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to the stock purchase contract upon the occurrence of specified events. The description in an accompanying prospectus supplement of any stock purchase contract or stock purchase unit Dow Inc. offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable stock purchase contract or stock purchase unit, which will be filed with the SEC if Dow Inc. offers stock purchase contracts or stock purchase units.

The stock purchase contracts may be entered into separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase or sell the shares of common stock or preferred stock, as the case may be, under the stock purchase contracts, either:

•	common stock;

•	preferred stock;

•	Dow Inc. debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require Dow Inc. to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The stock purchase contracts may require you to secure your obligations in a specified manner, and, in some circumstances, Dow Inc. may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. However, that description will not purport to be complete and will be qualified in its entirety by reference to:

•	the stock purchase contracts;

•	the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts or stock purchase units; and

•	if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION

The Registrants may sell the securities:

•	directly to purchasers, or

•	through agents, underwriters or dealers, or

•	through a combination of any of these methods of sale.

The Registrants may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

The Registrants may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. The Registrants will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus.

The Registrants may designate agents to solicit offers to purchase the securities from time to time. These agents may be deemed to be underwriters, as defined in the Securities Act, involved in the offer or sale of the securities. The prospectus supplement will name the agents and any commissions the Registrants pay them. Agents may be entitled to indemnification by the Registrants against certain liabilities, including liabilities under the Securities Act, under agreements between the Registrants and the agents, and the agents or their affiliates may extend credit to or engage in transactions with or perform services for the Registrants in the ordinary course of business. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

If the Registrants use any underwriters in the sale of any of the securities, the Registrants will enter into an underwriting agreement with them at the time of sale and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement that the underwriters use to make resales of the securities. The underwriters may be entitled under the relevant underwriting agreement to indemnification by the Registrants against certain liabilities, including liabilities under the Securities Act, and the underwriters or their affiliates may extend credit to or engage in transactions with or perform services for the Registrants in the ordinary course of business.

If the Registrants use dealers in the sale of the securities, the Registrants will sell the securities to those dealers, as principal. The dealers may then resell the securities to the public at varying prices to be determined by them at the time of resale. Dealers may be entitled to indemnification by the Registrants against certain liabilities, including liabilities under the Securities Act, and the dealers or their affiliates may extend credit to or engage in transactions with or perform services for the Registrants in the ordinary course of business.

Shares of Dow Inc. common stock are principally traded on the New York Stock Exchange. Each series of securities will be a new issue and, other than Dow Inc.’s common stock, will have no established trading market. The Registrants may elect to list any series of securities on an exchange, and in the case of Dow Inc.’s common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, the Registrants will not be obligated to do so. The Registrants can give no assurance as to the liquidity of the trading market for any of the offered securities.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, the validity of the issuance of the securities offered hereby has been passed on by Shearman & Sterling LLP, New York, New York. Certain other legal matters will be passed upon for us by Shearman & Sterling LLP, New York, New York. Unless otherwise indicated in the applicable prospectus supplement, Mayer Brown LLP, Chicago, Illinois, will act as legal counsel to the underwriters, agents or dealers. Mayer Brown LLP has from time to time acted as counsel for Dow and its subsidiaries and may do so in the future.

EXPERTS

The consolidated financial statements of The Dow Chemical Company and its subsidiaries (“Dow Chemical”) as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated in this prospectus by reference to Dow Chemical’s annual report on Form 10-K for the year ended December 31, 2021, and the effectiveness of Dow Chemical’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Dow Inc. and its subsidiaries (“Dow”) as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated in this prospectus by reference to Dow’s annual report on Form 10-K for the year ended December 31, 2021, and the effectiveness of Dow’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

THE DOW CHEMICAL COMPANY

Medium-Term Notes

PROSPECTUS SUPPLEMENT

Arrangers

Citigroup

Barclays

July 22, 2022